    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON AUGUST 31, 2005
                                                      FILE NO. 333-____________

===============================================================================
                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                ----------------
                                    FORM S-1

                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933
                                ----------------
                        ALPHA SECURITY GROUP CORPORATION
             (Exact name of registrant as specified in its charter)


                    DELAWARE                                        6770                                   03-0561397
         (State or other jurisdiction of                (Primary Standard Industrial                    (I.R.S. Employer
          incorporation or organization)                 Classification Code Number)                 Identification Number)

                              328 WEST 77TH STREET
                            NEW YORK, NEW YORK 10024
                                 (212) 877-1588
         (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                                ----------------
                              STEVEN M. WASSERMAN
                              328 WEST 77TH STREET
                            NEW YORK, NEW YORK 10024
                                 (212) 877-1588
           (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)
                                ----------------
                                   Copies to:

           SAM SCHWARTZ, ESQ.                  DOUGLAS S. ELLENOFF, ESQ.
             EISEMAN LEVINE                      JODY R. SAMUELS, ESQ.
     LEHRHAUPT & KAKOYIANNIS, P.C.          ELLENOFF GROSSMAN & SCHOLE LLP
            845 THIRD AVENUE               370 LEXINGTON AVENUE, 19TH FLOOR
        NEW YORK, NEW YORK 10022               NEW YORK, NEW YORK 10017
             (212) 752-1000                         (212) 370-1300


   Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement.

   If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box. |X|

   If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

   If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

   If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

   If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. |X|

                        CALCULATION OF REGISTRATION FEE

 ----------------------------------------------------------------------------------------------------------------------------------
                                                                         PROPOSED MAXIMUM    PROPOSED MAXIMUM
                 TITLE OF EACH CLASS OF                  AMOUNT TO BE     OFFERING PRICE    AGGREGATE OFFERING       AMOUNT OF
              SECURITIES TO BE REGISTERED                 REGISTERED       PER UNIT(1)           PRICE(1)         REGISTRATION FEE
 ----------------------------------------------------------------------------------------------------------------------------------
Units, each consisting of one share of Common Stock,
  $.0001 par value, and one Warrant (2) ..............     9,200,000          $8.00            $ 73,600,000           $ 8,663
 ----------------------------------------------------------------------------------------------------------------------------------
Shares of Common Stock included as part of the
  Units(2) ...........................................     9,200,000             --                      --                --(3)
 ----------------------------------------------------------------------------------------------------------------------------------
Warrants included as part of the Units(2) ............     9,200,000             --                      --                --(3)
 ----------------------------------------------------------------------------------------------------------------------------------
Shares of Common Stock underlying the Warrants
  included in the Units (4) ..........................     9,200,000          $6.00            $ 55,200,000           $ 6,497
 ----------------------------------------------------------------------------------------------------------------------------------
Representative's Unit Purchase Option ................             1          $ 100            $        100           $     0
 ----------------------------------------------------------------------------------------------------------------------------------
Units underlying the Representative's Unit Purchase
  Option ("Representative's Units")(4) ...............       560,000          $8.80            $  4,928,000           $   580
 ----------------------------------------------------------------------------------------------------------------------------------
Shares of Common Stock included as part of the
  Representative's Units(4) ..........................       560,000             --                      --                --(3)
 ----------------------------------------------------------------------------------------------------------------------------------
Warrants included as part of the Representative's
  Units(4) ...........................................       560,000             --                      --                --(3)
 ----------------------------------------------------------------------------------------------------------------------------------
Shares of Common Stock underlying the Warrants
  included in the Representative's Units(4) ..........       560,000          $6.00            $  3,360,000           $   395
 ----------------------------------------------------------------------------------------------------------------------------------
Total ................................................                                         $137,088,100           $16,135
 ----------------------------------------------------------------------------------------------------------------------------------


(1) Estimated solely for the purpose of calculating the registration fee.
(2) Includes 1,200,000 Units and 1,200,000 shares of Common Stock and 1,200,000 Warrants underlying such Units which may be issued on exercise of a 45-day option granted to the Underwriters to cover over-allotments, if any.
(3) No fee pursuant to Rule 457(g).
(4) Pursuant to Rule 416, there are also being registered such indeterminable additional securities as may be issued as a result of the anti-dilution provisions contained in the Warrants.

   THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS
REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH
SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID
SECTION 8(a), MAY DETERMINE.
===============================================================================

PRELIMINARY PROSPECTUS                   SUBJECT TO COMPLETION, AUGUST 31, 2005

                                  $64,000,000


                        ALPHA SECURITY GROUP CORPORATION

                                8,000,000 UNITS

   This is the initial public offering of our securities. We are offering 8,000,000 units, each unit consisting of one share of common stock and one warrant to purchase one share of common stock. Prior to this offering no public market has existed for the units, our common stock or the warrants. This offering is being made on a firm commitment basis. The initial public offering price of our units is $8.00 per unit.

   We intend to apply to have our units quoted on the OTC Bulletin Board under the symbol "_______" on or promptly after the date of this prospectus. Once the securities comprising the units begin separate trading, the common stock and warrants will be traded on the OTC Bulletin Board under the symbols "_______" and "_______", respectively.

   INVESTING IN OUR SECURITIES INVOLVES A HIGH DEGREE OF RISK. SEE "RISK FACTORS" BEGINNING ON PAGE 9 OF THIS PROSPECTUS FOR A DISCUSSION OF INFORMATION THAT SHOULD BE CONSIDERED IN CONNECTION WITH AN INVESTMENT IN OUR SECURITIES.

   NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.


                                                                                                  UNDERWRITING
                                                                                   PUBLIC         DISCOUNT AND     PROCEEDS, BEFORE
                                                                               OFFERING PRICE    COMMISSIONS (1)    EXPENSES, TO US
                                                                               --------------    ---------------   ----------------
Per unit...................................................................      $      8.00       $     0.48         $      7.52
Total......................................................................      $64,000,000       $3,840,000         $60,160,000

---------------
(1) Does not include a non-accountable expense allowance in the amount of 2% of the gross proceeds, or $.16 per unit ($1,280,000 in total) payable to Maxim Group LLC, or an additional amount of 1% of the gross proceeds, or $0.08 per unit ($640,000 in total, or $736,000 in total if the over-allotment option is exercised in full by the underwriters), payable to Maxim Group LLC, upon consummation of a business combination.

   Of the net proceeds we receive from this offering, $57,210,000 ($7.15 per unit), or $66,059,250 ($7.18 per unit) if the over-allotment option is exercised in full by the underwriters, will be deposited into a trust account at JP Morgan Chase NY Bank maintained by American Stock Transfer & Trust Company, acting as trustee.

   The underwriters may also purchase up to 1,200,000 of our units from us at the public offering price, less underwriting discounts and commissions, within 45 days from the date of this prospectus, to cover over-allotments, if any.
                                ----------------

   Maxim Group LLC, acting as representative of the underwriters, expects to deliver our securities to investors in the offering on or about
______________, 2005.


                                MAXIM GROUP LLC

                            __________________, 2005

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

                               TABLE OF CONTENTS



                                                                            PAGE
                                                                            ----
Prospectus Summary ......................................................      1
Summary Financial Data ..................................................      8
Risk Factors ............................................................      9
Use of Proceeds .........................................................     25
Dilution ................................................................     28
Capitalization ..........................................................     29
Management's Discussion and Analysis of Financial Condition and Results
  of Operations..........................................................     30
Proposed Business .......................................................     32
Management ..............................................................     45
Principal Stockholders ..................................................     50
Certain Relationships and Related Transactions ..........................     52
Description of Securities ...............................................     54
Underwriting ............................................................     58
Legal Matters ...........................................................     62
Experts .................................................................     62
Where You Can Find Additional Information ...............................     63
Index to Financial Statements ...........................................    F-1


   YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH DIFFERENT INFORMATION. WE ARE NOT MAKING AN OFFER OF THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER IS NOT PERMITTED. YOU SHOULD NOT ASSUME THAT THE INFORMATION IN THIS PROSPECTUS IS ACCURATE AS OF ANY DATE OTHER THAN THE DATE ON THE FRONT COVER OF THIS PROSPECTUS.

   THIS PROSPECTUS CONTAINS FORWARD-LOOKING STATEMENTS THAT INVOLVE SUBSTANTIAL RISKS AND UNCERTAINTIES AS THEY ARE NOT BASED ON HISTORICAL FACTS, BUT RATHER ARE BASED ON CURRENT EXPECTATIONS, ESTIMATES AND PROJECTIONS ABOUT OUR INDUSTRY, OUR BELIEFS, AND OUR ASSUMPTIONS. THESE STATEMENTS ARE NOT
GUARANTEES OF FUTURE PERFORMANCE AND ARE SUBJECT TO RISKS, UNCERTAINTIES, AND OTHER FACTORS, SOME OF WHICH ARE BEYOND OUR CONTROL AND DIFFICULT TO PREDICT AND COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE EXPRESSED OR FORECASTED IN THE FORWARD-LOOKING STATEMENTS. YOU SHOULD NOT PLACE UNDUE RELIANCE ON ANY FORWARD-LOOKING STATEMENTS, WHICH APPLY ONLY AS OF THE DATE OF THIS PROSPECTUS.


                            ------------------------

                               PROSPECTUS SUMMARY

   This summary highlights certain information appearing elsewhere in this prospectus. For a more complete understanding of this offering, you should read the entire prospectus carefully, including the risk factors and the financial statements. Unless otherwise stated in this prospectus, references to "we," "us" or "our company" refer to Alpha Security Group Corporation. Unless we tell you otherwise, the information in this prospectus assumes that the underwriters will not exercise their over-allotment option and that Maxim Group LLC has not exercised its purchase option.

   Unless we tell you otherwise, the term "business combination" as used in this prospectus means an acquisition, through a merger, capital stock exchange, asset acquisition or other similar business combination, of one or more operating businesses in the homeland security or defense industries or a combination thereof. As used in this prospectus, a "target business" shall include assets or an operating business in the homeland security or defense industries or a combination thereof. In addition, unless we tell you otherwise, the term "initial stockholder" as used in this prospectus refers to those persons that held shares of our common stock prior to the date of this prospectus. Further, unless we tell you otherwise, the term "public stockholder" as used in this prospectus refers to those persons that purchase the securities offered by this prospectus and any of our initial stockholders that purchase these securities either in this offering or afterwards, provided that our initial stockholders' status as "public stockholders" shall only exist with respect to those securities so purchased. Unless the context indicates otherwise, numbers in this prospectus have been rounded and are, therefore, approximate.

THE COMPANY

   We are a recently organized Delaware blank check company formed for the purpose of acquiring, through a merger, capital stock exchange, asset acquisition or other similar business combination, one or more domestic or international operating businesses in the homeland security or defense industries or a combination thereof. We do not have any specific merger, capital stock exchange, asset acquisition or other business combination under consideration and we have not, nor has anyone on our behalf, contacted any potential target business or had any discussions, formal or otherwise, with respect to such a transaction. To date our efforts have been limited to organizational activities as well as activities related to this offering.

   Beginning with the terrorist attacks on September 11, 2001 and continuing with our country's war on global terrorism, homeland security has become of paramount importance in the United States and around the world. Unfortunately, the events of September 11, 2001 exposed the fact that one of the greatest strengths of our society - its openness and interconnectedness - can also be one of its greatest vulnerabilities. Such events have driven the need for improved protection of our coastline, airlines, railroads, ports, and manufacturing facilities. We believe that our country's homeland security depends upon developing and maximizing the use of new technologies, adopting industry-wide standards and shortening the cycle between innovation and security applications. According to the Civitas Group, a strategic advisory and investment services firm serving the homeland security market, the United States homeland security market is projected to be approximately $23.4 billion and the global homeland security market is projected to be approximately $42.4 billion in 2005. In addition, by 2015 the global homeland security market is projected to exceed $170 billion, according to Homeland Security Research Corp., a homeland security market research firm.

   As a result of September 11, 2001 and the war on global terrorism, many defense industry-based companies expanded their businesses into the homeland security industry in order to take advantage of their existing government sales channels and expand the market for their products and services. Accordingly, we may purchase one or more operating businesses engaged in the homeland security industry or the defense industry or a combination thereof, in order to similarly capitalize on their existing government contracts and relationships.

   Defense spending is projected to exceed $420 billion in government fiscal year 2005, a 5.5% increase over government fiscal year 2004. The President's proposed budget for government fiscal year 2006 includes defense spending of $441 billion, a 4.8% increase over government fiscal year 2005 projections. If adopted, this would be the largest defense budget in history in actual dollars. The 2006 Department of Defense spending plan submitted to Congress includes a 25.5% increase over the next six years.

   Our management, board of directors and special advisor have established an extensive network of relationships from which to identify and generate acquisition opportunities within the homeland security and defense industries. Certain of our directors have extensive experience in the defense sector and more recently in homeland security, including serving at the highest levels of the United States Armed Forces and the Department of Homeland Security. In addition, we believe the experience of our officers and directors in investment banking and private equity investments will be beneficial in structuring and consummating a business combination.

   We are focused on a business combination in the homeland security or defense industries, or a combination thereof, which includes, among others, the following sectors:

   o nuclear and radiological prevention;

   o ground transport security;

   o aviation security;

   o port and maritime security;

   o border security;

   o physical infrastructure protection;

   o cyber security;

   o emergency preparedness and response;

   o bioterrorism prevention;

   o counterterrorism and law enforcement;

   o domestic and foreign intelligence;

   o information technology solutions, systems engineering and operation, management and support services to the U.S. Department of Defense and other U.S. government agencies; and

   o support services related to defense for the various U.S. national laboratories.

   While we may seek to effect business combinations with more than one target business in the homeland security or defense industries or a combination thereof, our initial business combination must be for assets or with a target business the fair market value of which is at least equal to 80% of our net assets at the time of such acquisition. Consequently, it is likely that we will have the ability to effect only a single business combination.

   We do not have any specific business combination under consideration and we have not, nor has anyone on our behalf, contacted any prospective target business or had any discussions, formal or otherwise, with respect to such a transaction. Moreover, we have not engaged or retained any agent or other representative to identify or locate any suitable acquisition candidate for us.

   Our officers and directors will not receive any compensation in this offering other than reimbursement for out-of-pocket expenses incurred by them on our behalf, which includes an aggregate of $187,800 in loans that they made to us in May, 2005. After the consummation of a business combination, if any, to the extent they remain as officers of the resulting business, we anticipate that they may enter into employment agreements, the terms of which shall be negotiated and which we expect to be comparable to employment agreements with other similarly-situated companies in the homeland security and/or defense industries. Further, after the consummation of a business combination, if any, to the extent such persons remain as directors of the resulting business, we anticipate that they will receive compensation comparable to directors at other similarly-situated companies in the homeland security and/or defense industries.

   In addition, we have agreed to pay ASG Management, Inc., our affiliated third party of which Messrs. Wasserman and Blaha are principals, approximately $7,500 per month for office space and certain additional general and administrative services.

   Our executive offices are located at 328 West 77th Street, New York, New York, 10024, and our telephone number at that location is (212) 877-1588.

                                  THE OFFERING


   In making your decision on whether to invest in our securities, you should take into account not only the backgrounds of our management team and the homeland security and defense industries targeted by us for an acquisition, but also the special risks we face as a blank check company, as well as the fact that this offering is not being conducted in compliance with Rule 419 promulgated under the Securities Act of 1933, as amended, and, therefore, you will not be entitled to protections normally afforded to investors in Rule 419 blank check offerings. You should carefully consider these and the other risks set forth in the section entitled "Risk Factors" beginning on page 9 of this prospectus.

Securities offered: . . . . . . .  8,000,000 units, at $8.00 per unit, each unit consisting of:

                                      o one share of common stock; and

                                      o one warrant

                                   The units will begin trading on or promptly after the date of this prospectus. Each of the common stock and warrants may trade separately on the 90th day after the date of this prospectus unless Maxim Group LLC, the representative of the underwriters, determines that an earlier date is acceptable. In no event will Maxim Group LLC allow separate trading of the common stock and warrants until we file an audited balance sheet reflecting our receipt of the gross proceeds of this offering. We will file a Current Report on Form 8-K, including an audited balance sheet, upon the consummation of this offering, which is anticipated to take place three business days from the date of this prospectus. The audited balance sheet will include proceeds we receive from the exercise of the over-allotment option if the over-allotment option is exercised prior to the filing of the Current Report on Form 8-K. If the over-allotment option is exercised following the initial filing of the 8-K, an amended Form 8-K will be filed to provide updated financial information reflecting the exercise of the over-allotment option. For more information, see "Description of Securities - Units."

Common stock:

 Number outstanding before
    this offering:. . . . . . . .  2,000,000 shares

 Number to be outstanding
    after this offering:. . . . .  10,000,000 shares

Warrants:

 Number outstanding before
    this offering:. . . . . . . .  0 warrants

 Number to be outstanding after
    this offering:. . . . . . . .  8,000,000 warrants

 Exercisability:  . . . . . . . .  Each warrant is exercisable for one share of common stock. The warrants, at the
                                   option of the holder, may be exercised by cash payment of the exercise price or by "cashless exercise." A "cashless exercise" means that in lieu of paying the aggregate exercise price for the shares of common stock being purchased upon exercise of the warrants in cash, the holder will forfeit a number of shares underlying the warrants with a market value equal to such aggregate exercise price. We will not receive additional proceeds to the extent the warrants are exercised by cashless exercise.

 Exercise price:  . . . . . . . .  $6.00 per share

 Exercise period: . . . . . . . .  The warrants will become exercisable on the later of:

                                      o the completion of a business
                                        combination with a target business, or

                                      o _________________, 2006 [ONE YEAR FROM
                                        THE DATE OF THIS PROSPECTUS]

                                   The warrants will expire at 5:00 p.m., New
                                   York City time, on ________________, 2009
                                   [FOUR YEARS FROM THE DATE OF THIS
                                   PROSPECTUS] or earlier upon redemption.

 Redemption:  . . . . . . . . . .  We may redeem the outstanding warrants:

                                      oin whole and not in part,

                                      o at a price of $.01 per warrant at any
                                        time after the warrants become
                                        exercisable,

                                      o upon a minimum of 30 days' prior
                                        written notice of redemption, and

                                      o if, and only if, the last sale price of
                                        our common stock equals or exceeds
                                        $11.50 per share for any 20 trading
                                        days within a 30 trading day period
                                        ending three business days before we
                                        send the notice of redemption.

                                   We have established these criteria to
                                   provide warrant holders with a premium to the initial warrant exercise price as well as a degree of liquidity to cushion the market reaction, if any, to our redemption call. If the foregoing conditions are satisfied and we call the warrants for redemption, each warrant holder shall then be entitled to exercise his or her warrant prior to the date scheduled for redemption, by payment of the exercise price in cash or on a "cashless exercise" basis in lieu of paying the exercise price in cash as described in this prospectus. However, there can be no assurance that the price of the common stock will exceed the call trigger price or the warrant exercise price after the redemption call is made.

 Management Warrant Purchase: . .  Steven M. Wasserman, our chief executive officer, president and co-chairman of the board of directors, or his affiliates or designees, has agreed to purchase up to $1,000,000 of our warrants in the open market, at a price per warrant not to exceed $1.20, within 60 days of such warrants being separately tradeable. These warrants will not be sold by Mr. Wasserman or his designees until the consummation of a business combination. Maxim Group LLC has also agreed to purchase up to $500,000 of our warrants in the open market on similar terms; however, Maxim Group LLC may sell its warrants prior to the consummation of a business combination.

Proposed OTC Bulletin Board
  symbols for our:

   Units: . . . . . . . . . . . .  "_____"

   Common Stock:. . . . . . . . .  "_____"

   Warrants:. . . . . . . . . . .  "_____"

Offering proceeds to be
  held in trust: . . . . . . . .   $57,210,000 of the proceeds of this offering
                                   ($7.15 per unit), or $66,059,250 ($7.18 per
                                   unit) if the underwriters exercise the
                                   over-allotment option in full, will be placed in a trust account at JP Morgan Chase NY Bank maintained by American Stock Transfer & Trust
                                   Company, pursuant to an agreement to be
                                   signed on the date of this prospectus. These proceeds will not be released until the earlier of the completion of a business combination or our liquidation. Therefore, unless and until a business combination is consummated, the proceeds held in the trust account will not be available for our use for any expenses related to this offering or expenses which we may incur related to the investigation and selection of a target business and the negotiation of an agreement to acquire a target business. These expenses may be paid prior to a business combination only from the net proceeds of this offering not held in the trust account (initially, approximately $1,236,000, or $1,410,750 if the underwriters exercise the over- allotment option in full) after the payment of the expenses relating to this offering. For more information, see the section entitled "Use of Proceeds." It is possible that we could use a portion of the funds not in the trust account to make a deposit, down payment or fund a "no-shop" provision with respect to a particular proposed business combination. In the event we were ultimately required to forfeit such funds (whether as a result of our breach of the agreement relating to such payment or otherwise), we may not have a sufficient amount of working capital available outside of the trust account to pay expenses related to finding a suitable business combination without securing additional financing. If we were unable to secure additional financing, we would most likely fail to consummate a business combination in the allotted time and would be forced to liquidate.

                                   None of the warrants may be exercised until the later of our completion of a business combination or ________________, 2006 [ONE
                                   YEAR FROM THE DATE OF THIS PROSPECTUS], and thus, after the proceeds of the trust account have been disbursed, the warrant exercise price will be paid directly to us, except we will not receive proceeds to the extent the warrants are exercised by cashless exercise. For more information, see the section entitled "Description of Securities - Warrants."

Stockholders must approve
  business combination: . . . . .  We will seek stockholder approval before we effect any business combination, even if the nature of the acquisition would not ordinarily require stockholder approval under applicable state law. In connection with the vote required for any business combination, all of our initial stockholders, including all of our officers and directors, have agreed to vote the shares of common stock owned by them immediately before this offering in accordance with the majority of the shares of common stock voted by the public stockholders. In addition, our existing stockholders have agreed to vote any shares of common stock acquired in or following this offering in favor of the business combination submitted to our stockholders for approval. Accordingly, they will not be able to exercise conversion rights with respect to a potential business combination. We will proceed with a business combination only if a majority of the shares of common stock voted by the public stockholders are voted in favor of the business combination and public stockholders owning less than 20% of the shares sold in this offering vote against the business combination and, subsequently, exercise their conversion rights described below. For more information, see the section entitled Proposed Business - Effecting a Business Combination - Opportunity for stockholder approval of a business combination."

                                   Voting against the business combination
                                   alone will not result in conversion of a stockholder's shares into a pro rata share of the trust account. Such stockholder must have also exercised its conversion rights described below.

                                   We will not enter into any business
                                   combination with any affiliates of our
                                   initial stockholders, officers or directors without obtaining an opinion from an independent investment banking firm that a business combination with any such company is fair to our stockholders from a financial point of view.

Conversion rights for stockholders
  voting to reject a business
  combination:. . . . . . . . . .  Public stockholders voting against a business combination will be entitled to convert their stock into a pro rata share of the trust account, including any interest earned thereon, if the business combination is approved and completed. Public stockholders that convert their stock into their pro rata share of the trust account will continue to have the right to exercise any warrants they may hold. Because the initial per share conversion price is $7.15 per share (plus any interest), which is lower than the $8.00 per unit price paid in the offering and, which may be lower than the market price of the common stock on the date of the conversion, there may be a disincentive on the part of public stockholders to exercise their conversion rights. The term public stockholders means the holders of common stock sold as part of the units in this offering or in the open market, including any of our initial stockholders that purchase these securities either in this offering or in the open market. For more information see the section entitled "Proposed Business - Effecting a Business Combination - Conversion rights."

Liquidation if no business
  combination:. . . . . . . . . .  We will dissolve and promptly distribute only to our public stockholders the amount in our trust account plus any remaining net assets if we do not effect a business combination within 18 months after consummation of this offering (or within 24 months from the consummation of this offering if a letter of intent, agreement in principle or definitive agreement has been executed within 18 months after consummation of this offering and the business combination has not yet been consummated within such 18 month period). The initial stockholders have agreed to waive their respective rights to participate in any liquidation distribution occurring upon our failure to consummate a business combination, but only with respect to those shares of common stock acquired by them prior to this offering. They will participate in any liquidation distribution with respect to any shares of common stock acquired in connection with or following this offering. There will be no distribution from the trust account with respect to our warrants, and all rights with respect to our warrants will effectively cease upon our liquidation. For more information, see the section entitled "Proposed Business - Effecting a Business Combination - Liquidation if no business combination."

Escrow of initial stock-
  holders' shares:                 On the date of this prospectus, all of our
                                   initial stockholders, including all of our officers and directors, will place the shares they owned before this offering into an escrow account maintained by American Stock
                                   Transfer & Trust Company, acting as escrow agent. Subject to certain limited exceptions, such as transfers to family members and trusts for estate planning purposes and upon death while remaining subject to the escrow agreement, these shares will not be transferable during the escrow period and will not be released from escrow until ______________, 2008 [THREE YEARS FROM THE
                                   DATE OF THIS PROSPECTUS], unless we receive the approval of our public stockholders to release the shares from escrow or we were to consummate a transaction after the consummation of the initial business combination which results in all of the stockholders of the combined entity having the right to exchange their shares of common stock for cash, securities or other property.
                                   For more information, see the section
                                   entitled "Principal Stockholders."

                             SUMMARY FINANCIAL DATA


   The following table summarizes the relevant financial data for our business and should be read with our financial statements, which are included in this prospectus. To date, our efforts have been limited to organizational activities relating to this offering, so only balance sheet data is presented.


                                                              JULY 18, 2005
                                                          ----------------------
                                                           ACTUAL    AS ADJUSTED
                                                          --------   -----------
Balance Sheet Data:
 Working capital/(deficiency) ........................    $(12,977)  $58,465,523
 Total assets ........................................     208,261    58,465,523
 Total liabilities ...................................     188,738            --
 Value of common stock which may be converted to cash
  ($7.15 per share)...................................          --    11,434,280
 Stockholders' equity ................................      19,523    47,031,263


   The "as adjusted" information gives effect to the sale of the units we are offering including the application of the related gross proceeds and the payment of the estimated remaining costs from such sale.

   The working capital (as adjusted) and total assets (as adjusted) amounts include the $57,210,000, or $66,059,250 if the underwriter's over-allotment option is exercised in full, to be held in the trust account, which will be available to us only upon the consummation of a business combination within the time period described in this prospectus. If a business combination is not so consummated, we will be dissolved and the proceeds held in the trust account will be distributed solely to our public stockholders. The term public stockholders means the holders of common stock sold as part of the units in this offering or in the open market, including any initial stockholders to the extent that they purchase or acquire such shares.

   We will not proceed with a business combination if public stockholders owning 20% or more of the shares sold in this offering vote against the business combination and exercise their conversion rights. Accordingly, we may effect a business combination if public stockholders owning less than 20% of the shares sold in this offering exercise their conversion rights. If this occurred, we would be required to convert to cash up to approximately 19.99% of the 8,000,000 shares of common stock sold in this offering, or 1,599,200 shares of common stock, at an initial per-share conversion price of $7.15, without taking into account interest earned on the trust account. The actual per-share conversion price will be equal to:

   o the amount in the trust account, including all accrued interest, as of two business days prior to the proposed consummation of the business combination,

   o divided by the number of shares of common stock sold in this offering.

                                  RISK FACTORS


   An investment in our securities involves a high degree of risk. You should consider carefully all of the material risks described below, together with the other information contained in this prospectus before making a decision to invest in our securities. If any of the following events occur, our business, financial condition and results of operations may be materially adversely affected. In that event, the trading price of our securities could decline, and you could lose all or part of your investment.

                   RISKS ASSOCIATED WITH OUR CURRENT BUSINESS

   WE ARE A NEWLY FORMED COMPANY WITH NO OPERATING HISTORY AND, ACCORDINGLY, YOU WILL NOT HAVE ANY BASIS ON WHICH TO EVALUATE OUR ABILITY TO ACHIEVE OUR BUSINESS OBJECTIVE.

   We are a recently formed company with no operating results to date and our efforts to date have been limited to organizational activities as well as activities related to this offering. Therefore, our ability to begin operations is dependent upon obtaining financing through the public offering of our securities. Since we do not have any operations or an operating history, you will have no basis upon which to evaluate our ability to achieve our business objective, which is to acquire one or more domestic or international assets or an operating business in the homeland security or defense industries or a combination thereof. We do not have any specific merger, capital stock exchange, asset acquisition or other business combination under consideration and we have not, nor has anyone on our behalf, contacted any potential target business or had any discussions, formal or otherwise, with respect to such a transaction. Moreover, we have not engaged or retained any agent or other representative to identify or locate any suitable acquisition candidate for us. We will not generate any revenues (other than interest income on the proceeds of this offering) until, at the earliest, after the consummation of a business combination.

   WE MAY NOT BE ABLE TO CONSUMMATE A BUSINESS COMBINATION WITHIN THE REQUIRED TIMEFRAME, IN WHICH CASE, WE WOULD BE FORCED TO LIQUIDATE.

   We must complete a business combination with a fair market value of at least 80% of our net assets at the time of acquisition within 18 months after the consummation of this offering (or within 24 months after the consummation of this offering if a letter of intent, agreement in principle or a definitive agreement has been executed within 18 months after the consummation of this offering and the business combination relating thereto has not yet been consummated within such 18 month period). If we fail to consummate a business combination within the required time frame, we will be forced to liquidate our assets. We may not be able to find suitable target businesses within the required time frame. In addition, our negotiating position and our ability to conduct adequate due diligence on any potential target may be reduced as we approach the deadline for the consummation of a business combination. We do not have any specific business combination under consideration, and neither we, nor any representative acting on our behalf, has had any contacts with any target business regarding a business combination.

   IF WE ARE FORCED TO LIQUIDATE BEFORE A BUSINESS COMBINATION, OUR PUBLIC STOCKHOLDERS WILL RECEIVE LESS THAN $8.00 PER SHARE UPON DISTRIBUTION OF THE TRUST ACCOUNT AND OUR WARRANTS WILL EXPIRE WORTHLESS.

   If we are unable to complete a business combination and are forced to liquidate our assets, the per-share liquidation will be less than $8.00 because of the expenses of this offering, our general and administrative expenses and the anticipated costs of seeking a business combination after this offering. Furthermore, the warrants will expire worthless if we liquidate before the completion of a business combination. For a more complete discussion of the effects on our stockholders if we are unable to complete a business combination, see the section entitled "Proposed Business -- Effecting a Business Combination--Liquidation if no business combination."

   YOU WILL NOT BE ENTITLED TO PROTECTIONS NORMALLY AFFORDED TO INVESTORS OF BLANK CHECK COMPANIES.

   Since the net proceeds of this offering are intended to be used to complete a business combination with a target business that has not been identified, we may be deemed to be a "blank check" company under the United States securities laws. However, since we will have net tangible assets in excess of $5,000,000 upon the consummation of this offering and will file a Current Report on Form 8-K with the SEC within three business days of the consummation of this offering, including an audited balance sheet demonstrating this fact, we are exempt from rules promulgated by the SEC to protect investors in blank check companies such as Rule 419. Accordingly, investors will not be afforded the benefits or protections of those rules. Because we are not subject to Rule 419, our units will be immediately tradeable and we will have a longer period of time within which to complete a business combination in certain circumstances. For a more detailed comparison of our offering to offerings under Rule 419, see the section entitled "Proposed Business -- Comparison to Offerings of Blank Check Companies."

   BECAUSE THERE ARE NUMEROUS COMPANIES WITH A BUSINESS PLAN SIMILAR TO OURS SEEKING TO EFFECTUATE A BUSINESS COMBINATION, IT MAY BE MORE DIFFICULT FOR US TO COMPLETE A BUSINESS COMBINATION.

    Since August 2003, based upon publicly available information, approximately 24 similarly structured blank check companies have completed initial public offerings and over 20 similarly structured companies have filed registration statements with the SEC seeking to go public. Of these companies, only one company has consummated a business combination, while three other companies have announced they have entered into a definitive agreement for a business combination, but have not consummated such business combination. Accordingly, there are approximately 20 blank check companies with more than $900 million in trust that are seeking to carry out a business plan similar to our business plan, including approximately $170 million for two companies seeking business combinations specifically in the homeland security and defense industries. While, like us, some of those companies have specific industries that they must complete a business combination in, a number of them may consummate a business combination in any industry they choose. We may therefore be subject to competition from these and other companies seeking to consummate a business plan similar to ours which will, as a result, increase demand for privately-held companies to combine with companies structured similarly to ours. Further, the fact that only one of such companies has completed a business combination and three of such companies have entered into a definitive agreement for a business combination may be an indication that there are only a limited number of attractive target businesses available to such entities or that many privately-held target businesses may not be inclined to enter into business combinations with publicly held blank check companies like us. We cannot assure you that we will be able to successfully compete for an attractive business combination. Additionally, because of this competition, we cannot assure you that we will be able to effectuate a business combination within the required time periods. If we are unable to find a suitable target business within such time periods, we will be forced to liquidate.

   SINCE WE HAVE NOT CURRENTLY SELECTED A PROSPECTIVE TARGET BUSINESS WITH WHICH TO COMPLETE A BUSINESS COMBINATION, INVESTORS IN THIS OFFERING ARE UNABLE TO CURRENTLY ASCERTAIN THE MERITS OR RISKS OF THE TARGET BUSINESS'S OPERATIONS.

   Since we have not yet selected or approached a prospective target, investors in this offering have no current basis to evaluate the possible merits or risks of the target business's operations. To the extent we complete a business combination with a financially unstable company, an entity in its development stage and/or an entity subject to unknown or unmanageable liabilities, we may be affected by numerous risks inherent in the business operations of those entities. Although our management will endeavor to evaluate the risks inherent in a particular target business, we cannot assure you that we will properly ascertain or assess all of the significant risk factors. We also cannot assure you that an investment in our securities will not ultimately prove to be less favorable to investors in this offering than a direct investment, if an opportunity were available, in a target business. For a more complete discussion of our selection of a target business, see the section entitled "Proposed Business -- Effecting a Business Combination--We have not selected or approached any target business."

   IF THIRD PARTIES BRING CLAIMS AGAINST US, THE PROCEEDS HELD IN TRUST COULD BE REDUCED AND THE PER-SHARE LIQUIDATION PRICE RECEIVED BY STOCKHOLDERS WILL BE LESS THAN $7.15 PER SHARE.

   Our placing of funds in trust may not protect those funds from third party claims against us. Although we will seek to have all vendors, prospective target businesses or other entities we engage execute agreements with us waiving any right, title, interest or claim of any kind in or to any monies held in the trust account for the benefit of our public stockholders, there is no guarantee that they will execute such agreements, or even if they execute such agreements that they would be prevented from bringing claims against the trust account. Examples of possible instances where we may engage a third party that refused to execute a waiver include the engagement of a third party consultant whose particular expertise or skills are believed by management to be significantly superior to those of other consultants that would agree to execute a waiver or in cases where management is unable to find a provider of required services willing to provide the waiver. In any event, our management would perform an analysis of the alternatives available to it and would only enter into an agreement with a third party that did not execute a waiver if management believed that such third party's engagement would be significantly more beneficial to us than any alternative. In addition, there is no guarantee that such entities will agree to waive any claims they may have in the future as a result of, or arising out of, any negotiations, contracts or agreements with us and will not seek recourse against the trust account for any reason. Accordingly, the proceeds held in trust could be subject to claims which could take priority over the claims of our public stockholders and the per-share liquidation price could be less than the initial $7.15 per share held in the trust account, plus interest, due to claims of such creditors. If we are unable to complete a business combination and are forced to liquidate, Steven M. Wasserman, our chief executive officer, president and co-chairman of the board of directors, and Robert B. Blaha, our chief management officer and executive vice president, will be personally liable under certain circumstances (for example, if a vendor does not waive any rights or claims to the trust account) to ensure that the proceeds in the trust account are not reduced by the claims of certain prospective target businesses and vendors that are owed money by us for services rendered or products sold to us, to the extent necessary to ensure that such claims do not reduce the amount in the trust account. However, we cannot assure you that Messrs. Wasserman and Blaha will be able to satisfy those obligations.

   WE MAY ISSUE SHARES OF OUR CAPITAL STOCK, INCLUDING CONVERTIBLE SECURITIES, TO COMPLETE A BUSINESS COMBINATION, WHICH WOULD REDUCE THE EQUITY INTEREST OF OUR STOCKHOLDERS AND LIKELY CAUSE A CHANGE IN CONTROL OF OUR OWNERSHIP.

   Our certificate of incorporation authorizes the issuance of up to 100,000,000 shares of common stock, par value $.0001 per share, and 1,000,000 shares of preferred stock, par value $.0001 per share. Immediately after this offering (assuming no exercise of the underwriters' over-allotment option), there will be 82,800,000 authorized but unissued shares of our common stock available for issuance (after appropriate reservation for the issuance of shares upon full exercise of our outstanding warrants and the purchase option issued to the representative of the underwriters) and all of the 1,000,000 shares of preferred stock available for issuance. Although we have no commitments as of the date of this offering to issue our securities, we may issue a substantial number of additional shares of our common stock or preferred stock, or a combination of common and preferred stock, to complete a business combination. The issuance of additional shares of our common stock or any number of shares of our preferred stock:

   o may significantly reduce the equity interest of investors in this offering;

   o will likely cause a change in control if a substantial number of our shares of common stock are issued, which may affect, among other things, our ability to use our net operating loss carry forwards, if any, and most likely also result in the resignation or removal of our present officers and directors; and

   o may adversely affect prevailing market prices for our common stock.

   For a more complete discussion of the possible structure of a business combination, see the section entitled "Proposed Business -- Effecting a Business Combination -- Selection of a target business and structuring of a business combination."

   WE MAY ISSUE NOTES OR OTHER DEBT SECURITIES, OR OTHERWISE INCUR SUBSTANTIAL DEBT, TO COMPLETE A BUSINESS COMBINATION, WHICH MAY ADVERSELY AFFECT OUR FINANCIAL CONDITION.

   Although we have no commitments as of the date of this offering to issue any notes or other debt securities, or to otherwise incur outstanding debt, we may choose to issue a substantial amount of notes or other debt securities, or opt to incur substantial debt, or a combination of both, to complete a business combination. If we finance the purchase of assets or operations through the issuance of debt securities, it could result in:

   o default and foreclosure on our assets if our operating revenues after a business combination were insufficient to pay our debt obligations;

   o acceleration of our obligations to repay the indebtedness even if we have made all principal and interest payments when due, if the debt security contained covenants that required the maintenance of certain financial ratios or reserves and any such covenant was breached without a waiver or renegotiation of that covenant;

   o our immediate payment of all principal and accrued interest, if any, to the extent the debt security was payable on demand; and

   o our inability to obtain additional financing, if necessary, if the debt security contained covenants restricting our ability to obtain additional financing while such security was outstanding.

   For a more complete discussion of the possible structure of a business combination, see the section entitled "Proposed Business -- Effecting a Business Combination -- Selection of a target business and structuring of a business combination."

   BECAUSE OF OUR LIMITED RESOURCES AND THE SIGNIFICANT COMPETITION FOR BUSINESS COMBINATION OPPORTUNITIES, WE MAY NOT BE ABLE TO CONSUMMATE AN ATTRACTIVE BUSINESS COMBINATION.

   In addition to other similarly situated blank check companies, we expect to encounter intense competition from other entities having a business objective similar to ours, including venture capital funds, leveraged buyout funds and operating businesses competing for acquisitions. Many of these entities are well established and have extensive experience in identifying and effecting business combinations directly or through affiliates. Many of these competitors possess greater technical, human and other resources than we do and our financial resources will be relatively limited when contrasted with those of many of these competitors. While we believe that there are numerous potential target businesses that we could acquire with the net proceeds of this offering, our ability to compete in acquiring certain sizable target businesses will be limited by our available financial resources. This inherent competitive limitation gives others an advantage in pursuing the acquisition of certain target businesses. Further:

   o our obligation to seek stockholder approval of a business combination may delay the consummation of a transaction;

   o our obligation to convert shares of our common stock into cash for dissenting shareholders may reduce the resources available for a business combination; and

   o our outstanding warrants and the purchase option granted to the representative of the underwriters, and the future dilution they potentially represent, may not be viewed favorably by certain target businesses.

   Any of these obligations may place us at a competitive disadvantage in successfully negotiating and completing a business combination.

   In addition, because it is possible that our business combination may entail the contemporaneous acquisition of several operating businesses and may be with several different sellers, we will need to convince such sellers to agree that the purchase of their businesses is contingent upon the simultaneous closings of the other acquisitions.

   OUR ABILITY TO EFFECT A BUSINESS COMBINATION AND TO EXECUTE ANY POTENTIAL BUSINESS PLAN AFTERWARDS WILL BE LARGELY DEPENDENT UPON THE EFFORTS OF OUR KEY PERSONNEL, SOME OF WHOM MAY JOIN US FOLLOWING A BUSINESS COMBINATION AND MAY BE UNFAMILIAR WITH THE REQUIREMENTS OF OPERATING A PUBLIC COMPANY.

   Our ability to effect a business combination will be totally dependent upon the efforts of our key personnel. The future role of our key personnel following a business combination, however, cannot presently be fully ascertained. Specifically, the members of our current management are not obligated to remain with us subsequent to a business combination, and we cannot assure you that the resignation or retention of our current management will be included as a term or condition in any agreement with respect to a business combination. Although our management and other key personnel, particularly our chief executive officer and president and our chief management officer and executive vice president, may remain associated with us following a business combination, we may employ other personnel following the business combination. While we intend to closely scrutinize any additional individuals we employ after a business combination, we cannot assure you that our assessment of those individuals will prove to be correct. Moreover, our current management will only be able to remain with the combined company after the consummation of a business combination if they are able to negotiate such as part of the business combination. If we acquired a target business in an all-cash transaction, it would be more likely that current members of management would remain with us if they chose to do so. If a business combination were structured as a merger whereby the stockholders of the target business were to control the combined company following a business combination, it may be less likely that management would remain with the combined company unless it was negotiated as part of the transaction via the acquisition agreement, an employment agreement or other arrangement. In making the determination as to whether current management should remain with us following the business combination, management will analyze the experience and skill set of the target business's management and negotiate as part of the business combination that certain members of current management remain if it is believed that it is in the best interests of the combined company post-business combination.

   IF MANAGEMENT WERE TO NEGOTIATE TO BE RETAINED BY THE COMPANY POST-BUSINESS COMBINATION AS A CONDITION TO ANY POTENTIAL BUSINESS COMBINATION, SUCH NEGOTIATIONS MAY RESULT IN A CONFLICT OF INTEREST.

   Our current management will only be able to remain with the combined company after the consummation of a business combination if they are able to negotiate mutually agreeable employment terms as part of any such combination, which terms would be disclosed to stockholders in any proxy statement relating to such transaction. The financial interest of our officers and directors could influence their motivation in selecting a target business and thus, there may be a conflict of interest when determining whether a particular business combination is in the stockholders' best interest.

   OUR OFFICERS AND DIRECTORS WILL ALLOCATE THEIR TIME TO OTHER BUSINESSES, THEREBY CAUSING CONFLICTS OF INTEREST IN THEIR DETERMINATION AS TO HOW MUCH TIME TO DEVOTE TO OUR AFFAIRS. THIS COULD HAVE A NEGATIVE IMPACT ON OUR ABILITY TO CONSUMMATE A BUSINESS COMBINATION.

   Our officers and directors are not required to, and will not, commit their full time to our affairs, which may result in a conflict of interest in allocating their time between our operations and other businesses. This could have a negative impact on our ability to consummate a business combination. We do not intend to have any full time employees prior to the consummation of a business combination. Each of our executive officers are engaged in several other business endeavors and are not obligated to contribute any specific number of hours per week to our affairs. For example, Steven M. Wasserman, our chief executive officer, president and co-chairman of the board of directors, currently serves as managing partner of AMT Ventures LLC, an entity primarily engaged in public and private equity and debt investments on a principal basis as well as managing partner of AMT Capital Partners LLC, an investment banking advisory firm. In addition, Robert B. Blaha, our chief management officer and executive vice president, currently serves as president of Human Capital Resources, a management consulting company and vice chairman of Integrity Bank &Trust, a commercial bank. If our officers' and directors' other business affairs require them to devote substantial amounts of time to such affairs in excess of their current commitment levels, it could limit their ability to devote time to our affairs and could have a negative impact on our ability to consummate a business combination. We cannot assure you that these conflicts will be resolved in our favor. For a complete discussion of the potential conflicts of interest that you should be aware of, see the sections entitled "Management -- Directors and Executive Officers" and "Management -- Conflicts of Interest."

   OUR OFFICERS AND DIRECTORS ARE CURRENTLY AND MAY IN THE FUTURE BECOME AFFILIATED WITH ENTITIES ENGAGED IN BUSINESS ACTIVITIES SIMILAR TO THOSE INTENDED TO BE CONDUCTED BY US AND ACCORDINGLY, MAY HAVE CONFLICTS OF INTEREST IN DETERMINING WHICH ENTITY A PARTICULAR BUSINESS OPPORTUNITY SHOULD BE PRESENTED TO.

   Our officers and directors are currently, and may in the future become affiliated with entities, including other "blank check" companies, engaged in business activities similar to those intended to be conducted by us. Additionally, our officers and directors may become aware of business opportunities which may be appropriate for presentation to us as well as the other entities with which they are or may be affiliated. Further, certain of our officers and directors are currently involved in other businesses that are similar to the business activities that we intend to conduct following a business combination. Due to these existing or potential affiliations, they have prior fiduciary obligations to present potential business opportunities to those entities prior to presenting them to us which could cause additional conflicts of interest. Accordingly, they may have conflicts of interest in determining to which entity a particular business opportunity should be presented. We cannot assure you that these conflicts will be resolved in our favor. For a complete discussion of our management's business affiliations and the potential conflicts of interest that you should be aware of, see the sections entitled "Management--Directors and Executive Officers" and "Management--Conflicts of Interest." We cannot assure you that these conflicts will be resolved in our favor.

   IF WE SEEK TO EFFECT A BUSINESS COMBINATION WITH AN ENTITY THAT IS DIRECTLY OR INDIRECTLY AFFILIATED WITH ONE OR MORE OF OUR EXISTING STOCKHOLDERS, CONFLICTS OF INTEREST COULD ARISE.

   Our existing stockholders either currently have or may in the future have affiliations with companies in the homeland security and/or defense industries. If we were to seek a business combination with a target business with which one or more of our existing stockholders may be affiliated, conflicts of interest could arise in connection with negotiating the terms of and completing the business combination. Conflicts that may arise may not be resolved in our favor.

   SINCE ALL OF OUR DIRECTORS OWN SHARES OF OUR COMMON STOCK WHICH WILL NOT PARTICIPATE IN LIQUIDATION DISTRIBUTIONS THEY MAY HAVE A CONFLICT OF INTEREST IN DETERMINING WHETHER A PARTICULAR TARGET BUSINESS IS APPROPRIATE FOR A BUSINESS COMBINATION.

   All of our directors own shares of common stock in our company which were issued prior to this offering, but have waived their right to receive distributions with respect to those shares upon our liquidation if we are unable to complete a business combination. Additionally, Steven M. Wasserman, our chief executive officer, president and co-chairman of our board of directors, or his affiliates or designees, has agreed to purchase up to $1,000,000 of warrants on the open market for a price not to exceed $1.20 per warrant, for a period of 60 days once such warrants begin to trade separately. These warrants will not be sold until the consummation of a business combination. The shares and warrants owned by our directors will be worthless if we do not consummate a business combination. The personal and financial interests of our directors may influence their motivation in identifying and selecting a target business and completing a business combination in a timely manner. Consequently, our directors' discretion in identifying and selecting a suitable target business may result in a conflict of interest when determining whether the terms, conditions and timing of a particular business combination are appropriate and in our stockholders' best interest.

   OUR EXISTING STOCKHOLDERS WILL NOT RECEIVE REIMBURSEMENT FOR ANY OUT-OF-POCKET EXPENSES INCURRED BY THEM TO THE EXTENT THAT SUCH EXPENSES EXCEED THE AMOUNT NOT HELD IN THE TRUST ACCOUNT UNLESS THE BUSINESS COMBINATION IS CONSUMMATED AND THEREFORE THEY MAY HAVE A CONFLICT OF INTEREST.

   Our existing stockholders will not receive reimbursement for any out-of-pocket expenses incurred by them to the extent that such expenses exceed the amount not held in the trust account unless the business combination is consummated and there are sufficient funds available for reimbursement after such consummation. The financial interest of such persons could influence their motivation in selecting a target business and thus, there may be a conflict of interest when determining whether a particular business combination is in the stockholders' best interest.

   IF OUR COMMON STOCK BECOMES SUBJECT TO THE SEC'S PENNY STOCK RULES, BROKER-DEALERS MAY EXPERIENCE DIFFICULTY IN COMPLETING CUSTOMER TRANSACTIONS AND TRADING ACTIVITY IN OUR SECURITIES MAY BE ADVERSELY AFFECTED.

   If at any time we have net tangible assets of $5,000,000 or less and our common stock has a market price per share of less than $5.00, transactions in our common stock may be subject to the "penny stock" rules promulgated under the Securities Exchange Act of 1934. Under these rules, broker-dealers who recommend such securities to persons other than institutional accredited investors must:

   o make a special written suitability determination for the purchaser;

   o receive the purchaser's written agreement to a transaction prior to sale;

   o provide the purchaser with risk disclosure documents which identify certain risks associated with investing in "penny stocks" and which describe the market for these "penny stocks" as well as a purchaser's legal remedies; and

   o obtain a signed and dated acknowledgment from the purchaser demonstrating that the purchaser has actually received the required risk disclosure document before a transaction in a "penny stock" can be completed.

   If our common stock becomes subject to these rules, broker-dealers may find it difficult to effectuate customer transactions and trading activity in our securities may be adversely affected. As a result, the market price of our securities might be depressed, and you might find it more difficult to sell our securities.

   IT IS PROBABLE THAT WE WILL ONLY BE ABLE TO COMPLETE ONE BUSINESS COMBINATION, WHICH WILL CAUSE US TO BE SOLELY DEPENDENT ON A SINGLE BUSINESS.

   The net proceeds from this offering will provide us with approximately $58,446,000 ($67,470,000 if the underwriters exercise the over-allotment option in full) which we may use to complete a business combination. Our initial business combination must be with a business or businesses with a collective fair market value of at least 80% of our net assets at the time of such acquisition. We may further seek to acquire a target business that has a fair market value significantly in excess of 80% of our net assets. Although as of the date of this prospectus we have not engaged or retained, had any discussions with, or entered into any agreements with, any third party regarding any such potential financing transactions, we could seek to fund such a business combination by raising additional funds through the sale of our securities or through loan arrangements. However, if we were to seek such additional funds, any such arrangement would likely only be consummated simultaneously with our consummation of a business combination. Consequently, it is probable that we will have the ability to complete only a single business combination, although this may entail the simultaneous acquisitions of several assets or closely related operating businesses at the same time. Accordingly, the prospects for our ability to effect our business strategy may be:

   o solely dependent upon the performance of a single business; or

   o dependent upon the development or market acceptance of a single or limited number of products, processes or services.

   In this case, we will not be able to diversify our operations or benefit from the possible spreading of risks or offsetting of losses, unlike other entities which may have the resources to complete several business combinations in different industries or different segments of a single industry. Further, our prospects for success are likely to be entirely dependent upon the future performance of the initial target business or businesses we acquire. Furthermore, it is possible that our business combination may entail the simultaneous acquisition of several assets or operating businesses at the same time and may be with different sellers, in which case we will need to convince such sellers to agree that the purchase of their assets or businesses is contingent upon the simultaneous closings of the other acquisitions.

   WE MAY BE UNABLE TO OBTAIN ADDITIONAL FINANCING, IF REQUIRED, TO COMPLETE A BUSINESS COMBINATION OR TO FUND THE OPERATIONS AND GROWTH OF THE TARGET BUSINESS, WHICH COULD COMPEL US TO RESTRUCTURE THE TRANSACTION OR ABANDON A PARTICULAR BUSINESS COMBINATION.

   Although we believe that the net proceeds of this offering will be sufficient to allow us to consummate a business combination, in as much as we have not yet selected or approached any prospective target business, we cannot ascertain the capital requirements for any particular transaction. If the net proceeds of this offering prove to be insufficient, either because of the size of the business combination or the depletion of the available net proceeds in searching for a target business, or because we become obligated to convert into cash a significant number of shares from dissenting stockholders, we will be required to seek additional financing. We cannot assure you that such financing would be available on acceptable terms, if at all. To the extent that additional financing proves to be unavailable when needed to consummate a particular business combination, we would be compelled to restructure the transaction or abandon that particular business combination and seek an alternative target business candidate. In addition, it is possible that we could use a portion of the funds not in the trust account to make a deposit, down payment or fund a "no-shop" provision with respect to a proposed business combination. In the event that we were ultimately required to forfeit such funds (whether as a result of our breach of the agreement relating to such payment or otherwise), without securing additional financing we may not have a sufficient amount of working capital available outside of the trust account to conduct due diligence and pay other expenses related to finding a suitable business combination. If we were unable to secure additional financing, we would most likely fail to consummate a business combination in the allotted time and would be forced to liquidate, resulting in a loss of a portion of your investment. In addition, if we consummate a business combination, we may require additional financing to fund the operations or growth of the target business. The failure to secure additional financing could have a material adverse effect on the continued development or growth of the target business. None of our officers, directors, stockholders or special advisor is required to provide any financing to us in connection with or after a business combination.

   OUR INITIAL STOCKHOLDERS, INCLUDING OUR OFFICERS AND DIRECTORS, CONTROL A SUBSTANTIAL INTEREST IN US AND THUS MAY INFLUENCE CERTAIN ACTIONS REQUIRING STOCKHOLDER VOTE.

   Upon consummation of our offering, our initial stockholders (including all of our officers and directors) will collectively own 20% of our issued and outstanding shares of common stock (assuming they do not purchase units in this offering or on the open market and also assuming no exercise of the underwriters' over-allotment option). Additionally, Steven M. Wasserman, our chief executive officer, president and co-chairman of our board of directors, or his affiliates or designees, has agreed to purchase up to $1,000,000 of warrants in the open market for a price not to exceed $1.20 per warrant, for a period of 60 days once such warrants begin to trade separately from the units, which may result in management having a greater than 20% interest in our company if these warrants are subsequently exercised. These warrants cannot be sold until after consummation of a business combination. None of our other initial stockholders, officers and directors has indicated to us that they intend to purchase units in the offering or warrants on the open market.

   In connection with the vote required for any business combination, all of our initial stockholders, including all of our officers and directors, have agreed to vote the shares of common stock owned by them immediately before this offering in accordance with the majority of the shares of common stock voted by the public stockholders. In addition, our existing stockholders have agreed to vote any shares of common stock acquired in or following this offering in favor of the business combination submitted to our stockholders for approval.

   Because of Mr. Wasserman's agreement with Maxim Group LLC to make open market purchases of the warrants during the 60 day period after separate trading of the common stock and warrants begins, our existing stockholders may obtain an even larger ownership block of our common stock upon exercise of the warrants which could permit them to effectively influence the outcome of all matters requiring approval by our stockholders at such time, including the election of directors and approval of significant corporate transactions, following the consummation of our initial business combination.

   Our board of directors is divided into two classes, each of which will generally serve for a term of two years with only one class of directors being elected in each year. It is unlikely that there will be an annual meeting of stockholders to elect new directors prior to the consummation of a business combination, in which case all of the current directors will continue in office at least until the consummation of the business combination. If there is an annual meeting, as a consequence of our "staggered" board of directors, initially only one-half of the board of directors will be considered for election and our initial stockholders, because of their ownership position, will have considerable influence regarding the outcome. Accordingly, our initial stockholders will likely continue to exert control at least until the consummation of a business combination. In addition, our initial stockholders and their affiliates and relatives are not prohibited from purchasing units in this offering or in the aftermarket. If they do, we cannot assure you that our initial stockholders will not have considerable influence upon the vote in connection with a business combination.

   OUR INITIAL STOCKHOLDERS PAID AN AGGREGATE OF $25,000, OR APPROXIMATELY $0.0125 PER SHARE, FOR THEIR SHARES AND, ACCORDINGLY, YOU WILL EXPERIENCE IMMEDIATE AND SUBSTANTIAL DILUTION FROM THE PURCHASE OF OUR COMMON STOCK.

   The difference between the public offering price per share of our common stock and the pro forma net tangible book value per share of our common stock after this offering constitutes the dilution to you and the other investors in this offering. The fact that our initial stockholders acquired their shares of common stock at a nominal price has significantly contributed to this dilution. Upon completion of the offering, you and the other new investors will incur an immediate and substantial dilution of approximately 30% or $2.40 per share (the difference between the pro forma net tangible book value per share of $5.60, and the initial offering price of $8.00 per unit).

   OUR OUTSTANDING WARRANTS MAY HAVE AN ADVERSE EFFECT ON THE MARKET PRICE OF OUR COMMON STOCK AND MAKE IT MORE DIFFICULT TO EFFECT A BUSINESS COMBINATION.

   In connection with this offering, as part of the units (but not including any over-allotments issued to the underwriters), we will be issuing warrants to purchase 8,000,000 shares of common stock. In addition we have agreed to sell to the representative of the underwriters an option to purchase up to a total of 560,000 units that, if exercised, would result in the issuance of warrants to purchase an additional 560,000 shares of common stock. To the extent we issue shares of common stock to effect a business combination, the potential for the issuance of substantial numbers of additional shares upon exercise of these warrants (to the extent the warrants are exercised on a "cashless exercise" basis the number of shares to be issued by us will be reduced) could make us a less attractive acquisition vehicle in the eyes of a target business as such securities, when exercised, will increase the number of issued and outstanding shares of our common stock and reduce the value of the shares issued to complete the business combination. Accordingly, our warrants may make it more difficult to effectuate a business combination or increase the cost of the target business. Additionally, the sale, or even the possibility of sale, of the shares underlying the warrants could have an adverse effect on the market price for our securities or on our ability to obtain future public financing. If and to the extent these warrants are exercised, you will experience dilution to your holdings.

   IF OUR INITIAL STOCKHOLDERS EXERCISE THEIR REGISTRATION RIGHTS, IT MAY HAVE AN ADVERSE EFFECT ON THE MARKET PRICE OF OUR COMMON STOCK AND THE EXISTENCE OF THESE RIGHTS MAY MAKE IT MORE DIFFICULT TO EFFECT A BUSINESS COMBINATION.

   Our initial stockholders are entitled to require us to register the resale of their shares of common stock at any time after the date on which their shares are released from escrow, which, except in limited circumstances including approval by our public stockholders, will not be before three years from the date of this prospectus. If our initial stockholders exercise their registration rights with respect to all of their shares of common stock, then there will be an additional 2,000,000 shares of common stock eligible for trading in the public market. The presence of this additional number of shares of common stock eligible for trading in the public market may have an adverse effect on the market price of our common stock. In addition, the existence of these rights may make it more difficult to effectuate a business combination or increase the cost of the target business, as the stockholders of the target business may be discouraged from entering into a business combination with us or may request a higher price for their securities as a result of these registration rights and the potential future effect their exercise may have on the trading market for our common stock.

   IF YOU ARE NOT AN INSTITUTIONAL INVESTOR, YOU MAY PURCHASE OUR SECURITIES IN THIS OFFERING ONLY IF YOU RESIDE WITHIN CERTAIN STATES AND MAY ENGAGE IN
RESALE TRANSACTIONS ONLY IN THOSE STATES AND A LIMITED NUMBER OF OTHER JURISDICTIONS.

   We have applied to register our securities, or have obtained or will seek to obtain an exemption from registration, in Colorado, Delaware, the District of Columbia, Florida, Hawaii, Illinois, Indiana, Maryland, New York, Rhode Island and Wyoming. If you are not an "institutional investor," you must be a resident of these jurisdictions to purchase our securities in the offering.
The definition of an "institutional investor" varies from state to state but generally includes financial institutions, broker-dealers, banks, insurance companies and other qualified entities. In order to prevent resale transactions in violation of states' securities laws, you may engage in resale transactions only in these states and in other jurisdictions in which an applicable exemption is available or a Blue Sky application has been filed and accepted. This restriction on resale may limit your ability to resell the securities purchased in this offering and may impact the price of our securities. For a more complete discussion of the Blue Sky state securities laws and registrations affecting this offering, see the section entitled "Underwriting -- State Blue Sky Information."

   Even if you are an institutional investor, you may purchase our securities in this offering only if you are located in a jurisdiction permitting sales of the units to institutional investors. You should consult with your own financial and legal advisors to determine if you are eligible to participate in this offering.

   WE INTEND TO HAVE OUR SECURITIES QUOTED ON THE OTC BULLETIN BOARD, WHICH WILL LIMIT THE LIQUIDITY AND PRICE OF OUR SECURITIES MORE THAN IF OUR SECURITIES WERE QUOTED OR LISTED ON THE NASDAQ STOCK MARKET OR A NATIONAL EXCHANGE.

   We anticipate that our securities will be traded in the over-the-counter market. It is anticipated that they will be quoted on the OTC Bulletin Board, an NASD-sponsored and operated inter-dealer automated quotation system for equity securities not included on the Nasdaq Stock Market. Quotation of our securities on the OTC Bulletin Board will limit the liquidity and price of our securities more than if our securities were quoted or listed on The Nasdaq Stock Market or a national exchange. We cannot assure you, however, that such securities will be authorized for quotation by the OTC Bulletin Board or any other market in the future, in which event the liquidity and price of our securities would be even more adversely impacted.

   IF WE ARE DEEMED TO BE AN INVESTMENT COMPANY, WE MAY BE REQUIRED TO INSTITUTE BURDENSOME COMPLIANCE REQUIREMENTS AND OUR ACTIVITIES MAY BE RESTRICTED, WHICH MAY MAKE IT DIFFICULT FOR US TO COMPLETE A BUSINESS COMBINATION.

   If we are deemed to be an investment company under the Investment Company Act of 1940, our activities may be restricted which, among other problems, may make it difficult for us to complete a business combination. Such restrictions include:

   o restrictions on the nature of our investments; and

   o restrictions on the issuance of our securities.

   In addition, we may have imposed upon us burdensome requirements, including:

   o registration and regulation as an investment company;

   o adoption of a specific form of corporate structure; and

   o reporting, record keeping, voting, proxy and disclosure requirements and other rules and regulations.

   We do not believe that our anticipated principal activities will subject us to the Investment Company Act of 1940. The proceeds held in trust will be invested only in United States "government securities," defined as any Treasury Bill issued by the United States having a maturity of one hundred and eighty days or less or in money market funds meeting certain conditions under Rule 2a-7 promulgated under the Investment Company Act of 1940, so that we are not deemed to be an investment company under the Investment Company Act. By restricting the investment of the proceeds to these instruments, we intend to meet the requirements for the exemption provided in Rule 3a-1 promulgated under the Investment Company Act of 1940. If we were deemed to be subject to the act, compliance with these additional regulatory burdens would require additional expense that we have not allotted for.

   OUR DIRECTORS, INCLUDING THOSE WE EXPECT TO SERVE ON AN AUDIT COMMITTEE, MAY NOT BE CONSIDERED "INDEPENDENT" UNDER THE POLICIES OF THE NORTH AMERICAN SECURITIES ADMINISTRATORS ASSOCIATION, INC.

   Under the policies of the North American Securities Administrators Association, Inc., an international organization devoted to investor protection, because all of our directors own shares of our common stock and may receive reimbursement for out-of-pocket expenses incurred by them in connection with activities on our behalf, such as identifying potential target businesses and performing due diligence on suitable business combinations, state securities administrators could take the position that such individuals are not "independent." If this were the case, they would take the position that we would not have the benefit of independent directors examining the propriety of expenses incurred on our behalf and subject to

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
reimbursement. Additionally, there is no limit on the amount of out-of-pocket expenses that could be incurred and there will be no review of the reasonableness of the expenses by anyone other than our board of directors, which would include persons who may seek reimbursement, or a court of competent jurisdiction if such reimbursement is challenged. To the extent such out-of-pocket expenses exceed the available proceeds not deposited in the trust account, such out-of-pocket expenses would not be reimbursed by us unless we consummate a business combination. Although we believe that all actions taken by our directors on our behalf will be in our best interests, whether or not they are deemed to be "independent," we cannot assure you that this will actually be the case. If actions are taken, or expenses are incurred, that are actually not in our best interests, it could have a material adverse effect on our business and operations and the price of our stock held by the public stockholders.

   BECAUSE OUR INITIAL STOCKHOLDERS' INITIAL EQUITY INVESTMENT WAS ONLY $25,000, OUR OFFERING MAY BE DISALLOWED BY STATE ADMINISTRATORS THAT FOLLOW THE NORTH AMERICAN SECURITIES ADMINISTRATORS ASSOCIATION, INC. STATEMENT OF POLICY ON PROMOTIONAL OR DEVELOPMENT STAGE COMPANIES.

   Pursuant to the Statement of Policy Regarding Promoter's Equity Investment promulgated by The North American Securities Administrators Association, Inc., any state administrator may disallow an offering of a promotional or development stage company if the initial equity investment by a company's promoters does not equal a certain percentage of the aggregate public offering price. Our promoters' initial investment of $25,000 is less than the required $3,537,203 minimum amount pursuant to this policy. Accordingly, a state administrator would have the discretion to disallow our offering if it wanted to. We cannot assure you that our offering would not be disallowed pursuant to this policy.

   ACQUISITIONS THAT WE MAY UNDERTAKE WOULD INVOLVE A NUMBER OF INHERENT RISKS, ANY OF WHICH COULD CAUSE US NOT TO REALIZE THE BENEFITS ANTICIPATED TO RESULT.

   It is possible that, following our initial acquisition, our strategy will include expanding our operations and other capabilities through acquisitions of other businesses and assets. Acquisition transactions involve various inherent risks, such as:

   o uncertainties in assessing the value, strengths and potential profitability of, and identifying the extent of all weaknesses, risks, contingent and other liabilities (including environmental liabilities) of, acquisition or other transaction candidates;

   o the potential loss of key customers, management and employees of an acquired business;

   o the ability to achieve identified operating and financial synergies anticipated to result from an acquisition or other transaction;

   o problems that could arise from the integration of the acquired business;
     and

   o unanticipated changes in business, industry or general economic conditions that affect the assumptions underlying the acquisition or other transaction rationale.

   Any one or more of these factors could cause us not to realize the benefits anticipated to result from the acquisition of businesses or assets or could result in unexpected liabilities associated with these acquisition candidates.

   THE INABILITY OF THE SELLERS OF COMPANIES WE MAY ACQUIRE TO FULFILL THEIR INDEMNIFICATION OBLIGATIONS TO US UNDER OUR ACQUISITION AGREEMENTS COULD INCREASE OUR LIABILITIES AND ADVERSELY AFFECT OUR RESULTS OF OPERATIONS AND FINANCIAL POSITION.

   We intend to make an effort to negotiate as a term in our acquisition agreements, that the respective sellers will agree to retain responsibility for and indemnify us against damages resulting from certain third-party claims or other liabilities. However, there may be instances in which we decide to enter into an acquisition agreement without such seller indemnification obligations, such as in purchases of assets out of bankruptcy. These third-party claims and other liabilities include, without limitation, premium payments to funds created under applicable Federal laws, costs associated with various litigation matters, and certain environmental liabilities. The lack of seller indemnification obligations or the failure of any seller to satisfy its obligations with respect to claims and retained liabilities covered by the acquisition agreements could have an adverse effect on our results of operations and financial position because claimants may successfully assert that we are liable for those claims and/or retained liabilities. In addition, we expect that certain obligations of the sellers to indemnify us will terminate upon expiration of the applicable indemnification period and will not cover damages in excess of the applicable coverage limit. The assertion of third-party claims after the expiration of the applicable indemnification period or in excess of the applicable coverage limit, or the failure of any seller to satisfy its indemnification obligations with respect to breaches of its representations and warranties, could have an adverse effect on our results of operations and financial position.

       RISKS ASSOCIATED WITH THE HOMELAND SECURITY AND DEFENSE INDUSTRIES

   Even if we acquire domestic or international assets or operations, of which no assurances can be given, our proposed business will be subject to numerous risks, including the following:

                   RISKS ASSOCIATED WITH GOVERNMENT CONTRACTS

   We may acquire a target business that contracts directly with federal, state or local governments with respect to homeland security or defense or a combination thereof. Alternatively, our target business may act as a subcontractor, supplier or partner with another party or parties that contract with the government. Set forth below are the risk factors associated with government contracts that may impact us.

   OUR TARGET BUSINESS COULD BE ADVERSELY AFFECTED BY SIGNIFICANT CHANGES IN THE CONTRACTING OR FISCAL POLICIES OF GOVERNMENTS AND GOVERNMENTAL ENTITIES.

   The revenues of our target business may be substantially derived from contracts with international, federal, state and local governments and government agencies and subcontracts under federal government prime contracts and we believe that the growth of our target business may depend on our procurement of government contracts either directly or through prime contractors. Accordingly, changes in government contracting policies or government budgetary constraints could directly affect the financial performance of our target business. Among the factors that could adversely affect our target business are:

   o changes in fiscal policies or decreases in available government funding;

   o changes in government programs or applicable requirements;

   o the adoption of new laws or regulations or changes to existing laws and regulations;

   o changes in political or social attitudes with respect to homeland security or defense issues; and

   o potential delays or changes in the government appropriations process.

   These and other factors could cause governments and governmental agencies, or prime contractors that may use our target business as a subcontractor, to reduce their purchases under existing contracts, to exercise their rights to terminate contracts at-will or to abstain from exercising options to renew contracts, any of which could have a material adverse effect on the business, financial condition and results of operations of our target business.

   GOVERNMENT CONTRACTS TYPICALLY CONTAIN UNFAVORABLE PROVISIONS.

   Government contracts often include provisions that are not standard in private commercial transactions. For example, government contracts may:

   o include provisions that allow the government agency to terminate the contract without penalty under certain circumstances;

   o contain onerous procurement procedures;

   o be subject to cancellation if government funding becomes unavailable; and

   o subject the contracting party to suspension or ban from doing business with the government or a government agency, impose fines and penalties and subject the contracting party to criminal prosecution.

   GOVERNMENT CONTRACTS ARE SUBJECT TO AUDIT AND COST ADJUSTMENTS, WHICH COULD REDUCE REVENUE OF OUR TARGET, DISRUPT ITS BUSINESS OR OTHERWISE ADVERSELY AFFECT ITS RESULTS OF OPERATIONS.

   Government agencies routinely audit and investigate government contracts and government contractors' administrative processes and systems. These agencies review performance on contracts, pricing practices, cost structure and compliance with applicable laws, regulations and standards. They also review the contracting parties' compliance with regulations and policies and the adequacy of internal control systems and policies, including the purchasing, property, estimating, compensation and management information systems of our target business. Any costs found to be improperly allocated to a specific contract will not be reimbursed and any such costs already reimbursed must be refunded. Moreover, if any of the administrative processes and systems are found not to comply with requirements, our target business may be subjected to increased government oversight and approval that could delay or otherwise adversely affect its ability to compete for or perform contracts. Therefore, an unfavorable outcome to a government audit could cause the actual results of our target business to differ materially from those anticipated. If an investigation uncovers improper or illegal activities, our target business may be subject to civil and criminal penalties and administrative sanctions, including termination of contracts, forfeitures of profits, suspension of payments, fines and suspension or debarment from doing business with the government. In addition, our target business could suffer serious harm to its reputation if allegations of impropriety were made against it. Each of these results could cause the actual results of our target business to differ materially from those anticipated.

   OUR TARGET BUSINESS MAY DERIVE SIGNIFICANT REVENUE FROM CONTRACTS AWARDED THROUGH A COMPETITIVE BIDDING PROCESS.

   Government contracts are awarded through a competitive bidding process. A material portion of our target's business in the future is likely to continue to be awarded through competitive bidding. The competitive bidding process presents a number of risks, including the following:

   o bids are made on programs before the completion of their design, which may result in unforeseen difficulties and cost overruns;

   o substantial cost and managerial time and effort to prepare bids is made on proposals for contracts that may not be won;

   o it may be difficult to estimate accurately the resources and cost structure that will be required to service any contract won; and

   o expense and delay may be encountered if competitors protest or challenge awards of contracts to our target business in competitive bidding, and any such protest or challenge could result in the resubmission of bids on modified specifications, or in the termination, reduction, or modification of the awarded contract.

   Budgetary pressures and changes in the procurement process have caused many government clients to increasingly purchase goods and services through indefinite deliver/indefinite quantity, or ID/IQ, contracts, GSA schedule contracts and other government-wide acquisition contracts. These contracts, some of which are awarded to multiple contractors, have increased competition and pricing pressure, requiring that our target business make sustained post-award efforts to realize revenue under each such contract. In addition, the net effect of such programs may reduce the number of bidding opportunities available to our target business. Moreover, even if our target business was highly qualified to work on a particular new contract, it might not be awarded business because of the government's policy and practice of maintaining a diverse contracting base.

   OUR TARGET BUSINESS WILL LIKELY HAVE TO COMPLY WITH COMPLEX PROCUREMENT LAWS AND REGULATIONS.

   Our target business will likely have to comply with and will be affected by laws and regulations relating to the formation, administration and performance of federal government contracts, which affect how it does business with its customers and may impose added costs on its business. For example, our target business or parties with which it does business will likely be subject to the Federal Acquisition Regulations and all supplements (including those issued by the Department of Homeland Security and the Department of Defense), which comprehensively regulate the formation, administration and performance of federal government contracts, and to the Truth-in-Negotiations Act, which requires certification and disclosure of cost and pricing data in connection with contract negotiations. In addition, our target business or parties with which it does business will likely be subject to industrial security regulations of Department of Defense and other federal agencies that are designed to safeguard against foreigners access to classified information. Our target business may also be liable for systems and services failures and security breaks with respect to the solutions, services, products, or other applications it sells to the government. If our target business was to come under foreign ownership, control or influence, its federal government customers could terminate or decide not to renew their contracts, and it could impair the ability of our target business to obtain new contracts. The government may reform its procurement practices or adopt new contracting rules and regulations, including cost-accounting standards, that could be costly to satisfy or that could impair the ability of our target business to obtain new contracts.

    OTHER RISKS ASSOCIATED WITH THE HOMELAND SECURITY AND DEFENSE INDUSTRIES

   THE HOMELAND SECURITY AND DEFENSE INDUSTRIES ARE HIGHLY COMPETITIVE AND UPON CONSUMMATION OF A BUSINESS COMBINATION WE MAY NOT BE ABLE TO COMPETE EFFECTIVELY, WHICH COULD ADVERSELY AFFECT THE REVENUES OF OUR TARGET BUSINESS AND ITS POTENTIAL FOR PROFITABILITY.

   The homeland security and defense industries are rapidly evolving and intensely competitive. We expect competition to intensify in the future. Many of the competitors we will face upon consummation of a business combination may have significantly greater financial, technical, marketing and other resources than we do. In addition, the management of our competitors may have greater operating resources and experience in the homeland security and defense sectors than management of a target business we may acquire. Some of these competitors may also offer a wider range of products and services than our target business can and have greater name recognition and a larger client base. These competitors may be able to respond more quickly and effectively to new or changing opportunities, technologies and customer requirements. They may also be able to undertake more extensive promotional activities, offer more attractive terms to clients, and adopt more aggressive pricing policies. If our target business is unable to compete effectively following a business combination, our business, financial condition, results of operations and prospects would be materially adversely affected.

   OUR TARGET BUSINESS MAY DEPEND ON ITS MANAGEMENT, AND THE LOSS OF ANY SENIOR MANAGEMENT, OR THE INABILITY TO ATTRACT PERSONNEL, COULD HAVE A MATERIAL ADVERSE EFFECT ON ITS OPERATIONS.

   We intend to acquire a target business with existing management most of whom are likely to be retained to run the target business. The loss of one or more of such executives could have a material adverse effect on our target business and on our financial condition and results of operations. We believe that our future ability to execute our business strategy will depend on attracting and retaining highly-skilled technical, managerial and marketing personnel for our target business. We may not be able to attract and retain the personnel required which could have a material adverse effect on our business after we acquire a target business.

   IF OUR TARGET BUSINESS IS UNABLE TO KEEP PACE WITH THE CHANGES IN THE HOMELAND SECURITY OR DEFENSE INDUSTRIES, THE PRODUCTS AND SERVICES OF OUR TARGET BUSINESS COULD BECOME OBSOLETE AND IT COULD HURT THE RESULTS OF OPERATIONS OF OUR TARGET BUSINESS.

   The homeland security and defense industries are highly competitive and are characterized by rapid technological change. The products and services of our target business will compete with other existing products and may compete against other developing technologies. Development by others of new or improved products, processes or technologies may reduce the size of potential markets for the products of our target business. Our target's products may be rendered obsolete or less competitive as a result of products, processes or technologies of competitive companies. The ability of our target business to compete after the consummation of a business combination may be dependent upon our ability to keep pace with changes in the homeland security or defense industry. If our target business is ultimately unable to adapt its operations as needed, its business, financial condition, results of operations and prospects following a business combination will be adversely affected.

   WE MAY BE UNABLE TO PROTECT OR ENFORCE THE INTELLECTUAL PROPERTY RIGHTS OF ANY TARGET BUSINESSES THAT WE ACQUIRE.

   We may acquire a target business whose business is dependent upon its proprietary technology and intellectual property. Accordingly, the protection of trademarks, copyrights, patents, domain names, trade dress, and trade secrets may be critical to the ability of our target business to compete with its competitors. In such a case, our target business will likely rely on a combination of copyright, trademark, trade secret laws and contractual restrictions to protect any proprietary technology and rights that it may acquire. Despite the efforts of our target business to protect its proprietary technology and rights, our target business may not be able to prevent misappropriation of its proprietary rights or deter independent development of technologies that compete with the business we acquire. Our target business's competitors may file patent applications or obtain patents and proprietary rights that block or compete with its patents. Litigation may be necessary in the future to enforce our target business's intellectual property rights, to protect its trade secrets, or to determine the validity and scope of the proprietary rights of others. It is also possible that third parties may claim our target business has infringed their patent, trademark, copyright or other proprietary rights. Claims or litigation, with or without merit, could result in substantial costs and diversions of resources, either of which could have a material adverse effect on the competitive position and business of our target business. Depending on the target business or businesses that we acquire, we may have to protect trademarks, patents, and domain names in an increasing number of jurisdictions, a process that is expensive and may not be successful in every location. With respect to certain proprietary rights, such as trademarks and copyrighted materials, of the target business or businesses that we will acquire, the target business or businesses may have entered into license agreements in the past and will continue to enter into such agreements in the future. These licensees may take actions that diminish the value of such target business or businesses' proprietary rights or cause harm to such target business or businesses' reputation.

   OUR TARGET BUSINESS MAY FACE INHERENT PRODUCT LIABILITY OR OTHER LIABILITY RISKS WHICH COULD RESULT IN LARGE CLAIMS AGAINST US.

    Our target business may face the inherent risk of exposure to product liability and other liability claims resulting from the use of its products, especially to the extent such products will be depended upon in emergency, rescue and public safety situations that may involve physical harm or even death to individuals, as well as potential loss or damage to property. Despite quality control systems and inspection, there remains an ever-present risk of an accident resulting from a faulty manufacture or maintenance of products, or an act of an agent outside the control of the companies or their suppliers. A product liability claim, or other legal claims based on theories including personal injury or wrongful death, made against our target business could adversely affect its operations and financial condition. Although there may be insurance to cover the product liability claims, the amount of coverage may not be sufficient. Furthermore, we cannot assure you that our target business, if engaged in the sale of so-called "anti-terrorism technologies" could avail itself of the liability protections intended to be afforded by the Support Anti-Terrorism by Fostering Effective Technologies Act of 2002, or the SAFETY Act.

   A DECLINE IN THE U.S. DEFENSE BUDGET MAY ADVERSELY AFFECT THE OPERATIONS OF OUR TARGET.

   We may acquire a target business with material sales under contracts with the U.S. Department of Defense, including sales under subcontracts having the Department of Defense as the ultimate purchaser. The U.S. defense budget declined from time to time in the late 1980s and the early 1990s, resulting in a slowing of new program starts, program delays and program cancellations. These reductions caused most defense-related government contractors to experience declining revenues, increasing pressure on operating margins and, in some cases, net losses. While spending authorizations for defense-related programs by the government have increased in recent years, and in particular after the September 11, 2001 terrorist attacks, these spending levels may not be sustainable, and future levels of expenditures and authorizations for those programs may decrease, remain constant or shift to programs in areas where our target business may provide limited or no products or services. A change in the U.S. Presidential Administration or in the composition of Congress could also materially affect levels of support for military expenditures. A significant decline in military expenditures could harm the operating results of our target business.

   OUR TARGET BUSINESS MAY REGULARLY EMPLOY SUBCONTRACTORS TO ASSIST IN SATISFYING ITS CONTRACTUAL OBLIGATIONS. IF THESE SUBCONTRACTORS FAIL TO ADEQUATELY PERFORM THEIR CONTRACTUAL OBLIGATIONS, OUR TARGET BUSINESS'S PRIME CONTRACT PERFORMANCE AND ITS ABILITY TO OBTAIN FUTURE BUSINESS COULD BE MATERIALLY AND ADVERSELY IMPACTED.

    The performance by our target business of government contracts may involve the issuance of subcontracts to other companies upon which our target business may rely to perform all or a portion of the work it is obligated to deliver to customers. There is a risk that our target business may have disputes with subcontractors concerning a number of issues including the quality and timeliness of work performed by the subcontractor. A failure by one or more of our target business's subcontractors to satisfactorily deliver on a timely basis the agreed-upon supplies and/or perform the agreed-upon services may materially and adversely impact the ability of our target business to perform its obligations as a prime contractor. In extreme cases, such subcontractor performance deficiencies could result in the government terminating our target's contract for default. A default termination could expose our target business to liability for excess costs of reprocurement by the government and have a material adverse effect on the ability of our target business to compete for future contracts.

   IF OUR TARGET BUSINESS CANNOT OBTAIN THE NECESSARY SECURITY CLEARANCES, IT MAY NOT BE ABLE TO PERFORM CLASSIFIED WORK FOR THE GOVERNMENT AND THE REVENUES OF OUR TARGET BUSINESS MAY SUFFER.

   Certain government contracts may require the facilities of our target business and some of its employees to maintain security clearances. If our target business loses or is unable to obtain required security clearances, the customer can terminate the contract or decide not to renew it upon its expiration. As a result, to the extent our target business cannot obtain the required security clearances for its employees working on a particular contract, our target business may not derive the revenue anticipated from the contract, which, if not replaced with revenue from other contracts, could seriously harm its operating results.

   SECURITY BREACHES OF SENSITIVE GOVERNMENT SYSTEMS COULD RESULT IN THE LOSS OF CUSTOMERS AND NEGATIVE PUBLICITY.

   Our target business may offer products and services involving managing and protecting information involved in national security and other sensitive government functions. A security breach involving our target business's products or services could cause serious harm to its business, could result in negative publicity and could prevent our target business from having further access to such critically sensitive information or other similarly sensitive areas for other governmental customers.

                                USE OF PROCEEDS


   We estimate that the net proceeds of this offering will be as set forth in the following table:


                                              WITHOUT OVER-      OVER-ALLOTMENT
                                             ALLOTMENT OPTION   OPTION EXERCISED
                                             ----------------   ----------------
Gross proceeds ..........................      $64,000,000         $73,600,000
Offering expenses (1)
 Underwriting discount (6% of gross
  proceeds)..............................        3,840,000           4,416,000
 Underwriting non-accountable expense
   allowance
   (2% of gross proceeds without the
   over-allotment option)................        1,280,000           1,280,000
 Legal fees and expenses (including blue
   sky services and expenses)............          300,000             300,000
 Printing and engraving expenses ........           50,000              50,000
 Miscellaneous Expenses .................           28,656              28,656
 Accounting fees and expenses ...........           25,000              25,000
 SEC registration fee ...................           16,135              16,135
 NASD registration fee ..................           14,209              14,209
Net proceeds
 Held in trust ..........................       57,210,000          66,059,250
 Not held in trust ......................        1,236,000           1,410,750
                                               -----------         -----------
   Total net proceeds....................      $58,446,000         $67,470,000
                                               ===========         ===========
Use of net proceeds not held in trust
Legal, accounting and other expenses
  attendant to the due
  diligence investigations, structuring
  and negotiation of a
  business combination...................      $   200,000         $   200,000
Payment for office space, administrative
  services and support to ASG Management,
  Inc. ($7,500 per month for up to 24
  months)................................          180,000             180,000
Due diligence of prospective target
  businesses.............................          250,000             250,000
Legal and accounting fees relating to
  SEC reporting obligations..............           50,000              50,000
Working capital to cover miscellaneous
  expenses (including potential deposits,
  down payments or funding of a "no-shop"
  provision in connection with a
  particular business combination), D&O
  insurance and reserves.................          556,000             730,750
                                               -----------         -----------
   Total.................................      $ 1,236,000         $ 1,410,750
                                               ===========         ===========

---------------
(1) A portion of the offering expenses have been paid from the loan we received from Messrs. Wasserman and Blaha described below. These funds will be repaid out of the proceeds of this offering not being placed in trust upon consummation of this offering.

   $57,210,000, or $66,059,250 if the underwriters' over-allotment option is exercised in full, of the net proceeds will be placed in a trust account at JP Morgan Chase NY Bank maintained by American Stock Transfer & Trust Company, as trustee. The proceeds held in trust will be invested only in United States "government securities," defined as any Treasury Bill issued by the United States having a maturity of one hundred and eighty days or less or in money market funds meeting certain conditions under Rule 2a-7 promulgated under the Investment Company Act of 1940, so that we are not deemed to be an investment company under the Investment Company Act. The proceeds held in the trust account will not be released from the trust account until the earlier of the completion of a business combination or our liquidation. The proceeds held in the trust account may be used as consideration to pay the sellers of a target business with which we ultimately complete a business combination. Any amounts not paid as consideration to the sellers of the target business may be used to finance operations of the target business or to effect other acquisitions, as determined by our board of directors at that time.

   We have agreed to pay ASG Management, Inc., an affiliated third party of which Mr. Wasserman and Mr. Blaha are principals, approximately $7,500 per month for office space and certain additional general and administrative services.

   Steven M. Wasserman, our chief executive officer, president and co-chairman of the board of directors, or his affiliates or designees, has agreed to purchase up to $1,000,000 of our warrants in the open market, at a price per warrant not to exceed $1.20, within 60 days of such warrants being separately tradeable from the units. These warrants will not be sold by Mr. Wasserman or his designees until the consummation of a business combination. Maxim Group LLC, the representative of the underwriters, has also agreed to purchase up to $500,000 of our warrants in the open market on similar terms; however, Maxim Group LLC may sell their warrants prior to the consummation of a business combination.

   Prior to the closing of a business combination, we have agreed to obtain keyman life insurance in the amount of $2,000,000 on the life of Steven M. Wasserman for a three year period.

   We expect that due diligence of prospective target businesses will be performed by some or all of our officers and directors, and may include engaging market research and valuation firms, as well as other third party consultants. None of our officers and directors will receive any compensation for their due diligence efforts, other than reimbursement of any out-of-pocket expenses they may incur on our behalf while performing due diligence of a prospective target business.

   We intend to use the excess working capital (approximately $556,000, or approximately $730,750 if the underwriters exercise the over-allotment option in full) being held in reserve, in the event due diligence, legal, accounting and other expenses of structuring and negotiating business combinations exceed our estimates, as well as for reimbursement of any out-of-pocket expenses incurred by our initial stockholders in connection with activities on our behalf as described below. Of that amount, we have reserved approximately $250,000 for expenses incurred in connection with conducting due diligence reviews of prospective target businesses. We expect that due diligence of prospective target businesses will be performed by some or all of our officers and directors, and may include engaging market research and valuation firms, as well as other third party consultants. None of our officers or directors will receive any compensation for their due diligence efforts, other than reimbursement of any out-of-pocket expenses they may incur on our behalf while performing due diligence of prospective target businesses. We believe that the excess working capital will be sufficient to cover the foregoing expenses and reimbursement costs.

   It is also possible that we could use a portion of such excess working capital to make a deposit, down payment or fund a "no-shop" provision with respect to a particular proposed business combination, although we do not have any current intention to do so. In the event that we were ultimately required to forfeit such funds (whether as a result of our breach of the agreement relating to such payment or otherwise), we may not have a sufficient amount of working capital available outside of the trust account to conduct due diligence and pay other expenses related to finding another suitable business combination without securing additional financing. Thus, if we were unable to secure additional financing, we would most likely fail to consummate a business combination in the allotted time and would be forced to liquidate.

   To the extent that our capital stock is used in whole or in part as consideration to effect a business combination, the proceeds held in the trust account as well as any other net proceeds not expended will be used to finance the operations of the target business.

   As of the date of this prospectus, Mr. Wasserman and Mr. Blaha have loaned us an aggregate of $187,800 which was used to pay a portion of the expenses of this offering, such as SEC registration fees, NASD registration fees and legal and accounting fees and expenses. This loan will be payable without interest on the earlier of May 18, 2006 or the consummation of this offering. The loan will be repaid out of the net proceeds of this offering not being placed in trust.

   The net proceeds of this offering not held in the trust account and not immediately required for the purposes set forth above will be invested only in United States "government securities," defined as any Treasury Bills issued by the United States having a maturity of 180 days or less, or in money market funds meeting certain conditions under Rule 2a-7 promulgated under the Investment Company Act of 1940 so that we are not deemed to be an investment company under the Investment Company Act. The interest income derived from investment of these net proceeds during this period will be used to defray our general and administrative expenses, as well as costs relating to compliance with securities laws and regulations, including associated professional fees, until a business combination is completed. We believe that, upon consummation of this offering, we will have sufficient available funds to operate for at least the next 24 months, assuming that a business combination is not consummated during that time.

   We may not use all of the proceeds held in trust in connection with a business combination, either because the consideration for the business combination is less than the proceeds in trust or because we have financed a portion of the consideration with our capital stock or debt securities. In that event, the proceeds held in the trust account, as well as any other net proceeds not expended, will be used to finance the operations of the target businesses, which may include subsequent acquisitions.

   Other than the $7,500 per month general and administrative service fees described above, no compensation of any kind (including finder's and consulting fees) will be paid to any of our initial stockholders, or any of their affiliates, for services rendered to us prior to or in connection with the consummation of the business combination. However, our initial stockholders will receive reimbursement for any out-of-pocket expenses incurred by them in connection with activities on our behalf, such as identifying potential target businesses and performing due diligence on suitable business combinations. After the consummation of a business combination, if any, to the extent our management remains as officers of the resulting business, we anticipate that they may enter into employment agreements, the terms of which shall be negotiated and which we expect to be comparable to employment agreements with other similarly-situated companies in the homeland security and/or defense industries. Further, after the consummation of a business combination, if any, to the extent our directors remain as directors of the resulting business, we anticipate that they will receive compensation comparable to directors at other similarly-situated companies in the homeland security and/or defense industries.

   A public stockholder will be entitled to receive funds from the trust account (including interest earned on his, her or its portion of the trust account) only in the event of our liquidation upon our failure to complete a business combination, or if that public stockholder were to seek to convert such shares into cash in connection with a business combination which the public stockholder previously voted against and which we actually consummate. In no other circumstances will a public stockholder have any right or interest of any kind to or in the trust account.

                                    DILUTION


   The difference between the public offering price per share of common stock, assuming no value is attributed to the warrants included in the units, and the pro forma net tangible book value per share of our common stock after this offering constitutes the dilution to investors in this offering. Net tangible book value per share is determined by dividing our net tangible book value, which is our total tangible assets less total liabilities (including the value of common stock which may be converted into cash if voted against the business combination), by the number of outstanding shares of our common stock.

   At July 18, 2005, our net tangible book value was a deficiency of $12,977, or approximately $(0.016) per share of common stock. After giving effect to the sale of 8,000,000 shares of common stock included in the units (but excluding shares issuable upon exercise of the warrants included in the units), and the deduction of underwriting discounts and estimated expenses of this offering, our pro forma net tangible book value (as decreased by the value of 1,599,200 shares of common stock which may be converted into cash) at July 18, 2005 would have been $47,031,243 or $5.60 per share, representing an immediate increase in net tangible book value of $5.62 per share to the initial stockholders and an immediate dilution of $2.40 per share or 30% to new investors not exercising their conversion rights.

   The following table illustrates the dilution to the new investors on a per-share basis, assuming no value is attributed to the warrants included in the units:

    Public offering price ..................................................   $8.00
    Net tangible book value before this offering ...........................    (.02)
    Increase attributable to new investors .................................    5.62
    Pro forma net tangible book value after this offering ..................    5.60
    Dilution to new investors ..............................................    2.40


   Our pro forma net tangible book value after this offering has been reduced by approximately $11,434,280 because if we effect a business combination, the conversion rights to the public stockholders may result in the conversion into cash of up to approximately 19.99% of the aggregate number of the shares sold in this offering at a per-share conversion price equal to the amount in the trust account calculated as of two business days prior to the consummation of the proposed business combination, inclusive of any interest, divided by the number of shares sold in this offering.

   The following table sets forth information with respect to our initial stockholders and the new investors:


                                                                   SHARES PURCHASED          TOTAL CONSIDERATION
                                                               -----------------------     ------------------------
                                                                                                                      AVERAGE PRICE
                                                                 NUMBER     PERCENTAGE       AMOUNT      PERCENTAGE     PER SHARE
                                                               ----------   ----------    -----------    ----------   -------------
Initial stockholders.......................................    2,000,000        20.0%     $    25,000       0.001%       $0.0125
New investors(1)...........................................    8,000,000        80.0%     $64,000,000      99.999%       $  8.00
                                                               ----------   ----------    -----------    ----------
                                                               10,000,000      100.0%     $64,025,000     100.000%
                                                               ==========   ==========    ===========    ==========

---------------
(1) Assumes (i) the sale of 8,000,000 units in this offering, but not the exercise of 8,000,000 warrants to purchase shares of our common stock sold as part of such units and (ii) no exercise of the underwriters' over-allotment option.

                                 CAPITALIZATION


   The following table sets forth our capitalization at July 18, 2005 and as adjusted to give effect to the sale of our units and the application of the estimated net proceeds derived from the sale of our units:


                                                              JULY 18, 2005
                                                          ----------------------
                                                                          AS
                                                           ACTUAL      ADJUSTED
                                                          --------   -----------
Notes Payable to Stockholders ........................    $187,802   $        --
                                                          --------
Total Debt ...........................................     187,802            --
                                                          --------
Common stock, $.0001 par value, -0- and 1,599,200
  shares which are subject to possible conversion,
  shares at conversion value (1)......................          --    11,434,280
Stockholders' equity:
 Preferred stock, $.0001 par value, 1,000,000 shares
   authorized; none issued or outstanding.............          --            --
 Common stock, $.0001 par value, 100,000,000 shares
   authorized; 2,000,000 shares issued and
   outstanding; 8,400,800 shares issued and
   outstanding (excluding 1,599,200 shares subject to
   possible conversion), as adjusted..................         200           840
 Additional paid-in capital ..........................      24,800    47,035,880
 Deficit accumulated during the development stage ....      (5,477)       (5,477)
                                                          --------   -----------
 Total stockholders' equity ..........................      19,523    47,031,243
                                                          --------   -----------
 Total capitalization ................................    $207,325   $58,465,523
                                                          ========   ===========

---------------
(1) If we consummate a business combination, the conversion rights afforded to our public stockholders may result in the conversion into cash (approximately $11,434,280) of up to approximately 19.99% of the aggregate number of shares (approximately 1,599,200 shares) sold in this offering at a per-share conversion price equal to the amount in the trust account ($7.15 per share), inclusive of any interest thereon, as of two business days prior to the proposed consummation of a business combination divided by the number of shares sold in this offering.

                    MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                 FINANCIAL CONDITION AND RESULTS OF OPERATIONS


   We were formed on April 20, 2005, to serve as a vehicle to acquire one or more domestic or international assets or an operating business in the homeland security or defense industries or a combination thereof, through a merger, capital stock exchange, asset acquisition or other similar business combination. We do not have any specific business combination under consideration, and neither we, nor any representative acting on our behalf, has had any contacts with any target businesses regarding a business combination. We intend to utilize cash derived from the proceeds of this offering, our capital stock, debt or a combination thereof, in effecting a business combination. The issuance of additional shares of our capital stock:

   o may significantly reduce the equity interest of our stockholders;

   o will likely cause a change in control if a substantial number of our shares of common stock are issued, which may affect, among other things, our ability to use our net operating loss carry forwards, if any, and may also result in the resignation or removal of one or more of our present officers and directors; and

   o may adversely affect prevailing market prices for our common stock.

   Similarly, if we issued debt securities, it could result in:

   o default and foreclosure on our assets if our operating revenues after a business combination were insufficient to pay our debt obligations;

   o acceleration of our obligations to repay the indebtedness even if we have made all principal and interest payments when due if the debt security contained covenants that require the satisfaction or maintenance of certain financial ratios or reserves and any such covenants were breached without a waiver or renegotiation of that covenant;

   o our immediate payment of all principal and accrued interest, if any, if the debt security was payable on demand; and

   o our inability to obtain additional financing, if necessary, if the debt security contained covenants restricting our ability to obtain additional financing while such security was outstanding.

   We have neither engaged in any operations nor generated any revenues to date. Our entire activity since inception has been to prepare for our proposed fundraising through an offering of our equity securities.

   We estimate that the net proceeds from the sale of the units, after deducting offering expenses of approximately $5,554,000 (or $6,130,000 if the underwriters' over-allotment option is exercised in full), including $1,280,000 evidencing the underwriters' non-accountable expense allowance of 2% of the gross proceeds, and underwriting discounts of approximately $3,840,000 (or $4,416,000 if the underwriters' over-allotment option is exercised in full), will be approximately $58,446,000 (or $67,470,000 if the underwriters' over-allotment option is exercised in full). Of this amount, $57,210,000, or $66,059,250 if the underwriters' over-allotment option is exercised in full, will be held in trust and the remaining $1,236,000 (or $1,410,750 if the underwriters' over-allotment option is exercised in full) will not be held in trust. We will use substantially all of the net proceeds of this offering to acquire a target business, including identifying and evaluating prospective acquisition candidates, selecting the target business, and structuring, negotiating and consummating the business combination. To the extent that our capital stock is used in whole or in part as consideration to effect a business combination, the proceeds held in the trust account as well as any other net proceeds not expended will be used to finance the operations of the target business.

   We believe that, upon consummation of this offering, the funds available to us outside of the trust account will be sufficient to allow us to operate for at least the next 24 months, assuming that a business combination is not consummated during that time. Over this time period, we anticipate making the following approximate expenditures: $200,000 of expenses for legal, accounting and other expenses attendant to the due diligence investigations, structuring and negotiating of a business combination, $250,000 of expenses for the due diligence and investigation of a target business, $180,000 for administrative services and support payable to an affiliated third party (up to $7,500 per month for 24 months), $50,000 of expenses in legal and accounting fees relating to our SEC reporting obligations and $556,000 ($730,750 if the underwriters' over-allotment option is exercised in full) for general working capital that will be used for miscellaneous expenses and reserves, including potential deposits, down payments or funding of a "no-shop" provision in connection with a particular business combination and D&O insurance.

   We do not believe we will need to raise additional funds following this offering in order to meet the expenditures required for operating our business. However, we may need to raise additional funds through a private offering of debt or equity securities if such funds are required to consummate a business combination that is presented to us.

   As of the date of this prospectus, Mr. Wasserman and Mr. Blaha have loaned us an aggregate of $187,800, which was used to pay a portion of the expenses of this offering, such as SEC registration fees, NASD registration fees and legal and accounting fees and expenses. This loan will be payable without interest on the earlier of May 18, 2006 or the consummation of this offering. The loan will be repaid out of the net proceeds of this offering not being placed in trust.


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
                               PROPOSED BUSINESS


   We are a recently organized Delaware blank check company formed for the purpose of acquiring, through a merger, capital stock exchange, asset acquisition or other similar business combination, one or more domestic or international operating businesses in the homeland security or defense industries or a combination thereof. We do not have any specific merger, capital stock exchange, asset acquisition or other business combination under consideration and we have not, nor has anyone on our behalf, contacted any potential target business or had any discussions, formal or otherwise, with respect to such a transaction. To date our efforts have been limited to organizational activities as well as activities related to this offering.

INTRODUCTION

   Beginning with the terrorist attacks on September 11, 2001 and continuing with our country's war on global terrorism, homeland security has become of paramount importance in the United States and around the world. Unfortunately, the events of September 11, 2001 exposed the fact that one of the greatest strengths of our society - its openness and interconnectedness - can also be one of its greatest vulnerabilities. Such events have driven the need for improved protection of our coastline, airlines, railroads, ports, and manufacturing facilities. We believe that our country's homeland security depends upon developing and maximizing the use of new technologies, adopting industry-wide standards and shortening the cycle between innovation and security applications. According to the Civitas Group, a strategic advisory and investment services firm serving the homeland security market, the United States homeland security market is projected to be approximately $23.4 billion and the global homeland security market is projected to be approximately $42.4 billion in 2005. In addition, by 2015 the global homeland security market is projected to exceed $170 billion, according to Homeland Security Research Corp., a homeland security market research firm.

   As a result of September 11, 2001 and the war on global terrorism, many defense industry-based companies expanded their businesses into the homeland security industry in order to take advantage of their existing government sales channels and expand the market for their products and services. Accordingly, we may purchase one or more operating businesses engaged in the homeland security industry or the defense industry or a combination thereof, in order to similarly capitalize on their existing government contracts and relationships.

   Defense spending is projected to exceed $420 billion in government fiscal year 2005, a 5.5% increase over government fiscal year 2004. The President's proposed budget for government fiscal year 2006 includes defense spending of $441 billion, a 4.8% increase over government fiscal year 2005 projections. If adopted, this would be the largest defense budget in history in actual dollars. The 2006 Department of Defense spending plan submitted to Congress includes a 25.5% increase over the next six years.

   Our management, board of directors and special advisor have established an extensive network of relationships from which to identify and generate acquisition opportunities within the homeland security and defense industries. Certain of our directors have extensive experience in the defense sector and more recently in homeland security, including serving at the highest levels of the United States Armed Forces and the Department of Homeland Security. In addition, we believe the experience of our officers and directors in investment banking and private equity investments will be beneficial in structuring and consummating a business combination.

HOMELAND SECURITY AND DEFENSE INDUSTRY SEGMENTS

   We are focused on a business combination in the homeland security or defense industries, or a combination thereof, which includes, among others, the following sectors:

   o nuclear and radiological prevention;

   o ground transport security;

   o aviation security;

   o port and maritime security;


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
   o border security;

   o physical infrastructure protection;

   o cyber security;

   o emergency preparedness and response;

   o bioterrorism prevention;

   o counterterrorism and law enforcement;

   o domestic and foreign intelligence;

   o information technology solutions, systems engineering and operation, management and support services to the U.S. Department of Defense and other U.S. government agencies; and

   o support services related to defense for the various U.S. national laboratories.

   We anticipate that target business candidates will be brought to our attention from various unaffiliated sources, including investment bankers, attorneys, accountants, venture capital funds, private equity funds, leveraged buyout funds, management buyout funds, brokers and other members of the financial community, who may present solicited or unsolicited proposals. We expect such sources to become aware that we are seeking a business combination candidate by a variety of means, such as publicly available information relating to this offering, public relations and marketing efforts and/or direct contact by management to be commenced following the completion of this offering. Our existing stockholders, officers, directors and special advisor as well as their affiliates may also bring to our attention target business candidates. While our officers and directors make no commitment as to the amount of time they will spend trying to identify or investigate potential target businesses, they believe that the various relationships they have developed over their careers together with their direct inquiry of their contacts will generate a number of potential target businesses that will warrant further investigation. While we do not presently anticipate engaging the services of professional firms that specialize in business acquisitions on any formal basis, we may engage these firms in the future, in which event we may pay a finder's fee or other compensation. The terms of any such arrangements will be negotiated with such persons on an arm's length basis and disclosed to our stockholders in the proxy materials we provide in connection with any proposed business combination. In no event, however, will we pay any of our existing officers, directors or stockholders or any entity with which they are affiliated any finder's fee or other compensation for services rendered to us prior to or in connection with the consummation of a business combination. We will pay Maxim Group LLC a cash fee at the closing of our business combination equal to 1% of the gross proceeds of this offering (including any proceeds, if any, as a result of the exercise of the over-allotment option). In addition, none of our officers, directors or existing stockholders will receive any finder's fee, consulting fees or any similar fees or other compensation from any other person or entity in connection with our initial business combination other than any compensation or fees to be received for any services provided following such business combination.

   While we may need to effect a business combination with more than one target business, which may be in different homeland security and defense sectors, our initial business acquisition must be with one or more operating businesses the fair market value of which is, either individually or collectively, at least equal to 80% of our net assets at the time of such acquisition. We do not have any specific business combination under consideration, and we have not had any preliminary contacts or discussions with any target businesses regarding a business combination.

   Prior to completion of a business combination, we will seek to have all vendors, prospective target businesses or other entities that we engage execute agreements with us waiving any right, title, interest or claim of any kind in or to any monies held in the trust account for the benefit of our public stockholders. In the event that a vendor, prospective target business or other entity were to refuse to execute such a waiver, we will execute an agreement with that entity only if our management first determines that we would be unable to obtain, on a reasonable basis, substantially similar services or opportunities from another entity willing to execute such a waiver.


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
MANAGEMENT AND BOARD EXPERTISE AND EXPERIENCE

   We believe that the experience and contacts of our officers and directors in the defense and homeland security industries, as well as the investment banking and private equity fields, will give us an advantage sourcing, structuring and consummating a business combination.

   STEVEN M. WASSERMAN, CHIEF EXECUTIVE OFFICER, PRESIDENT AND CO-CHAIRMAN OF THE BOARD OF DIRECTORS

   o Over twenty years of experience in financial advisory and investment fields as well as operating businesses;

   o Current managing partner of AMT Ventures LLC, an entity primarily engaged in public and private equity and debt investments on a principal basis;

   o Current managing partner of AMT Capital Partners LLC, an investment banking and advisory firm, a position he has held since June 1998; and

   o Previously managing director of the Cardinal Fund, a risk arbitrage entity, a position he has held for more than four years.

   GARY E. JOHNSON, CO-CHAIRMAN OF THE BOARD OF DIRECTORS

   o Current president of High Beta of New Mexico, a venture capital company specializing in investments in companies focused on alternative forms of energy;

   o Former Governor of New Mexico from January 1995 to December 2002, the first Governor in the history of New Mexico to serve two consecutive four year terms and the recipient of a ranking among the nation's seven top governors in each of the Cato Institute's fiscal report cards between 1996 and 2002;

   o As Governor, Mr. Johnson signed into law tax credits to help Sandia National Laboratories offer assistance to small businesses, and he signed a joint-power agreement between the State of New Mexico and Los Alamos National Laboratories to help make the Internet more accessible to rural areas; and

   o Founder in April 1975 and former president of Big J Enterprises Inc., a full-service commercial and industrial construction company, one of New Mexico's leading construction companies at the time of its sale in 1999.

   ROBERT B. BLAHA, CHIEF MANAGEMENT OFFICER AND EXECUTIVE VICE PRESIDENT

   o Over twelve years experience in management consulting to Fortune 500 companies;

   o Current president of Human Capital Associates, a management consulting company;

   o Current vice chairman and a member of the board of directors of Integrity Bank & Trust (Colorado Springs, Colorado);

   o Previously held senior management positions with Ford Motor Company (NYSE: F), Monsanto Company (NYSE: MON), Engelhard Corporation (NYSE: EC) and ASEA Brown Boveri (NYSE: ABB); and

   o Authored numerous articles and three books on issues relating to high performance work systems, leadership, and achieving organizational wide commitment to change and efficiency.

   CAROL A. DIBATTISTE, DIRECTOR

   o 34 years of experience in the defense industry including most recently homeland security;

   o Current chief credentialing, compliance and privacy officer with ChoicePoint Inc. (NYSE: CPS), a leading provider of identification and credential verification services;

   o Former deputy administrator from July 2004 to April 2005 and chief of staff from March 2003 to July 2004, of the Transportation Security Administration (TSA), Department of Homeland Security,

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
     responsible for overseeing all TSA functions and serving as liaison between the TSA and the Department of Homeland Security;

   o Former under secretary of the United States Air Force from August 1999 to January 2001, the second highest ranking position responsible for readiness recruiting, training and equipping more than 710,000 individuals and a budget of over $70 billion; and

   o Former deputy United States attorney for the Southern District of Florida from January 1998 to August 1999, and director, Executive Office for United States Attorneys, Department of Justice from July 1994 to December 1997.

   GENERAL RONALD FOGLEMAN, DIRECTOR

   o 34 years of distinguished service in the United States Air Force;

   o Former member of the Joint Chiefs of Staff, acting as military advisor to the Secretary of Defense, the National Security Council and the President of the United States;

   o Previously the 15th chief of staff of the U.S. Air Force as the senior uniformed officer responsible for the organizing, training and equipping of 750,000 active duty, guard, reserve and civilian forces serving in the United States and overseas; and

   o Former commander-in-chief of the U.S. Transportation Command (CINCTRANS).

   GENERAL ROBERT T. HERRES, DIRECTOR

   o Over 36 years of military experience and 14 years as a senior executive;

   o Former vice chairman of the Joint Chiefs of Staff from February 1987 to February 1990, the nation's second highest ranking military officer;

   o Former first commander of the United States Space Command from September 1985 to January 1987; and

   o Former chief executive officer and chairman of the board of United Services Automobile Association (USAA), a member owned diversified insurance and financial service organization servicing current and former members of the U.S. military and their families.

   MICHAEL WEINSTEIN, SPECIAL ADVISOR

   o Over 20 years of experience in government procurement, business development, technology investments and law;

   o Current director of business development, department of energy programs for Perot Systems Corp. (NYSE: PER);

   o Former assistant general counsel in the Executive Office of the President of the United States, White House Office of Administration, during which time he assisted in the drafting of Federal acquisition protocols; and

   o Former attorney and advisor for telecommunications and information systems, Office of Management and Budget, Executive Office of the President of the United States in which position Mr. Weinstein developed policy on telecommunications and information systems infrastructure for the United States Air Force.

COMPETITIVE ADVANTAGES

   We believe that the experience and contacts of our directors, officers and special advisor will give us an advantage in sourcing, structuring and consummating a business combination. The future role of our key personnel following a business combination, however, cannot presently be fully ascertained. Specifically, the members of our current management are not obligated to remain with us subsequent to a business combination, and we cannot assure you that the resignation or retention of our current management will be included as a term or condition in any agreement relating to a business combination. In addition, despite the

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
competitive advantages we believe we enjoy, we remain subject to significant competition with respect to identifying and executing a business combination.

   Established Deal Sourcing Network

   Through our management team, our directors and special advisor we believe we have extensive contacts and sources from which to generate acquisition opportunities within the homeland security and defense sectors. These contacts and sources include government, private and public companies within the homeland security and defense industries, private equity and venture capital funds, investment bankers, attorneys and accountants.

EFFECTING A BUSINESS COMBINATION

   General

   We are not presently engaged in, and we will not engage in, any substantive commercial business for an indefinite period of time following this offering. We intend to utilize cash derived from the proceeds of this offering, our capital stock, debt or a combination of these in effecting a business combination. Although substantially all of the net proceeds of this offering are intended to be generally applied toward effecting a business combination as described in this prospectus, the proceeds are not otherwise being designated for any more specific purposes. Accordingly, prospective investors will invest in us without an opportunity to evaluate the specific merits or risks of any one or more business combinations. A business combination may involve the acquisition of, or merger with, a company which does not need substantial additional capital but which desires to establish a public trading market for its shares, while avoiding what it may deem to be adverse consequences of undertaking a public offering itself. These include time delays, significant expense, loss of voting control and compliance with various Federal and state securities laws. In the alternative, we may seek to consummate a business combination with a company that may be financially unstable or in its early stages of development or growth. While we may seek to effect business combinations with more than one target business, we will probably have the ability, as a result of our limited resources, to effect only a single business combination with the proceeds of this offering.

   We have not selected or approached any target business

   We do not have any specific merger, capital stock exchange, asset acquisition or other business combination under consideration and we have not, nor has anyone on our behalf, contacted any potential target business or had any preliminary contact or discussions, formal or otherwise, with respect to such a transaction. Additionally, we have not engaged or retained any agent or other representative to identify or locate any suitable acquisition candidate. Finally, there have been no diligence, discussions, negotiations and/or other similar activities undertaken, directly or indirectly, by us, our affiliates or representatives, or by any third party, with respect to a business combination transaction with us.

   Subject to the limitations that a target business or businesses have a collective fair market value of at least 80% of our net assets at the time of the acquisition, as described below in more detail, we will have virtually unrestricted flexibility in identifying and selecting a prospective acquisition candidate. Accordingly, there is no basis for investors in this offering to evaluate the possible merits or risks of the target business with which we may ultimately complete a business combination. To the extent we effect a business combination with a financially unstable company or an entity in its early stage of development or growth, including entities without established records of sales or earnings, we may be affected by numerous risks inherent in the business and operations of financially unstable and early stage or potential emerging growth companies. Although our management will endeavor to evaluate the risks inherent in a particular target business, we cannot assure you that we will properly ascertain or assess all significant risk factors.

   Sources of target businesses

   We anticipate that target business candidates will be brought to our attention from various unaffiliated sources, including investment bankers, attorneys, accountants, venture capital funds, private equity funds, leveraged buyout funds, management buyout funds and other members of the financial community as well as sources and relationships in the homeland security and defense industries and government, who may present

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
solicited or unsolicited proposals. We expect such sources to become aware that we are seeking a business combination candidate by a variety of means, such as publicly available information relating to this offering, public relations and marketing efforts and/or direct contact by management to be commenced following the completion of this offering. Our existing stockholders, officers, directors and special advisor as well as their affiliates may also bring to our attention target business candidates. While our officers and directors make no commitment as to the amount of time they will spend trying to identify or investigate potential target businesses, they believe that the various relationships they have developed over their careers together with their direct inquiry of their contacts will generate a number of potential target businesses that will warrant further investigation. We anticipate that the positions held and contacts maintained by our officers, directors and special advisor within the investment community and the homeland security and defense industries will generate potential acquisition candidates. While we do not presently anticipate engaging the services of professional firms that specialize in business acquisitions on any formal basis, we may engage these firms in the future, in which event we may pay a finder's fee or other compensation. While our officers and directors make no commitment as to the amount of time they will spend trying to identify or investigate potential target businesses, they believe that the various relationships they have developed over their careers together with their direct inquiry of their contacts will generate a number of potential target businesses that will warrant further investigation. In no event, however, will we pay any of our existing officers, directors, special advisor or stockholders or any entity with which they are affiliated any finder's fee or other compensation for services rendered to us prior to or in connection with the consummation of a business combination. However, in the event any of our existing officers, directors, special advisor or stockholders has a pre-existing relationship with any company that we enter into a business combination with, they may be entitled to receive compensation from the target company pursuant to their pre-existing relationship. We will not enter into any business combinations with any affiliates of our initial stockholders, officers or directors without obtaining an opinion from an independent investment banking firm that a business combination with any such company is fair to our stockholders from a financial point of view.

   Selection of a target business and structuring of a business combination

   Subject to the requirement that our initial business combination must be with a target business or businesses with a collective fair market value that is at least 80% of our net assets at the time of such acquisition, our management will have virtually unrestricted flexibility in identifying and selecting a prospective target business. In evaluating a prospective target business (including any such target that may have international operations or assets), our management will consider, among other factors, the following:

   o financial condition and results of operation;

   o growth potential;

   o experience and skill of management and availability of additional personnel;

   o capital requirements;

   o competitive position;

   o barriers to entry into the target business's industries;

   o stage of development of the products, processes or services;

   o degree of current or potential market acceptance of the products, processes or services;

   o proprietary features and degree of intellectual property or other protection of the products, processes or services;

   o regulatory environment of the industry; and

   o costs associated with effecting the business combination.

   These criteria are not intended to be exhaustive. Any evaluation relating to the merits of a particular business combination will be based, to the extent relevant, on the above factors as well as other considerations deemed relevant by our management in effecting a business combination consistent with our business objective. In evaluating a prospective target business, we will conduct an extensive due diligence

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
review which will encompass, among other things, meetings with incumbent management, where applicable, and inspection of facilities, as well as review of financial and other information which will be made available to us.

   We expect that our chief executive officer and president and our chief management officer and executive vice president will allocate a significant amount of their time, as necessary, for meetings with management and/or other representatives of target business candidates, site visits, due diligence, interviews with incumbent management, negotiations and any other activities necessary to complete a business combination. We may also engage an independent third party consultant or expert to assist us in the due diligence process although we have not identified or engaged any such consultants or experts as of the date of this prospectus.

   We will endeavor to structure a business combination so as to achieve the most favorable tax treatment to us, the target business and its stockholders, as well as our own stockholders. We cannot assure you, however, that the Internal Revenue Service or appropriate state tax authority will agree with our tax treatment of the business combination.

   The time and costs required to select and evaluate a target business and to structure and complete the business combination cannot presently be ascertained with any degree of certainty. Any costs incurred with respect to the identification and evaluation of a prospective target business with which a business combination is not ultimately completed will result in a loss to us and reduce the amount of capital available to otherwise complete a business combination. We will not pay any finders or consulting fees to our initial stockholders, or any of their respective affiliates, for services rendered to or in connection with a business combination. However, in the event any of our existing officers, directors or stockholders has a pre-existing relationship with any company that we enter into a business combination with, they may be entitled to receive compensation from the target company pursuant to their pre-existing relationship. We will not enter into any business combinations with any affiliates of our initial stockholders, officers or directors without obtaining an opinion from an independent investment banking firm that a business combination with any such company is fair to our stockholders from a financial point of view.

   Fair market value of target business

   The initial target business or businesses that we acquire must have a collective fair market value equal to at least 80% of our net assets at the time of such acquisition. There is no limitation on our ability to raise funds privately or through loans that would allow us to acquire a target business or businesses with a fair market value in an amount considerably greater than 80% of our net assets at the time of acquisition. We have not had any preliminary discussions, or made any agreements or arrangements, with respect to financing arrangements with any third party. The fair market value of any such business or businesses will be determined by our board of directors based upon standards generally accepted by the financial community, such as actual and potential sales, earnings and cash flow and book value. If our board is not able to independently determine that the target business has a sufficient fair market value, we will obtain an opinion from an unaffiliated, independent investment banking firm which is a member of the National Association of Securities Dealers, Inc. with respect to the satisfaction of such criteria. However, we will not be required to obtain an opinion from an investment banking firm as to the fair market value if our board of directors independently determines that the target business has sufficient fair market value. We expect that any such opinion will be included in our proxy soliciting materials furnished to our stockholders in connection with a business combination, and that such independent investment banking firm will be a consenting expert.

   Probable lack of business diversification

   While we may seek to effect business combinations with more than one target business, our initial business combination must be with a target business which satisfies the minimum valuation standard at the time of such acquisition, as discussed above. Consequently, it is probable that we will have the ability to effect only a single business combination. Accordingly, the prospects for our ability to execute any potential business plan may be entirely dependent upon the future performance of a single business. Unlike other entities which may have the resources to complete several business combinations of entities operating in multiple industries or multiple areas of a single industry, it is probable that we will not have the resources to

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
diversify our operations or benefit from the possible spreading of risks or offsetting of losses. By consummating a business combination with only a single entity, our lack of diversification may:

   o subject us to numerous economic, competitive and regulatory developments, any or all of which may have a substantial adverse impact upon the particular industry in which we may operate subsequent to a business combination, and

   o result in our dependency upon the development or market acceptance of a single or limited number of products, processes or services.

   Additionally, since it is possible that our business combination may entail the simultaneous acquisitions of several assets or operating businesses at the same time and may be with different sellers, we will need to convince such sellers to agree that the purchase of their assets or closely related businesses is contingent upon the simultaneous closings of the other acquisitions.

   Limited ability to evaluate the target business's management

   Although we intend to closely scrutinize the management of prospective target businesses when evaluating the desirability of effecting a business combination, we cannot assure you that our assessment of the target business's management will prove to be correct. In addition, we cannot assure you that the future management will have the necessary skills, qualifications or abilities to manage a public company intending to embark on a program of business development. Furthermore, the future role of our officers and directors, if any, in the target businesses cannot presently be stated with any certainty. While it is possible that one or more of our officers and directors will remain associated with us in some capacity following a business combination, it is unlikely that any of them will devote their full efforts to our affairs subsequent to a business combination. Moreover, we cannot assure you that our officers and directors will have significant experience or knowledge relating to the operations of the particular target business acquired.

   Following a business combination, we may seek to recruit additional managers to supplement the incumbent management of the target business. We cannot assure you that we will have the ability to recruit additional managers, or that additional managers will have the requisite skills, knowledge or experience necessary to enhance the incumbent management.

   Opportunity for stockholder approval of business combination

   Prior to the completion of a business combination, we will submit the transaction to our stockholders for approval, even if the nature of the acquisition is such as would not ordinarily require stockholder approval under applicable state law. In connection with seeking stockholder approval of a business combination, we will furnish our stockholders with proxy solicitation materials prepared in accordance with the Securities Exchange Act of 1934, which, among other matters, will include a description of the operations of the target business and certain required financial information regarding the business.

   In connection with the vote required for any business combination, all of our initial stockholders, including all of our officers and directors, have agreed to vote their respective shares of common stock owned by them immediately prior to this offering in accordance with the majority of the shares of common stock voted by the public stockholders. In addition, our existing stockholders have agreed to vote any shares of common stock acquired in or following this offering in favor of the business combination submitted to our stockholders for approval. Accordingly, they will not be able to exercise conversion rights with respect to a potential business combination. We will proceed with the business combination only if a majority of the shares of common stock voted by the public stockholders are voted in favor of the business combination and public stockholders owning less than 20% of the shares sold in this offering exercise their conversion rights. Voting against the business combination alone will not result in conversion of a stockholder's shares into a pro rata share of the trust account. Such stockholder must have also exercised its conversion rights described below.

   Conversion rights

   At the time we seek stockholder approval of any business combination, we will offer each public stockholder the right to have such stockholder's shares of common stock converted to cash if the stockholder votes against the business combination and the business combination is approved and completed. The actual

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
per-share conversion price will be equal to the amount in the trust account, inclusive of any interest (calculated as of two business days prior to the consummation of the proposed business combination), divided by the number of shares sold in this offering. Without taking into any account interest earned on the trust account, the initial per-share conversion price would be $7.15 or $0.85 less than the per-unit offering price of $8.00. However, to the extent an initial stockholder acquires shares during or after this offering, the average per-share cost of each of the shares held by that initial stockholder will likely be less than the per-share conversion price, after taking into account the $.0125 per share price paid by the initial stockholders for their initial shares. Because the initial per share conversion price is $7.15 per share (plus any interest), which is lower than the $8.00 per unit price paid in the offering and, which may be lower then the market price of the common stock on the date of the conversion, there may be a disincentive on the part of public stockholders to exercise their conversion rights. An eligible stockholder may request conversion at any time after the mailing to our stockholders of the proxy statement and prior to the vote taken with respect to a proposed business combination at a meeting held for that purpose, but the request will not be granted unless the stockholder votes against the business combination and the business combination is approved and completed. Any request for conversion, once made, may be withdrawn at any time up to the date of the meeting. It is anticipated that the funds to be distributed to stockholders entitled to convert their shares who elect conversion will be distributed promptly after completion of a business combination. Public stockholders who convert their stock into their share of the trust account still have the right to exercise the warrants that they received as part of the units. We will not complete any business combination if public stockholders, owning 20% or more of the shares sold in this offering, exercise their conversion rights.

   Liquidation if no business combination

   If we do not complete a business combination within 18 months after the consummation of this offering, or within 24 months if the extension criteria described below have been satisfied, we will be dissolved and will distribute to all of our public stockholders, in proportion to their respective equity interests, an aggregate sum equal to the amount in the trust account, inclusive of any interest, plus any remaining net assets. Our initial stockholders have waived their rights to participate in any liquidation distribution with respect to shares of common stock owned by them immediately prior to this offering. There will be no distribution from the trust account with respect to our warrants, which will expire worthless.

   If we were to expend all of the net proceeds of this offering, other than the proceeds deposited in the trust account, and without taking into account interest, if any, earned on the trust account, the initial per-share liquidation price would be $7.15 or $0.85 less than the per-unit offering price of $8.00. The proceeds deposited in the trust account could, however, become subject to the claims of our creditors which could be prior to the claims of our public stockholders. We cannot assure you that the actual per-share liquidation price will not be less than $7.15, plus interest, due to claims of creditors. Although we will seek to have all vendors, prospective target businesses or other entities we engage execute agreements with us waiving any right, title, interest or claim of any kind in or to any monies held in the trust account for the benefit of our public stockholders, there is no guarantee that they will execute such agreements or even if they execute such agreements that they would be prevented from bringing claims against the trust account. If any third party refused to execute an agreement waiving such claims to the monies held in the trust account, we would perform an analysis of the alternatives available to us if we chose not to engage such third party and evaluate if such engagement would be in the best interest of our stockholders if such third party refused to waive such claims. Examples of possible instances where we may engage a third party that refused to execute a waiver include the engagement of a third party consultant whose particular expertise or skills are believed by management to be significantly superior to those of other consultants that would agree to execute a waiver or in cases where management is unable to find a provider of required services willing to provide the waiver. In any event, our management would perform an analysis of the alternatives available to it and would only enter into an agreement with a third party that did not execute a waiver if management believed that such third party's engagement would be significantly more beneficial to us than any alternative. In addition, there is no guarantee that such entities will agree to waive any claims they may have in the future as a result of, or arising out of, any negotiations, contracts or agreements with us and will not seek recourse against the trust account for any reason. Our chief executive officer and president and chief management officer and executive vice president have agreed pursuant to agreements with us and the representative of the underwriters that, if we distribute the proceeds held in trust to our public stockholders, they will be personally liable under certain circumstances (for example, if a vendor does not waive any rights or claims to the trust account) to pay debts and obligations to vendors or other entities that are owed money by us for services rendered or products sold to us in excess of the net proceeds of this offering not held in the trust account, to the extent necessary to ensure that such claims do not reduce the amount in the trust account. We cannot assure you, however, that they would be able to satisfy those obligations.

   If we enter into either a letter of intent, an agreement in principle or a definitive agreement to complete a business combination prior to the expiration of 18 months after the consummation of this offering, but are unable to complete the business combination within the 18 month period, then we will have an additional six months in which to complete the business combination contemplated by the letter of intent, agreement in principle or definitive agreement. If we are unable to do so by the expiration of the 24 month period from the consummation of this offering, we will then liquidate. Upon notice from us, the trustee of the trust account will commence liquidating the investments constituting the trust account and will turn over the proceeds to our transfer agent for distribution to our public stockholders. We anticipate that our instruction to the trustee would be given promptly after the expiration of the applicable 18 month or 24 month period.

   Our public stockholders shall be entitled to receive funds from the trust account only in the event of our liquidation or if the stockholders seek to convert their respective shares into cash upon a business combination which the stockholder voted against and which is actually completed by us. In no other circumstances shall a stockholder have any right or interest of any kind to or in the trust account. Voting against the business combination alone will not result in conversion of a stockholder's shares into a pro rata share of the trust account. Such stockholder must have also exercised its conversion rights described above.

COMPETITION FOR TARGET BUSINESSES

   In identifying, evaluating and selecting a target business, we may encounter intense competition from other entities having a business objective similar to ours. Many of these entities are well established and have extensive experience identifying and effecting business combinations directly or through affiliates. Many of these competitors possess greater technical, human and other resources than us and our financial resources will be relatively limited when contrasted with those of many of these competitors. While we believe there are numerous potential target businesses that we could acquire with the net proceeds of this offering, our ability to compete in acquiring certain sizable target businesses will be limited by our available financial resources. This inherent competitive limitation gives others an advantage in pursuing the acquisition of a target business. Further:

   o our obligation to seek stockholder approval of a business combination or obtain the necessary financial information to be included in the proxy statement to be sent to stockholders in connection with such business combination may delay or prevent the completion of a transaction;

   o our obligation to convert into cash shares of common stock held by our public stockholders in certain instances may reduce the resources available to us for a business combination;

   o our outstanding warrants and options, and the future dilution they potentially represent, may not be viewed favorably by certain target businesses; and

   o the requirement to acquire assets or an operating business that has a fair market value equal to at least 80% of our net assets at the time of the acquisition could require us to acquire several assets or closely related operating businesses at the same time, all of which sales would be contingent on the closings of the other sales, which could make it more difficult to consummate the business combination.

   Additionally, we face competition from other blank-check companies which have formed recently, a number of which may consummate a business combination in any industry they choose. We may therefore be subject to competition from these companies, which are seeking to consummate a business plan similar to ours and which will, as a result, increase demand for privately-held companies to combine with companies structured similarly to ours. Further, the fact that only one of approximately 24 such companies since August 2003 has completed a business combination and three of such companies have entered into a definitive agreement for a business combination may be an indication that there are only a limited number of attractive target businesses available to such entities or that many privately-held target businesses may not be inclined to enter into business combinations with publicly held blank check companies like us.

   Any of these factors may place us at a competitive disadvantage in negotiating a business combination. Our management believes, however, that our status as a public entity and potential access to the United States public equity markets may give us a competitive advantage over privately-held entities having a similar business objective as us in acquiring a target business with significant growth potential on favorable terms.

   If we effect a business combination, there will be, in all likelihood, intense competition from competitors of the target business. We cannot assure you that, subsequent to a business combination, we will have the resources or ability to compete effectively.

FACILITIES

   We maintain our executive offices at 328 West 77th Street, New York, New York, 10024. We have agreed to pay ASG Management, Inc., an affiliated third party of which Mr. Wasserman and Mr. Blaha are principals, approximately $7,500 per month for office space (located at our executive offices) and certain additional general and administrative services.

   We consider our current office space adequate for our current operations.

EMPLOYEES

   We have two officers, both of whom are also members of our board of directors. These individuals are not obligated to contribute any specific number of hours per week and intend to devote only as much time as they deem necessary to our affairs. The amount of time they will devote in any time period will vary based on the availability of suitable target businesses to investigate, although we expect such individuals to devote an average of approximately ten hours per week to our business. We do not intend to have any full time employees prior to the consummation of a business combination.

PERIODIC REPORTING AND FINANCIAL INFORMATION

   We will register our units, common stock and warrants under the Securities Exchange Act of 1934, as amended, and have reporting obligations, including the requirement that we file annual and quarterly reports with the SEC. In accordance with the requirements of the Securities Exchange Act of 1934, our annual reports will contain financial statements audited and reported on by our independent accountants.

   We will not acquire an operating business in the homeland security or defense industries if audited financial statements based on United States generally accepted accounting principles cannot be obtained for such target business. Alternatively, we will not acquire assets if the financial information called for by applicable law cannot be obtained for such assets. Additionally, our management will provide stockholders with the foregoing financial information as part of the proxy solicitation materials sent to stockholders to assist them in assessing each specific target business or assets we seek to acquire. Our management believes that the requirement of having available financial information for the target business or assets may limit the pool of potential target businesses or assets available for acquisition.

LEGAL PROCEEDINGS

   To the knowledge of our management, there is no litigation currently pending or contemplated against us or any of our officers or directors in their capacity as such.

COMPARISON TO OFFERINGS OF BLANK CHECK COMPANIES

   The following table compares and contrasts the terms of our offering and the terms of an offering of blank check companies under Rule 419 promulgated by the SEC assuming that the gross proceeds, underwriting discounts and underwriting expenses for the Rule 419 offering are the same as this offering and that the underwriters will not exercise their over-allotment option. None of the terms of a Rule 419 offering will apply to this offering.

                                          TERMS OF OUR OFFERING                            TERMS UNDER A RULE 419 OFFERING
                             -------------------------------------------------    -------------------------------------------------
ESCROW OF OFFERING          $57,210,000 of the net offering proceeds will be     $52,992,000 would be required to be deposited
  PROCEEDS                  deposited into a trust account at JP Morgan Chase    into either an escrow account with an insured
                            NY Bank maintained by American Stock Transfer        depositary institution or in a separate bank
                            & Trust Company.                                     account established by a broker-dealer in which
                                                                                 the broker-dealer acts as trustee for persons
                                                                                 having the beneficial interests in the account.

INVESTMENT OF NET           The $57,210,000 of net offering proceeds held in     Proceeds could be invested only in specified
  PROCEEDS                  trust will be invested only in U.S. "government      securities such as a money market fund meeting
                            securities," defined as Treasury Bills issued by     conditions of the Investment Company Act of 1940
                            the United States having a maturity of 180 days      or in securities that are direct obligations of,
                            or less or in money market funds meeting certain     or obligations guaranteed as to principal or
                            conditions under Rule 2a-7 under the Investment      interest by the United States.
                            Company Act of 1940.

LIMITATION ON FAIR VALUE    The initial target business that we acquire must     We would be restricted from acquiring a target
  OR NET ASSETS             have a fair market value equal to at least 80% of    business unless the fair value of such business
  OF TARGET BUSINESS        our net assets at the time of such acquisition.      or net assets to be acquired represent at least
                                                                                 80% of the maximum offering proceeds.

TRADING OF SECURITIES       The units shall commence trading on or promptly      No trading of the units or the underlying common
  ISSUED                    after the date of this prospectus. The common        stock and warrants would be permitted until the
                            stock and warrants comprising the units may begin    completion of a business combination. During this
                            to trade separately on the 90th day after the        period, the securities would be held in the
                            date of this prospectus unless the representative    escrow or trust account.
                            of the underwriters informs us of its decision to
                            allow earlier separate trading, provided we have
                            filed with the SEC a Current Report on Form 8-K,
                            which includes an audited balance sheet
                            reflecting our receipt of the gross proceeds of
                            this offering, including any proceeds we receive
                            from the exercise of the over-allotment option,
                            if such option is exercised prior to the filing
                            of the Form 8-K. Thereafter the units will no
                            longer trade.

                                          TERMS OF OUR OFFERING                            TERMS UNDER A RULE 419 OFFERING
                             -------------------------------------------------    -------------------------------------------------
EXERCISE OF THE WARRANTS    The warrants cannot be exercised until the later     The warrants could be exercised prior to the
                            of the completion of a business combination or       completion of a business combination, but
                            one year from the date of this prospectus and,       securities received and cash paid in connection
                            accordingly, will only be exercised after the        with the exercise would be deposited in the
                            trust account has been terminated and                escrow or trust account.
                            distributed.

ELECTION TO REMAIN          We will give our stockholders the opportunity to     A prospectus containing information required by
  AN INVESTOR               vote on the business combination. In connection      the SEC would be sent to each investor. Each
                            with seeking stockholder approval, we will send      investor would be given the opportunity to notify
                            each stockholder a proxy statement containing        the company, in writing, within a period of no
                            information required by the SEC. A stockholder       less than 20 business days and no more than 45
                            following the procedures described in this           business days from the effective date of the
                            prospectus is given the right to convert his or      post-effective amendment, to decide whether he or
                            her shares into his or her pro rata share of the     she elects to remain a stockholder of the company
                            trust account. However, a stockholder who does       or require the return of his or her investment.
                            not follow these procedures or a stockholder who     If the company has not received the notification
                            does not take any action would not be entitled to    by the end of the 45th business day, funds and
                            the return of any funds.                             interest or dividends, if any, held in the trust
                                                                                 or escrow account would automatically be returned
                                                                                 to the stockholder. Unless a sufficient number of
                                                                                 investors elect to remain investors, all of the
                                                                                 deposited funds in the escrow account must be
                                                                                 returned to all investors and none of the
                                                                                 securities would be issued.

BUSINESS COMBINATION        A business combination must occur within 18          If an acquisition has not been consummated within
  DEADLINE                  months after the consummation of this offering or    18 months after the effective date of the initial
                            within 24 months after the consummation of this      registration statement, funds held in the trust
                            offering if a letter of intent, agreement in         or escrow account would be returned to investors.
                            principle or definitive agreement relating to a
                            prospective business combination was entered into
                            prior to the end of the 18 month period.

RELEASE OF FUNDS            The proceeds held in the trust account will not      The proceeds held in the escrow account would not
                            be released until the earlier of the completion      be released until the earlier of the completion
                            of a business combination or our liquidation upon    of a business combination or the failure to
                            our failure to effect a business combination         effect a business combination within the allotted
                            within the allotted time.                            time.

                                   MANAGEMENT

DIRECTORS AND EXECUTIVE OFFICERS

   Our current directors and executive officers are as follows:

NAME                        AGE   POSITION
----                        ---   --------
Steven M. Wasserman          44   Chief Executive Officer, President, Secretary and Co-Chairman
                                  of the Board of Directors

Gary E. Johnson              52   Co-Chairman of the Board of Directors

Robert B. Blaha              50   Chief Management Officer, Executive Vice President and Director

Carol A. DiBattiste          53   Director

Ronald R. Fogleman           63   Director

Robert T. Herres             72   Director

   STEVEN M. WASSERMAN has served as our chief executive officer and secretary since April 2005 and as our president and co-chairman of the board of directors since August 2005. From April 2005 to August 2005, Mr. Wasserman also served as our chairman. Mr. Wasserman also currently serves as the managing partner of AMT Ventures LLC, an entity primarily engaged in public and private equity and debt investments on a principal basis, a position he has held since April 2004. In addition, Mr. Wasserman is the managing partner of AMT Capital Partners LLC, an investment banking and advisory firm, a position he has held since June 1998. From June 1997 to July 2001, Mr. Wasserman was the managing director of the Cardinal Fund, a risk arbitrage fund.

   GOVERNOR GARY E. JOHNSON has served as co-chairman of the board of directors since August 2005. In July 2005 he was elected a director. Since June 2004, Governor Johnson has been the president of High Beta of New Mexico, a venture capital company specializing in investments in companies focused on alternative forms of energy. From October 1998 to the present Mr. Johnson has also served as president of GEJ Enterprises, Inc., a construction consulting company. From January 1995 to December 2002, Mr. Johnson served as Governor of the State of New Mexico, having been the first governor in the history of New Mexico to be elected for two consecutive four year terms and was the recipient of a ranking among the nation's seven top governors in each of the Cato Institute's fiscal report cards between 1996 and 2002. As Governor, Mr.
Johnson signed into law tax credits to help Sandia National Laboratories offer assistance to small businesses, and he signed a joint-powers agreement between the State of New Mexico and Los Alamos National Laboratories to help make the Internet more accessible to rural areas. Prior to serving as Governor, from April 1975 to October 1998 Mr. Johnson was the founder and president of Big J Enterprises, Inc., a full-service commercial and industrial construction company located in New Mexico with clients such as Sandia National Laboratories, Honeywell International Inc. (NYSE: HON) and Intel Corp.
(Nasdaq: INTC). Mr. Johnson sold Big J Enterprises Inc. in 1999, and at the time of its sale it was one of New Mexico's leading construction companies.

   ROBERT B. BLAHA has served as our chief management officer, executive vice president and a director since July 2005. Mr. Blaha currently serves as the president of Human Capital Associates, a management consulting company, a position he has held since June 1993. Since February 2003, Mr. Blaha has also served as the vice chairman and member of the board of directors of Integrity Bank & Trust, a commercial bank based in Colorado Springs, Colorado. During his career, Mr. Blaha has held senior management positions with Ford Motor Company (NYSE: F), Monsanto Company (NYSE: MON), Engelhard Corporation (NYSE:
EC) and Asea Brown Boveri (NYSE: ABB). Mr. Blaha has authored numerous articles and three books, entitled "Beyond Survival," "The Archer Chronicles" and "The Lean Six Sigma Accelerator," on issues relating to high performance work systems, leadership and achieving organizational wide commitment to change and efficiency.

   CAROL A. DIBATTISTE has served as a director since July 2005. Ms. DiBattiste is currently the chief credentialing, compliance and privacy officer with ChoicePoint Inc. (NYSE: CPS), a leading provider of identification and credential verification services, a position she has held since April 2005. From July 2004 to

April 2005, Ms. DiBattiste served as deputy administrator, Transportation Security Administration (TSA), Department of Homeland Security, and as the TSA's chief of staff from March 2003 to July 2004, with responsibility for overseeing all TSA functions and serving as liaison between TSA and the Department of Homeland Security. From February 2001 to February 2003, Ms. DiBattiste was a partner at the law firm of Holland & Knight, LLP. Additionally, Ms. DiBattiste served as under secretary in the United States Air Force from August 1999 to January 2001, the second highest position, responsible for readiness, recruiting, training and equipping a force of 710,000 individuals and a budget of over $70 billion. From December 1997 to August 1999, Ms. DiBattiste was the deputy United States attorney, Southern District of Florida and from July 1994 to December 1997, she was the director of the Executive Office for United States Attorneys, Department of Justice. From August 1993 to July 1994, she was the principal deputy general counsel for the Department of the Navy and from July 1991 to August 1993 she was an assistant United States attorney for the Southern District of Florida. Ms. DiBattiste enlisted in the United States Air Force in March 1971, received her commission in September 1976 and retired in the rank of Major after twenty years of service in 1991.

   GENERAL RONALD R. FOGLEMAN has served as a director since July 2005. General Fogleman retired in 1997 after 34 years of distinguished service in the United States Air Force. General Fogleman is currently the senior vice president of Projects International, an international business advising company, a position that he has held since May 2001. General Fogleman served as chairman and chief executive officer of Durango Aerospace, Inc., an international aviation consulting firm, from January 1998 until December 2004. In addition, from January 1998 to the present, General Fogleman has served as a consultant to various defense industry and related companies, including Northrop Grumman Corporation (NYSE: NOC), East Inc., RSL Electronics USA Inc., FMC
Technologies, Inc. (NYSE: FTI), Bell Helicopter Textron Inc. (a subsidiary of Textron Inc. (NYSE: TXT)), Twentieth Century Alliance and Ahura Corporation. From October 1994 to September 1997, General Fogleman served as a member of the Joint Chiefs of Staff, acting as military advisor to the Secretary of Defense, the National Security Counsel and the President of the United States. From October 1994 to September 1997, he also served as the 15th Chief of Staff of the U.S. Air Force, as the senior uniformed officer responsible for organizing, training and equipping of 750,000 active duty, guard, reserve and civilian forces serving in the United States and overseas. From August 1992 to October 1994, he served as commander-in-chief of the U.S. Transportation Command (CINCTRANS). He currently serves on the board of directors of the following public companies: AAR Corporation (NYSE: AIR), a supplier of products and services to the aviation industry; Alliant Techsystems Inc.
(NYSE: ATK), a provider of conventional munitions, rocket motors and advanced weapons and space systems; Mesa Air Group, Inc. (Nasdaq: MESA), a regional airline; and World Airways, Inc., an air carrier providing customized transportation services. On May 31, 2004, General Fogleman became the non-executive Chairman of the Board of World Airways, Inc. (Nasdaq: WLDA).

   GENERAL ROBERT T. HERRES has served as a director since July 2005. General Herres retired from the United States Air Force in February 1990 after 36 years of distinguished service. General Herres is currently an advisor and consultant to a family trust and a director of Ellison Management Co., LLC, which provides asset management support and services to the trust, a position he has held since November 2000. From September 1993 until April 2000, General Herres served as chief executive officer of United Services Automobile Association (USAA), a member-owned diversified insurance and financial service organization serving current and former members of the U.S. military and their families. From September 1993 until October 2002, he served as USAA's chairman. From March 2001 until September 2003, General Herres served as chairman of Luby's, Inc. (NYSE: LUB), an owner and operator of restaurants. From February 1987 until February 1990, General Herres was vice chairman of the Joint Chiefs of Staff, acting as military advisor to the Secretary of Defense, the National Security Council and the President of the United States. During the prior ten years of his career in the Air Force, General Herres held the following positions: commander-in-chief, North American Aerospace Defense Command and U.S. space command and commander, U.S. Air Force Space Command, commander of the Eighth Air Force and commander of the Air Force Communications Command. He also served as the director for command, control and communications of the Department of Defense Joint Staff. General Herres has received numerous awards and commendations, including the Distinguished Service Medal, Defense Distinguished Service Medal, the Legion of Merit and the Bronze Star.

NUMBER AND TERM OF DIRECTORS

   Our board of directors is divided into two classes with only one class of directors being elected in each year and each class serving a two-year term. The term of office of the first class of directors, consisting of Mr. Wasserman, General Fogleman and Governor Johnson, will expire at our first annual meeting of stockholders. The term of office of the second class of directors, consisting of Mr. Blaha, Ms. DiBattiste and General Herres, will expire at the second annual meeting of stockholders.

   These individuals will play a key role in identifying and evaluating prospective acquisition candidates, selecting the target business, and structuring, negotiating and consummating its acquisition. Other than Ms. DiBattiste and General Fogleman, none of these individuals has been a principal of or affiliated with a public company or blank check company that executed a business plan similar to our business plan and none of these individuals is currently affiliated with such an entity. However, we believe that the skills and expertise of these individuals, their collective access to acquisition opportunities and ideas, their contacts, and their transaction expertise should enable them to identify and effect an acquisition although we cannot assure you that they will, in fact, be able to do so.

EXECUTIVE OFFICER AND DIRECTOR COMPENSATION

   No executive officer, director or initial stockholder, nor any affiliate thereof, has received any cash compensation for services rendered. No compensation of any kind, including finder's and consulting fees, will be paid by us to any of our initial stockholders, including our officers and directors, or any of their respective affiliates, for services rendered prior to or in connection with a business combination. However, these individuals will be reimbursed for any out-of-pocket expenses incurred in connection with activities on our behalf such as identifying potential target businesses and performing due diligence on suitable business combinations. Such individuals may be paid consulting, management or other fees from target businesses as a result of the business combination, with any and all amounts being fully disclosed to stockholders, to the extent then known, in the proxy solicitation materials furnished to the stockholders. There is no limit on the amount of these out-of-pocket expenses and there will be no review of the reasonableness of the expenses by anyone other than our board of directors which includes persons who may seek reimbursement, or a court of competent jurisdiction if such reimbursement is challenged, provided that no proceeds held in the trust account will be used to reimburse out-of-pocket expenses prior to a business combination. If all of our directors are not deemed "independent," we will not have the benefit of independent directors examining the propriety of expenses incurred on our behalf and subject to reimbursement, or monitoring our compliance with the terms of this offering. In addition, since the role of our current management and directors subsequent to a business combination is uncertain, we have no ability to determine what remuneration, if any, will be paid to our current management and directors prior to or after a business combination by any target businesses.

   We have agreed to pay ASG Management, Inc., an entity of which Mr. Wasserman and Mr. Blaha are principals, approximately $7,500 per month for office space and certain additional general and administrative services.

SPECIAL ADVISER

   In addition to our board of directors, we also have access to special advisors who have the background and experience to assist us in evaluating target businesses and consummating a business combination. We have initially identified Mr. Weinstein as our special advisor.

   MICHAEL WEINSTEIN has been our special advisor since July 2005. Mr. Weinstein has over twenty years of experience in government procurement, business development, technology investments and law. Since November 2004, Mr. Weinstein has been the director of business development, department of energy programs, for Perot Systems Corporation (NYSE: PER), a provider of technology-based business solutions. From December 2003 until November 2004, Mr. Weinstein was a partner with New York Technology Partners, LLC, a technology transfer startup company. From December 2002 to December 2003, Mr. Weinstein served as chief executive officer for Information Architects Corp. (OTCPK:
IACH), an internet-based pre-employment screening company. From October 2000 to December 2002, he was the managing partner of Focos Investments, Inc., an "angel" investment firm. From June 2000 to August 2001, Mr. Weinstein acted as a partner in Link 1 LLC, a technology transfer startup company. Previously, Mr. Weinstein served as Assistant General Counsel in the Executive Office of the President of the United States from May 1986 to May 1987. From April 1984 to May 1986, he served as attorney advisor for telecommunications and information systems, Office of Management and Budget, Executive Office of the President of the United States and first chief of telecommunications and information systems procurement law for the United States Air Force from October 1982 to April 1984.

COMMITTEE OF THE BOARD OF DIRECTORS

   Our Board of Directors will have an Audit Committee, which will report to the Board of Directors. General Herres, General Fogleman and Governor Johnson will serve as members of our Audit Committee. The Audit Committee will be responsible for meeting with our independent accountants regarding, among other issues, audits and adequacy of our accounting and control systems.

   In addition, the Audit Committee will monitor compliance on a quarterly basis with the terms of this offering. If any noncompliance is identified, then the Audit Committee will be charged with the responsibility to take immediately all action necessary to rectify such noncompliance or otherwise cause compliance with the terms of this offering. Upon its establishment, the Audit Committee will be composed entirely of at least three independent directors.

CODE OF ETHICS

   We will adopt a code of ethics applicable to our directors, officers and employees in accordance with applicable federal securities laws.

CONFLICTS OF INTEREST

   Potential investors should be aware of the following potential conflicts of interest:

   o None of our officers or directors is required to commit their full time to our affairs and, accordingly, they may have conflicts of interest in allocating management time among various business activities;

   o In the course of their other business activities, our officers and directors may become aware of investment and business opportunities which may be appropriate for presentation to us as well as the other entities with which they are affiliated. They may have conflicts of interest in determining to which entity a particular business opportunity should be presented;

   o Certain of our officers and directors are affiliated with entities in the homeland security and defense industries. In addition, our officers and directors may in the future become affiliated with entities, including other blank check companies, engaged in business activities similar to those intended to be conducted by us; and

   o Since our directors own shares of our common stock which will be released from escrow only in certain limited situations, our board may have a conflict of interest in determining whether a particular target business is appropriate to effect a business combination. The personal and financial interests of our directors and officers may influence their motivation in identifying and selecting a target business and completing a business combination timely.

   In general, officers and directors of a corporation incorporated under the laws of the State of Delaware are required to present business opportunities to a corporation if:

   o the corporation could financially undertake the opportunity;

   o the opportunity is within the corporation's line of business; and

   o it would not be fair to the corporation and its stockholders for the opportunity not to be brought to the attention of the corporation.

   Accordingly, as a result of multiple business affiliations, our officers and directors may have similar legal obligations relating to presenting business opportunities meeting the above-listed criteria to multiple entities. In addition, conflicts of interest may arise when our board evaluates a particular business opportunity with respect to the above-listed criteria. We cannot assure you that any of the above mentioned conflicts will be resolved in our favor.

   In order to minimize potential conflicts of interest which may arise from multiple corporate affiliations, each of our officers and directors has agreed in principle, until the earlier of a business combination, our liquidation or such time as he or she ceases to be an officer or director, to present to us for our consideration, prior to presentation to any other entity, any business opportunity which may reasonably be required to be presented to us under Delaware law, subject to any pre-existing fiduciary obligations they might have.

   Steven M. Wasserman, our chief executive officer, president and co-chairman of the board of directors, is also the managing partner of AMT Capital Partners LLC. Although AMT Capital Partners LLC provides investment banking services to certain companies engaged in the homeland security and defense industries, Mr. Wasserman has agreed that our initial business combination will not be with any of such companies so long as they remain clients of AMT Capital Partners LLC, in order to avoid potential conflicts of interest that may arise from these clients.

   Each of our directors has, or may come to have, to a certain degree, other fiduciary obligations. In addition, all of our officers and directors have fiduciary obligations to those companies on whose board of directors they may sit. To the extent that they identify business opportunities that may be suitable for the entities to which they owe a fiduciary obligation, our officers and directors will honor those fiduciary obligations. Accordingly, they may not present opportunities to us that otherwise may be attractive to us unless the entities to which they owe a fiduciary obligation and any successors to such entities have declined to accept such opportunities.

   In connection with the vote required for any business combination, all of our initial stockholders, including all of our officers and directors, have agreed to vote their respective shares of common stock which were owned prior to this offering in accordance with the vote of the public stockholders owning a majority of the shares of our common stock sold in this offering. In addition, our existing stockholders have agreed to vote any shares of common stock acquired in or following this offering in favor of the business combination submitted to our stockholders for approval. Accordingly, they will not be able to exercise conversion rights with respect to a potential business combination. In addition, they have agreed to waive their respective rights to participate in any liquidation distribution occurring upon our failure to consummate a business combination.

                             PRINCIPAL STOCKHOLDERS

   The following table sets forth information regarding the beneficial ownership of our common stock as of the date of this prospectus, and as adjusted to reflect the sale of our common stock included in the units offered by this prospectus (assuming no purchase of units in this offering), by:

   o each person known by us to be the beneficial owner of more than 5% of our outstanding shares of common stock;

   o each of our officers and directors; and

   o all our officers and directors as a group.

   Unless otherwise indicated, we believe that all persons named in the table have sole voting and investment power with respect to all shares of common stock beneficially owned by them.


                                                                                                      APPROXIMATE PERCENTAGE
                                                                           AMOUNT AND NATURE        OF OUTSTANDING COMMON STOCK
                                                                             OF BENEFICIAL      -----------------------------------
NAME AND ADDRESS OF BENEFICIAL OWNER(1)                                      OWNERSHIP        BEFORE OFFERING   AFTER OFFERING(2)
---------------------------------------                                    -----------------    ---------------   -----------------
Steven M. Wasserman(3).................................................        1,100,000             55.00%             11.00%
Robert B. Blaha........................................................          525,000             26.25%              5.25%
Tukwila Group LLC(4)...................................................          125,000              6.25%              1.25%
Gary E. Johnson........................................................           62,500              3.13%              0.63%
Carol A. DiBattiste....................................................           62,500              3.13%              0.63%
Ronald R. Fogleman.....................................................           62,500              3.13%              0.63%
Robert T. Herres.......................................................           62,500              3.13%              0.63%
Michael Weinstein......................................................           62,500              3.13%              0.63%
Laura Haffner..........................................................           62,500              3.13%              0.63%
All directors and executive officers as a group (six individuals)......        1,875,000             93.75%             18.75%

---------------

(1) Unless otherwise indicated, the business address of each beneficial owner of more than 5% of our outstanding common stock is 328 West 77th Street, New York, New York 10024.

(2) Assumes only the sale of 8,000,000 units in this offering, but not the exercise of the 8,000,000 warrants to purchase our common stock included in such units or the exercise of the underwriters' over-allotment option.

(3) The shares include 125,000 shares held by Tukwila Group LLC, an entity in which Mr. Wasserman is the sole manager, equity holder and has sole voting and dispositive power.

(4) Mr. Wasserman, the sole manager and equity holder of Tukwila Group LLC, has sole voting and dispositive power with respect to such shares.

   Steven M. Wasserman, our chief executive officer, president and co-chariman of the board of directors, or his affiliates or designees, has agreed to purchase up to $1,000,000 of our warrants on the open market, at a price per warrant not to exceed $1.20, within 60 days of such warrants being separately tradable. These warrants will not be sold until the consummation of a business combination. None of our other initial stockholders, officers and directors has indicated to us that they intend to purchase units in the offering or warrants on the open market. Immediately after this offering, assuming no exercise of the over-allotment option by the underwriters, our initial stockholders, which include all of our officers and directors, collectively, will beneficially own 20% of the then issued and outstanding shares of our common stock. Because of this ownership block, these stockholders may be able to effectively influence the outcome of all matters requiring approval by our stockholders, including the election of directors and approval of significant corporate transactions other than approval of a business combination.

   All of the shares of our common stock outstanding prior to the date of this prospectus will be placed in escrow with American Stock Transfer & Trust Company, as escrow agent, until the earliest of:

   o three years following the date of this prospectus;

   o upon the approval of our public stockholders; or

   o the consummation of a liquidation, merger, stock exchange or other similar transaction which results in all of our stockholders having the right to exchange their shares of common stock for cash, securities or other property subsequent to our consummating a business combination with a target business.

   During the escrow period, the holders of these shares will not be able to sell or transfer their securities except to their spouses, siblings, parents, grandchildren, children or trusts established for their benefit, but will retain all other rights as our stockholders, including, without limitation, the right to vote their shares of common stock and the right to receive cash dividends, if declared. If dividends are declared and payable in shares of common stock, such dividends will also be placed in escrow. If we are unable to effect a business combination and liquidate, none of our initial stockholders will receive any portion of the liquidation proceeds with respect to common stock owned by them prior to the date of this prospectus.

   In addition, in connection with the vote required for our initial business combination, all of our initial stockholders, including all of our officers and directors, have agreed to vote the shares of common stock owned by them immediately before this offering in accordance with the majority of the shares of common stock voted by the public stockholders. In addition, our existing stockholders have agreed to vote any shares of common stock acquired in or following this offering in favor of the business combination submitted to our stockholders for approval. Accordingly, they will not be able to exercise conversion rights with respect to a potential business combination.

   Mr. Wasserman may be deemed to be our "parent" and is deemed our "promoter," as those terms are defined under the Federal securities laws.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

PRIOR SHARE ISSUANCES

   In July 2005, we issued 2,000,000 shares of our common stock to the individuals and entity set forth below for an aggregate amount of $25,000 in cash, at an average purchase price of $0.0125 per share, as follows:


NAME                                                            NUMBER OF SHARES               RELATIONSHIP TO US
----                                                            ----------------  --------------------------------------------------
Steven M. Wasserman .........................................        975,000      Chief Executive Officer, President, Secretary and
                                                                                    Co-Chairman of the Board of Directors
Robert B. Blaha .............................................        525,500      Executive Vice President and Director

Tukwila Group LLC ...........................................        125,000      Affiliate of Steven M. Wasserman

Gary E. Johnson .............................................         62,500      Co-Chairman of the Board of Directors

Carol A. DiBattiste .........................................         62,500      Director

Ronald R. Fogleman ..........................................         62,500      Director

Robert T. Herres ............................................         62,500      Director

Michael Weinstein ...........................................         62,500      Special Advisor

Laura Haffner ...............................................         62,500      Stockholder


   The holders of the majority of these shares will be entitled to require us, on up to two occasions, to register these shares pursuant to an agreement to be signed prior to or on the date of this prospectus. The holders of the majority of these shares may elect to exercise these registration rights at any time after the date on which these shares of common stock are released from escrow, which, except in limited circumstances, is not before three years from the date of this prospectus. In addition, these stockholders have certain "piggy-back" registration rights on registration statements filed subsequent to the date on which these shares of common stock are released from escrow. We will bear the expenses incurred in connection with the filing of any such registration statements.

   As of the date of this prospectus, Steven M. Wasserman, our chief executive officer, president and co-chairman of the board of directors, and Robert B. Blaha, our chief management officer and executive vice president, have loaned us an aggregate of $187,800 which was used to pay a portion of the expenses of this offering, such as SEC registration fees, NASD registration fees and legal and accounting fees and expenses. This loan will be payable without interest on the earlier of May 18, 2006 or the consummation of this offering. The loan will be repaid out of the net proceeds of this offering not being placed in trust.

   Steven M. Wasserman, our chief executive officer, president and co-chairman of the board of directors or his affiliates or designees, has agreed to purchase up to $1,000,000 of our warrants on the open market, at a price per warrant not to exceed $1.20, within 60 days of such warrants being separately tradeable from the units. These warrants will not be sold until the consummation of a business combination. The representative of the underwriter has also agreed to purchase up to $500,000 of our warrants on the open market on similar terms, except that they may sell any such warrants acquired by them prior to the consummation of the business combination.

   We have agreed to pay ASG Management, Inc., an affiliated third party of which Mr. Wasserman and Mr. Blaha are principals, approximately $7,500 per month for office space and certain additional general and administrative services.

   We will reimburse our officers and directors for any reasonable out-of-pocket business expenses incurred by them in connection with certain activities on our behalf such as identifying and investigating possible target businesses and business combinations. There is no limit on the amount of accountable out-of-pocket expenses reimbursable by us, which will be reviewed only by our board or a court of competent jurisdiction if such reimbursement is challenged.

   Other than the reimbursable out-of-pocket expenses payable to our officers and directors, no compensation or fees of any kind, including finders and consulting fees, will be paid by us to any of our initial stockholders, officers or directors who owned our common stock prior to this offering, or to any of their respective affiliates for services rendered to us prior to or with respect to the business combination.

   Our existing stockholders, will not receive reimbursement for any out-of-pocket expenses incurred by them to the extent that such expenses exceed the amount in the trust account unless the business combination is consummated and there are sufficient funds available for reimbursement after such consummation. The financial interest of such persons could influence their motivation in selecting a target business and thus, there may be a conflict of interest when determining whether a particular business combination is in the stockholders' best interest.

   After the consummation of a business combination, if any, to the extent our management remains as officers of the resulting business, we anticipate that our officers and directors may enter into employment agreements, the terms of which shall be negotiated and which we expect to be comparable to employment agreements with other similarly-situated companies in the homeland security and/or defense industries. Further, after the consummation of a business combination, if any, to the extent our directors remain as directors of the resulting business, we anticipate that they will receive compensation comparable to directors at other similarly-situated companies in the homeland security and/or defense industries.

   All ongoing and future transactions between us and any of our officers and directors or their respective affiliates, including loans by our officers and directors, will be on terms believed by us to be no less favorable than are available from unaffiliated third parties and such transactions or loans, including any forgiveness of loans, will require prior approval in each instance by a majority of our uninterested "independent" directors (to the extent we have any) or the members of our board who do not have an interest in the transaction, in either case who had access, at our expense, to our attorneys or independent legal counsel. In addition, our management will gather pricing information, estimates or fairness opinions from unaffiliated third parties with respect to similar transactions undertaken by us to ascertain whether such transactions with affiliates are on terms that are no less favorable to us than are otherwise available from such unaffiliated third parties. If a transaction with an affiliated third party were found to be on terms less favorable to us than with an unaffiliated third party, we would not engage in such transaction.

                           DESCRIPTION OF SECURITIES

GENERAL

   We are authorized to issue 100,000,000 shares of common stock, par value $.0001, and 1,000,000 shares of preferred stock, par value $.0001. As of the date of this prospectus, 2,000,000 shares of common stock are outstanding, held by nine record holders. No shares of preferred stock are currently outstanding.

UNITS

   Each unit consists of one share of common stock and one warrant. Each warrant entitles the holder to purchase one share of common stock. The common stock and warrants may begin to trade separately on the 90th day after the date of this prospectus unless Maxim Group LLC informs us of its decision to allow earlier separate trading, provided that in no event may the common stock and warrants be traded separately until we have filed with the SEC a Current Report on Form 8-K which includes an audited balance sheet reflecting our receipt of the gross proceeds of this offering. Thereafter the units will no longer trade as units. We will file a Current Report on Form 8-K which includes this audited balance sheet upon the consummation of this offering. The audited balance sheet will reflect any proceeds we receive from the exercise of the over-allotment option or any portion thereof, if all or any portion of the over-allotment option is exercised prior to the filing of the Form 8-K.

COMMON STOCK

   Our stockholders are entitled to one vote for each share held of record on all matters to be voted on by stockholders. In connection with the vote required for any business combination, all of our initial stockholders, including all of our officers and directors, have agreed to vote their respective shares of common stock owned by them immediately prior to this offering in accordance with the public stockholders. In addition, our existing stockholders have agreed to vote any shares of common stock acquired by them in or following this offering in favor of the business combination submitted to our stockholders for approval. Accordingly, they will not be able to exercise conversion rights with respect to a potential business combination. Additionally, our initial stockholders, officers and directors will vote all of their shares in any manner they determine, in their sole discretion, with respect to any other items that come before a vote of our stockholders.

   We will proceed with the business combination only if a majority of the shares of common stock voted by the public stockholders are voted in favor of the business combination and public stockholders owning less than 20% of the shares sold in this offering exercise their conversion rights discussed below. Voting against the business combination alone will not result in conversion of a stockholder's shares into a pro rata share of the trust account. Such stockholder must have also exercised its conversion rights described below.

   Our board of directors is divided into two classes, each of which will generally serve for a term of two years with only one class of directors being elected in each year. For more information, see the section entitled "Management." There is no cumulative voting with respect to the election of directors, with the result that the holders of more than 50% of the shares voted for the election of directors can elect all of the directors.

   If we are forced to liquidate prior to a business combination, our public stockholders are entitled to a pro rata share of the trust account, inclusive of any interest, and any net assets remaining available for distribution to them after payment of liabilities. Our initial stockholders have agreed to waive their respective rights to participate in any liquidation or distribution occurring upon our failure to consummate a business combination, but only with respect to those shares of common stock acquired by them prior to this offering.

   Our stockholders have no conversion, preemptive or other subscription rights and there are no sinking fund or redemption provisions applicable to the common stock, except that public stockholders have the right to have their shares of common stock converted to cash equal to their pro rata share of the trust account if they vote against the business combination and the business combination is approved and completed. Public stockholders who convert their stock into their share of the trust account still have the right to exercise the warrants that they received as part of the units.

PREFERRED STOCK

   Our certificate of incorporation authorizes the issuance of 1,000,000 shares of blank check preferred stock with such designation, rights and preferences as may be determined from time to time by our board of directors. No shares of preferred stock are being issued or registered in this offering. Accordingly, our board of directors is empowered, without stockholder approval, to issue preferred stock with dividend, liquidation, conversion, voting or other rights which could adversely affect the voting power or other rights of the holders of common stock, although the underwriting agreement prohibits us, prior to a business combination, from issuing preferred stock which participates in any manner in the proceeds of the trust account, or which votes as a class with the common stock on a business combination. We may issue some or all of the preferred stock to effect a business combination. In addition, the preferred stock could be utilized as a method of discouraging, delaying or preventing a change in control of us. Although we do not currently intend to issue any shares of preferred stock, we cannot assure you that we will not do so in the future.

WARRANTS

   Prior to this offering there are no warrants outstanding. Each warrant offered hereby entitles the registered holder to purchase one share of our common stock at a price of $6.00 per share, subject to adjustment as discussed below, at any time commencing on the later of:

   o the completion of the initial business combination; or

   o one year from the date of this prospectus.

   The warrants will expire four years from the date of this prospectus at 5:00 p.m., New York City time.

   The warrants, at the option of the holder, may be exercised by cash payment of the exercise price or by "cashless exercise." A "cashless exercise" means that in lieu of paying the aggregate purchase price for the shares being purchased upon exercise of the warrants in cash, the holder will forfeit a number of shares underlying the warrants with a "fair market value" equal to such aggregate exercise price. We will not receive additional proceeds to the extent that warrants are exercised by cashless exercise. The "fair market value" will be determined using the average reported last sales price of our common stock for the ten trading days ending on the third business day prior to the exercise of the warrants.

   We may call the warrants for redemption,

   o in whole and not in part;

   o at a price of $.01 per warrant;

   o at any time after the warrants become exercisable;

   o upon not less than 30 days' prior written notice of redemption to each warrant holder; and

   o if, and only if, the last sale price of the common stock equals or exceeds $11.50 per share, for any 20 trading days within a 30 trading day period ending on the third business day prior to the notice of redemption to warrant holders.

   We have established these criteria to provide warrant holders with a premium to the initial warrant exercise price as well as a degree of liquidity to cushion the market reaction, if any, to our redemption call. If the foregoing conditions are satisfied and we call the warrants for redemption, each warrant holder shall then be entitled to exercise his or her warrant prior to the date scheduled for redemption either by payment of the exercise price in cash or on a "cashless exercise" basis; however, there can be no assurance that the price of the common stock will exceed the call trigger price or the warrant exercise price after the redemption call is made.

   The warrants will be issued in registered form under a warrant agreement between American Stock Transfer & Trust Company, 59 Maiden Lane, New York, New York 10038 as warrant agent, and us. You should review a copy of the warrant agreement, which has been filed as an exhibit to the registration statement of which this prospectus is a part, for a complete description of the terms and conditions applicable to the warrants.

   The exercise price and number of shares of common stock issuable on exercise of the warrants may be adjusted in certain circumstances including in the event of a stock dividend, or our recapitalization, reorganization, merger or consolidation. However, the warrants will not be adjusted for issuances of common stock at a price below their respective exercise prices.

   The warrants may be exercised upon surrender of the warrant certificate on or prior to the expiration date at the offices of the warrant agent, with the exercise form on the reverse side of the warrant certificate completed and executed as indicated, accompanied by full payment of the exercise price, by certified check payable to us or by "cashless exercise," for the number of warrants being exercised. The warrant holders do not have the rights or privileges of holders of common stock and any voting rights until they exercise their warrants and receive shares of common stock. After the issuance of shares of common stock upon exercise of the warrants, each holder will be entitled to one vote for each share held of record on all matters to be voted on by stockholders.

   No warrants will be exercisable unless at the time of exercise a prospectus relating to common stock issuable upon exercise of the warrants is current and the common stock has been registered under the Securities Act of 1933 or qualified or deemed to be exempt under the securities laws of the state of residence of the holder of the warrants. Under the terms of the warrant agreement, we have agreed to meet these conditions and use our best efforts to maintain a current prospectus relating to common stock issuable upon exercise of the warrants until the expiration of the warrants. However, we cannot assure you that we will be able to do so. The warrants may be deprived of any value and the market for the warrants may be limited if the prospectus relating to the common stock issuable upon the exercise of the warrants is not current or if the common stock is not qualified or exempt from qualification in the jurisdictions in which the holders of the warrants reside.

   Steven M. Wasserman, our chief executive officer, president and co-chairman of the board of directors, or his affiliates or designees, has agreed to purchase up to $1,000,000 of our warrants in the open market, at a price per warrant not to exceed $1.20, within 60 days of such warrants being separately tradeable. These warrants will not be sold by Mr. Wasserman or his affiliates or designees until the consummation of a business combination. Maxim Group LLC has also agreed to purchase up to $500,000 of our warrants in the open market on similar terms; however, Maxim Group LLC may sell their warrants prior to the consummation of a business combination.

   No fractional shares will be issued upon exercise of the warrants. If, upon exercise of the warrants, a holder would be entitled to receive a fractional interest in a share, we will, upon exercise, round up to the nearest whole number the number of shares of common stock to be issued to the warrant holder.

PURCHASE OPTION

   We have agreed to sell to the representative of the underwriters an option to purchase up to a total of 560,000 units at $8.80 per unit. The securities underlying these units are identical to those offered by this prospectus. For a more complete description of the purchase option, see the section below entitled "Underwriting--Underwriting Terms."

DIVIDENDS

   We have not paid any dividends on our common stock to date and do not intend to pay dividends prior to the completion of a business combination. The payment of dividends in the future will be contingent upon our revenues and earnings, if any, capital requirements and general financial condition subsequent to completion of a business combination. The payment of any dividends subsequent to a business combination will be within the discretion of our then board of directors. It is the present intention of our board of directors to retain all earnings, if any, for use in our business operations and, accordingly, our board does not anticipate declaring any dividends in the foreseeable future.

OUR TRANSFER AGENT AND WARRANT AGENT

   The transfer agent for our securities and warrant agent for our warrants is American Stock Transfer & Trust Company, 59 Maiden Lane, New York, New York 10038.

SHARES ELIGIBLE FOR FUTURE SALE

   Immediately after this offering, we will have 10,000,000 shares of common stock outstanding, or 11,200,000 shares if the underwriters' over-allotment option is exercised in full. Of these shares, the 8,000,000 shares sold in this offering, or 9,200,000 shares if the over-allotment option is exercised in full, will be freely tradable without restriction or further registration under the Securities Act, except for any shares purchased by one of our affiliates within the meaning of Rule 144 under the Securities Act. All of the remaining 2,000,000 shares are restricted securities under Rule 144, in that they were issued in private transactions not involving a public offering. None of those will be eligible for sale under Rule 144 prior to July 15, 2006. Notwithstanding this, all of those shares have been placed in escrow and will not be transferable for a period of three years from the date of this prospectus subject to certain limited exceptions, such as transfers to family members and trusts for estate planning purposes and upon death while remaining subject to the escrow agreement, and will only be released prior to that date if we are forced to liquidate, in which case the certificate representing such shares will be destroyed, the approval of our public stockholders, and the consummation of a liquidation, merger, stock exchange or other similar transaction which results in all of our stockholders having the right to exchange their shares of common stock for cash, securities or other property subsequent to our consummating a business combination with a target business.

   Rule 144

   In general, under Rule 144 as currently in effect, a person who has beneficially owned restricted shares of our common stock for at least one year would be entitled to sell within any three-month period a number of shares that does not exceed the greater of either of the following:

   o 1% of the number of shares of common stock then outstanding, which will equal 100,000 shares immediately after this offering (or 112,000 if the underwriters' exercise their over-allotment option); and

   o the average weekly trading volume of the common stock during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale.

   Sales under Rule 144 are also limited by manner of sale provisions and notice requirements and to the availability of current public information about us.

   Rule 144(k)

   Under Rule 144(k), a person who is not deemed to have been one of our affiliates at the time of or at any time during the three months preceding a sale, and who has beneficially owned the restricted shares proposed to be sold for at least two years, including the holding period of any prior owner other than an affiliate, is entitled to sell their shares without complying with the manner of sale, public information, volume limitation or notice provisions of Rule 144.

   SEC Position on Rule 144 Sales

   The Securities and Exchange Commission has taken the position that promoters or affiliates of a blank check company and their transferees, both before and after a business combination, would act as an "underwriter" under the Securities Act when reselling the securities of a blank check company. Accordingly, the Securities and Exchange Commission believes that those securities can be resold only through a registered offering and that Rule 144 would not be available for those resale transactions despite technical compliance with the requirements of Rule 144.

REGISTRATION RIGHTS

   The holders of our 2,000,000 issued and outstanding shares of common stock on the date of this prospectus will be entitled to registration rights pursuant to an agreement to be signed prior to or on the effective date of this offering. The holders of the majority of these shares are entitled to require us, on up to two occasions, to register these shares. The holders of the majority of these shares can elect to exercise these registration rights at any time after the date on which these shares of common stock are released from escrow. In addition, these stockholders have certain "piggy-back" registration rights on registration statements filed subsequent to the date on which these shares of common stock are released from escrow. We will bear the expenses incurred in connection with the filing of any such registration statements.

                                  UNDERWRITING

   Maxim Group LLC is lead managing underwriter of the offering and is acting as representative of the underwriters named below. Subject to the terms and conditions in the underwriting agreement, each underwriter named below has agreed to purchase from us, on a firm commitment basis, the respective number of units shown opposite its name below, at the public offering price, less the underwriting discount set forth on the cover page of this prospectus:

      UNDERWRITER                                         NUMBER OF UNITS
      -----------                                         ---------------
      Maxim Group LLC ................................
                                                          ---------------   ---
        TOTAL.........................................       8,000,000


   The underwriting agreement provides that the underwriters are committed to purchase all of the units offered by this prospectus if they purchase any of the units. This commitment does not apply to the units subject to an over-allotment option granted by us to the underwriters to purchase additional units in this offering. The underwriting agreement also provides that the obligations of the underwriters to pay for and accept delivery of the units are subject to the passing upon of certain legal matters by counsel and certain other conditions.

STATE BLUE SKY INFORMATION

   We will offer and sell the units to retail customers only in Colorado, Delaware, District of Columbia, Florida, Hawaii, Illinois, Indiana, Maryland, New York, Rhode Island and Wyoming. In New York, we have relied on an exemption from the state registration requirements for transactions between an issuer and an underwriter involving a firm commitment underwritten offering. In the other states, we have relied on an exemption or we have applied to have the units registered for sale and will not sell the units in these states until such registration is effective (including in Colorado, pursuant to 11-51-302(6) of the Colorado Revised Statutes).

   If you are not an institutional investor, you may purchase our securities in this offering only in the jurisdictions described directly above.
Institutional investors in every state except Idaho and Oregon may purchase the units in this offering pursuant to exemptions provided to such entities under the Blue Sky laws of various states. The definition of an "institutional investor" varies from state to state but generally includes financial institutions, broker-dealers, banks, insurance companies and other qualified entities.

   Under the National Securities Markets Improvement Act of 1996, the states and territories of the United States are preempted from regulating the resale by shareholders of the units, from and after the effective date, and the common stock and warrants comprising the units, once they become separately transferable, because we will file periodic and annual reports under the Securities Exchange Act of 1934. However, states are permitted to require notice filings and collect fees with regard to these transactions and a state may suspend the offer and sale of securities within such state if any such required filing is not made or fee is not paid. As of the date of this prospectus, the following states do not require any notice filings or fee payments and permit the resale of the units, and the common stock and warrants comprising the units, once they become separately transferable:

   o Alaska, Arizona, Arkansas, California, Connecticut, Delaware, Florida, Georgia, Hawaii, Idaho, Indiana, Iowa, Kansas, Kentucky, Louisiana, Maine, Massachusetts, Minnesota, Mississippi, Missouri, Nebraska, New Jersey, New Mexico, New York, North Carolina, North Dakota, Oklahoma, Pennsylvania, South Dakota, Utah, Virginia, Washington, West Virginia, Wisconsin and Wyoming.

   Additionally, the following states permit the resale by shareholders of the units, and the common stock and warrants comprising the units, once they become separately transferable, if the proper notice filings have been made and fees paid:

   o The District of Columbia, Illinois, Maryland, Michigan, Montana, New Hampshire, Ohio, Oregon, Puerto Rico, Rhode Island, South Carolina, Tennessee, Texas and Vermont.

   As of the date of this prospectus, we have not determined in which, if any, of these states we will submit the required filings or pay the required fee. Additionally, if any of these states that has not yet adopted a statute, rule or regulation relating to the National Securities Markets Improvement Act adopts such a statute in the future requiring a filing or fee or if any state amends its existing statutes, rule or regulation with respect to its requirements, we would need to comply with those new requirements in order for the securities to continue to be eligible for resale in those jurisdictions.

   However, we believe that the units, from and after the effective date, and the common stock and warrants comprising the units, once they become separately transferable, will be eligible for sale on a secondary market basis in each of the following states, without any notice filings or fee payments, based upon the registration of the units, common stock and warrants in these states or the availability of another applicable exemption from the state's registration requirements:

   o immediately in Colorado, District of Columbia, Illinois, Ohio, Rhode Island and Tennessee;

   o commencing 90 days after the date of this prospectus in Nevada; and

   o commencing 180 days after the date of this prospectus in Alabama.

UNDERWRITING TERMS

    Pursuant to the underwriting agreement, we have granted to the underwriters an option, exercisable for 45 days after the date of this prospectus, to purchase up to an additional 1,200,000 units from us on the same terms and at the same per unit price as the other units being purchased by the underwriters from us. The underwriters may exercise the option solely to cover over-allotments, if any, in the units that the underwriters have agreed to purchase from us. If the over-allotment option is exercised in full, the total public offering price, underwriting discounts and commissions and proceeds to us before expenses will be $73,600,000, $4,416,000 and $67,904,000, respectively.




   The following table shows the public offering price, underwriting discount to be paid by us to the underwriters and the proceeds, before expenses, to us. This information assumes either no exercise or full exercise by the underwriters of their over-allotment option.


                                                                                           PER UNIT    WITHOUT OPTION   WITH OPTION
                                                                                           --------    --------------   -----------
Public offering price..................................................................      $8.00      $64,000,000     $73,600,000
Discount (1)...........................................................................       0.48        3,840,000       4,416,000
Non-accountable expense allowance(2)...................................................       0.16        1,280,000       1,280,000
Proceeds before expenses(3)............................................................       7.36       58,880,000      67,904,000

---------------

(1) Consists of an underwriting discount of 6% of the gross proceeds of this offering (including any units sold to cover overallotments). Does not include an additional underwriting discount in the amount of 1% of the gross proceeds of this offering (including any units sold to cover overallotments), payable out of the funds held in trust upon consummation of a business combination.

(2) The 2% non-accountable expense allowance is not payable with respect to the units sold upon exercise of the underwriters' over-allotment option.

(3) The offering expenses are estimated at $505,000.

   We have agreed to sell the units to the underwriters at the initial public offering price less the underwriting discount set forth on the cover page of this prospectus. The underwriting agreement also provides that the representative of the underwriters will be paid a non-accountable expense allowance equal to 2% of the gross proceeds from the sale of the units offered by this prospectus ($50,000 of which has been previously advanced to Maxim), exclusive of any units purchased on exercise of the over-allotment option. In the event the offering is terminated, Maxim Group LLC will return to us the amount previously advanced by us less Maxim Group LLC's actual out-of-pocket expenses incurred in connection with the offering.

   We estimate that the total expenses of the offering payable by us, not including underwriting discounts, commissions, the non-accountable expense allowance and not taking into consideration the underwriters' over-allotment option, will be approximately $505,000. These expenses include, but are not limited to, SEC registration fees, NASD filing fees, accounting fees and expenses, legal fees and expenses, printing and engraving expenses, transfer agent fees and blue sky fees and expenses.

   In connection with this offering Maxim Group will pay a finder's fee to Capital Hill Group, an NASD member firm. Capital Hill Group shall be entitled to receive a percentage of the net management fees received by Maxim Group. None of our officers, directors or principal shareholders or any of the officers, directors or principal shareholders of Maxim Group are affiliated or associated with Capital Hill Group.

   The underwriters will initially offer the units to be sold in this offering directly to the public at the initial public offering price set forth on the cover of this prospectus and to selected dealers at the initial public offering price less a selling concession not in excess of $___ per unit. The underwriters may allow, and the selected dealers may reallow, a concession not in excess of $___ per unit on sales to brokers and dealers. After the offering, the underwriters may change the offering price and other selling terms. No change in those terms will change the amount of proceeds to be received by us as set forth on the cover of this prospectus.

   We have agreed to sell to the representative, for $100, an option to purchase up to a total of 560,000 units, exercisable at $8.80 per unit. The units issuable upon exercise of this option are identical to those offered by this prospectus. This option commences on the later of the consummation of a business combination and one year from the date of this prospectus and expiring five years from the date of this prospectus. The option and the 560,000 units, the 560,000 shares of common stock and the 560,000 warrants underlying such units, and the 560,000 shares of common stock underlying such warrants, have been deemed compensation by the NASD and are therefore subject to a 180-day lock-up pursuant to Rule 2710(g)(1) of the NASD Conduct Rules. Additionally, the option may not be sold, transferred, assigned, pledged or hypothecated for a one-year period (including the foregoing 180-day period) following the date of this prospectus. However, the option may be transferred to any underwriter and selected dealer participating in the offering and their bona fide officers or partners. Thereafter, the representative's units will be transferable provided such transfer is in accordance with the provisions of the Securities Act. Although the purchase option and its underlying securities have been registered under the registration statement of which this prospectus forms a part of, the option grants to holders demand and "piggy back" rights for periods of five and seven years, respectively, from the date of this prospectus with respect to the registration under the Securities Act of the securities directly and indirectly issuable upon exercise of the option. We will bear all fees and expenses attendant to registering the securities, other than underwriting commissions which will be paid for by the holders themselves. The exercise price and number of units issuable upon exercise of the option may be adjusted in certain circumstances including in the event of a stock dividend, or our recapitalization, reorganization, merger or consolidation. However, the option will not be adjusted for issuances of common stock at a price below its exercise price. We will set aside and at all times have available a sufficient number of shares of common stock to be issued upon exercise of the representative's units.

   We have engaged Maxim Group LLC, the representative of the underwriters, on a non-exclusive basis, as our agent for the solicitation of the exercise of the warrants. To the extent not inconsistent with the guidelines of the NASD and the rules and regulations of the SEC, we have agreed to pay the representative for bona fide services rendered a cash commission equal to 5% of the exercise price for each warrant exercised more than one year after the date of this prospectus either for cash or by cashless exercise, in either case only if the exercise was solicited by the underwriters. In addition to soliciting, either orally or in writing, the exercise of the warrants, the representative's services may also include disseminating information, either orally or in writing, to warrant holders about us or the market for our securities, and assisting in the processing of the exercise of the warrants. No compensation will be paid to the representative upon the exercise of the warrants if:

   o the market price of the underlying shares of common stock is lower than the exercise price;

   o the holder of the warrants has not confirmed in writing that the underwriters solicited the exercise;

   o the warrants are held in a discretionary account;

   o the warrants are exercised in an unsolicited transaction; or

   o the arrangement to pay the commission is not disclosed in the prospectus provided to warrant holders at the time of exercise.

   Subject to any regulatory restrictions, Maxim Group LLC, the representative of the underwriters, or certain of its principals, affiliates or designees, has agreed to purchase up to $500,000 of our warrants on the open market, at prices per warrant not to exceed $1.20, within 60 days of such warrants being separately tradeable.

   If we consummate a business transaction, Maxim Group LLC will be entitled to receive a cash fee equal to one percent of the gross proceeds we receive in this offering, or $640,000 (up to $736,000 if the over-allotment option is exercised in full).

   We have given Maxim Group LLC the right to designate an advisor to our board of directors for two years following the date of this prospectus. The advisor will have the right to attend all board meetings, receive all notices, correspondence and communications sent to the board, and be reimbursed for expenses.

   Prior to this offering there has been no public market for any of our securities. The public offering price of the units and the terms of the warrants were negotiated between us and the representative. Factors considered in determining the prices and terms of the units, including the common stock and warrants underlying the units, include:

   o the history and prospects of companies whose principal business is the acquisition of other companies;

   o prior offerings of those companies;

   o our prospects for acquiring an operating business at attractive values;

   o our capital structure;

   o an assessment of our management and their experience in identifying operating companies;

   o general conditions of the securities markets at the time of the offering;
     and

   o other factors as were deemed relevant.

   However, although these factors were considered, the determination of our offering price is more arbitrary than the pricing of securities for an operating company in a particular industry since the underwriters are unable to compare our financial results and prospects with those of public companies operating in the same industry.

   Although they are not obligated to do so, any of the underwriters may introduce us to potential target businesses or assist us in raising additional capital, as needs may arise in the future, but there are no preliminary agreements or understandings between any of the underwriters and any potential targets. We are not under any contractual obligation to engage any of the underwriters to provide any services for us after this offering, but if we do, we may pay the underwriters a finder's fee that would be determined at that time in an arm's length negotiation where the terms would be fair and reasonable to each of the interested parties; provided that no agreement will be entered into and no fee will be paid prior to the one year anniversary of the date of this prospectus.

   In connection with this offering, the underwriters may distribute prospectuses electronically. No forms of prospectus other than printed prospectuses and electronically distributed prospectuses that are printable in Adobe PDF format will be used in connection with this offering.

   The underwriters have informed us that they will not confirm sales of units offered by this prospectus to accounts over which they exercise discretionary authority without obtaining the specific approval of the account holder.

   In connection with this offering, our underwriters may engage in stabilizing transactions, over-allotment transactions, covering transactions and penalty bids in accordance with Regulation M under the Securities Exchange Act of 1934, as amended.

   o Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed the maximum price specified in Regulation M, which generally requires, among other things, that no stabilizing bid shall be initiated at or increased to a price higher than the lower of the offering price or the highest independent bid for the security on the principal trading market for the security.

   o Over-allotment involves sales by the underwriters of units in excess of the number of units the underwriters are obligated to purchase, which creates a short position. The short position may be either a covered short position or a naked short position. In a covered short position, the number of units over-allotted by the underwriters is not greater than the number of units that it may purchase in the over-allotment option. In a naked short position, the number of units involved is greater than the number of units in the over-allotment option. The underwriters may close out any covered short position by either exercising their over-allotment option or purchasing units in the open market.

   o Covering transactions involve the purchase of units in the open market after the distribution has been completed in order to cover short positions. In determining the source of units to close out the short position, the underwriters will consider, among other things, the price of units available for purchase in the open market as compared to the price at which it may purchase units through the over-allotment option. If the underwriters sell more units than could be covered by the over-allotment option, a naked short position, the position can only be closed out by buying units in the open market. A naked short position is more likely to be created if the underwriters are concerned that there could be downward pressure on the price of the units in the open market after pricing that could adversely affect investors who purchase in this offering.

   o Penalty bids permit the underwriters to reclaim a selling concession from a selected dealer when the units originally sold by the selected dealer is purchased in a stabilizing covering transaction to cover short positions.

   These stabilizing transactions, covering transactions and penalty bids may have the effect of raising or maintaining the market price of our units or preventing or retarding a decline in the market price of our units. As a result, the price of our units may be higher than the price that might otherwise exist in the open market. However, neither we nor the underwriters make any representation or prediction as to the effect the transactions described above may have on the price of our securities. These transactions may occur on the OTC Bulletin Board, in the over-the-counter market or on any trading market. If any of these transactions are commenced, they may be discontinued without notice at any time.

   The underwriting agreement provides for indemnification between us and the underwriters against specified liabilities, including liabilities under the Securities Act, and for contribution by us and the underwriters to payments that may be required to be made with respect to those liabilities. We have been advised that, in the opinion of the Securities and Exchange Commission, indemnification liabilities under the Securities Act is against public policy as expressed in the Securities Act, and is therefore, unenforceable.

                                 LEGAL MATTERS

   The validity of the securities offered in this prospectus is being passed upon for us by Eiseman Levine Lehrhaupt & Kakoyiannis, P.C., New York, New York. Ellenoff Grossman & Schole LLP, New York, New York is acting as counsel for the underwriters in this offering.

                                    EXPERTS

   The financial statements included in this prospectus and in the registration statement have been audited by Goldstein Golub Kessler LLP an independent registered public accounting firm, to the extent and for the period set forth in their report appearing elsewhere in this prospectus and in the registration statement. The financial statements and the report of Goldstein Golub Kessler LLP are included in reliance upon their report given upon the authority of Goldstein Golub Kessler LLP as experts in auditing and accounting.

                   WHERE YOU CAN FIND ADDITIONAL INFORMATION

   We have filed with the SEC a registration statement on Form S-1, which includes exhibits, schedules and amendments, under the Securities Act, with respect to this offering of our securities. Although this prospectus, which forms a part of the registration statement, contains all material information included in the registration statement, parts of the registration statement have been omitted as permitted by rules and regulations of the SEC. We refer you to the registration statement and its exhibits for further information about us, our securities and this offering. The registration statement and its exhibits, as well as our other reports filed with the SEC, can be inspected and copied at the SEC's public reference room at 450 Fifth Street, N.W., Washington, D.C. 20549-1004. The public may obtain information about the operation of the public reference room by calling the SEC at 1-800-SEC-0330. In addition, the SEC maintains a web site at http://www.sec.gov which contains the Form S-1 and other reports, proxy and information statements and information regarding issuers that file electronically with the SEC.

                        ALPHA SECURITY GROUP CORPORATION
                    (A CORPORATION IN THE DEVELOPMENT STAGE)


                                    CONTENTS

Report of Independent Registered Public Accounting Firm .............        F-2

Financial Statements

   Balance Sheet ....................................................        F-3

   Statement of Operations ..........................................        F-4

   Statement of Stockholders' Equity ................................        F-5

   Statement of Cash Flows ..........................................        F-6

   Notes to Financial Statements ....................................   F-7-F-10

            REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM




To the Board of Directors and Stockholders of Alpha Security Group Corporation

   We have audited the accompanying balance sheet of Alpha Security Group Corporation (a corporation in the development stage) as of July 18, 2005, and the related statement of operations, stockholders' equity, and cash flows for the period from April 20, 2005 (inception) to July 18, 2005. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

   We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

   In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Alpha Security Group Corporation as of July 18, 2005, and the results of its operations and its cash flows for the period from April 20, 2005 (inception) to July 18, 2005, in conformity with United States generally accepted accounting principles.



/s/ GOLDSTEIN GOLUB KESSLER LLP
GOLDSTEIN GOLUB KESSLER LLP

New York, New York
August 11, 2005

                        ALPHA SECURITY GROUP CORPORATION
                    (A CORPORATION IN THE DEVELOPMENT STAGE)

                                 BALANCE SHEET



                             ASSETS
                                                                   JULY 18, 2005
                                                                   -------------
Current asset, cash ............................................     $  175,761
Deferred offering costs ........................................         32,500
                                                                     ----------
   Total assets ................................................     $  208,261
                                                                     ==========
              LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
 Accrued expenses ..............................................     $      936
 Notes payable, stockholders ...................................        187,802
                                                                     ----------
   Total liabilities ...........................................        188,738
                                                                     ==========
Commitments and contingencies
Stockholders' equity
 Preferred stock, $.0001 par value, authorized 1,000,000
   shares; none issued .........................................
 Common stock, $.0001 par value, authorized 100,000,000 shares;
   issued and outstanding 2,000,000 shares .....................            200
 Paid-in capital in excess of par ..............................         24,800
 Deficit accumulated during the development stage ..............         (5,477)
   Total stockholders' equity ..................................         19,523
                                                                     ----------
   Total liabilities and stockholders' equity ..................      $ 208,261
                                                                     ==========





                See accompanying notes to financial statements.

                        ALPHA SECURITY GROUP CORPORATION
                    (A CORPORATION IN THE DEVELOPMENT STAGE)

                            STATEMENT OF OPERATIONS



                                                                 FOR PERIOD FROM
                                                                  APRIL 20, 2005
                                                                  (INCEPTION) TO
                                                                  JULY 18, 2005
                                                                 ---------------
Formation and operating costs ................................      $    5,477
                                                                    ----------
Net loss .....................................................          (5,477)
                                                                    ==========
Weighted average shares outstanding (basic and diluted) ......       2,000,000
                                                                    ==========
Net loss per share (basic and diluted) .......................      $    (0.00)
                                                                    ==========





                See accompanying notes to financial statements.

                        ALPHA SECURITY GROUP CORPORATION
                    (A CORPORATION IN THE DEVELOPMENT STAGE)

                       STATEMENT OF STOCKHOLDERS' EQUITY



                                                  FOR PERIOD FROM APRIL 20, 2005 (INCEPTION) TO JULY 18, 2005
                                              ---------------------------------------------------------------------
                                                    COMMON STOCK                                DEFICIT ACCUMULATED
                                             -------------------------    PAID-IN CAPITAL IN        DURING THE        STOCKHOLDERS'
SHARES                                        AMOUNT     EXCESS OF PAR     DEVELOPMENT STAGE          EQUITY
                                             ---------   -------------    ------------------    -------------------   -------------
Common shares
  issued July 18, 2005
  at $.0125..............................    2,000,000        $200              $24,800               $    --            $25,000
Net loss.................................           --          --                   --               $(5,477)            (5,477)
                                             ---------        ----              -------               -------            -------
Balances, at July 18, 2005...............    2,000,000        $200              $24,800               $(5,477)           $19,523
                                             =========        ====              =======               =======            =======





                See accompanying notes to financial statements.

                        ALPHA SECURITY GROUP CORPORATION
                    (A CORPORATION IN THE DEVELOPMENT STAGE)

                            STATEMENT OF CASH FLOWS



                                                                   PERIOD FROM
                                                                 APRIL 20, 2005
                                                                   (INCEPTION)
                                                                TO JULY 18, 2005
                                                                ----------------
Cash flows from operating activities
 Net loss ...................................................       $ (5,477)
Adjustments to reconcile net loss to net cash used in
  operating activities:
 Changes in:
   Accrued expenses .........................................            936
                                                                    --------
Net cash used in operating activities .......................         (4,541)
                                                                    --------
Cash flows from financing activities
 Proceeds from notes payable, stockholders ..................        187,802
 Proceeds from sale of common stock .........................         25,000
 Payments made for deferred offering costs ..................        (32,500)
                                                                    --------
Net cash provided by financing activities ...................        180,302
                                                                    --------
Net increase in cash and cash at end of period ..............       $175,761
                                                                    ========





                See accompanying notes to financial statements.

                        ALPHA SECURITY GROUP CORPORATION
                    (A CORPORATION IN THE DEVELOPMENT STAGE)

                         NOTES TO FINANCIAL STATEMENTS

1. ORGANIZATION, PROPOSED BUSINESS OPERATIONS AND SUMMARY OF SIGNIFICANT ACCOUNTING
   POLICIES



Nature of Operations

   Alpha Security Group Corporation (the "Company") was incorporated in Delaware on April 20, 2005 as a blank check company whose objective is to acquire, through a merger, capital stock exchange, asset acquisition or other similar business combination, one or more businesses in the homeland security or defense industries or a combination thereof.

   At July 18, 2005, the Company had not yet commenced any operations. All activity through July 18, 2005 relates to the Company's formation and the proposed public offering described below. The Company has selected December 31 as its fiscal year-end.

   The Company's ability to commence operations is contingent upon obtaining adequate financial resources through a proposed public offering ("Proposed Offering") which is discussed in Note 2. The Company's management has broad discretion with respect to the specific application of the net proceeds of this Proposed Offering, although substantially all of the net proceeds of this Proposed Offering are intended to be generally applied toward consummating a business combination with an operating company. As used herein, a "target business" shall include assets or an operating business in the homeland security or defense industries, or a combination thereof, and a "business combination" shall mean the acquisition by the Company of such assets or a target business.

   Upon the closing of the Proposed Offering, $57,210,000 or 89% of the gross proceeds of this offering ($7.15 per unit) will be placed in a trust account (the "Trust Account") at JP Morgan Chase NY Bank maintained by American Stock Transfer & Trust Company, the Company's transfer agent, and invested until the earlier of (i) the consummation of the Company's first business combination or
(ii) the liquidation of the Company. The remaining proceeds may be used to pay for business, legal and accounting due diligence on prospective acquisitions and continuing general and administrative expenses.

   The Company, after signing a definitive agreement for the acquisition of a target business, will submit such transaction for stockholder approval. In the event that stockholders owning 20% or more of the outstanding stock excluding, for this purpose, those persons who were stockholders prior to the Proposed Offering, vote against the business combination, the business combination will not be consummated. All of the Company's stockholders prior to the Proposed Offering, including all of the officers and directors of the Company ("Initial Stockholders"), have agreed to vote their 2,000,000 founding shares of common stock in accordance with the vote of the majority in interest of all other stockholders of the Company ("Public Stockholders") with respect to any business combination. After consummation of the Company's first business combination, the aforementioned voting provision will no longer be applicable.

   With respect to the first business combination which is approved and consummated, any Public Stockholder who voted against the business combination may demand that the Company redeem his or her shares. The per share redemption price will equal the amount in the Trust Account as of the record date for determination of stockholders entitled to vote on the business combination divided by the number of shares of common stock held by Public Stockholders at the consummation of the Proposed Offering. Accordingly, Public Stockholders holding 19.99% of the aggregate number of shares owned by all Public Stockholders may seek redemption of their shares in the event of a business combination. Such Public Stockholders are entitled to receive their per share interest in the Trust Account computed without regard to the shares held by Initial Stockholders.

                        ALPHA SECURITY GROUP CORPORATION
                    (A CORPORATION IN THE DEVELOPMENT STAGE)

                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

1. ORGANIZATION, PROPOSED BUSINESS OPERATIONS AND SUMMARY OF SIGNIFICANT ACCOUNTING
   POLICIES -- (CONTINUED)



   The Company's Certificate of Incorporation provides for mandatory liquidation of the Company, without stockholder approval, in the event that the Company does not consummate a business combination within 18 months from the date of the consummation of the Proposed Offering, or 24 months from the consummation of the Proposed Offering if a letter of intent, agreement in principle or definitive agreement has been executed within 18 months after consummation of this offering and the business combination has not yet been consummated within such 18 month period. In the event of liquidation, it is likely that the per share value of the residual assets remaining available for distribution (including Trust Account assets) will be less than the initial public offering price per share in the Proposed Offering (assuming no value is attributed to the Warrants contained in the Units to be offered in the Proposed Offering discussed in Note 2).

Income Taxes

   The Company recorded a deferred income tax asset of approximately $1,862 for the tax effect of net operating loss carryforwards and temporary differences, aggregating $5,477. In recognition of the uncertainty regarding the ultimate amount of income tax benefits to be derived, the Company has recorded a full valuation allowance at July 18, 2005.

   The effective tax rate differs from the statutory rate of 34% due to the increase in the valuation allowance.

Recently issued accounting pronouncements

   Management does not believe that any recently issued, but not yet effective, accounting standards if currently adopted would have a material effect on the accompanying financial statements.

Loss Per Common Share

   Loss per share is computed by dividing net loss by the weighted-average number of shares of common stock outstanding during the period.

Use of Estimates

   The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of expenses during the reporting period. Actual results could differ from those estimates.

2. PROPOSED PUBLIC OFFERING

   The Proposed Offering calls for the Company to offer for public sale up to 8,000,000 units ("Units") at a price of $8.00 per unit. Each Unit consists of one share of the Company's common stock, $.0001 par value, and one Redeemable Common Stock Purchase Warrant ("Warrant"). Each Warrant will entitle the holder to purchase from the Company one share of common stock at an exercise price of $6.00 commencing the later of the completion of a business combination with a target business or one year from the effective date of the Proposed Offering and expiring four years from the date of the prospectus. An additional 1,200,000 units may be issued on exercise of a 45-day option granted to the underwriters to cover any over-allotments. The Warrants will be redeemable at a price of $.01 per Warrant upon 30 days notice after the Warrants become exercisable, only in the event that the last sale price of the common stock is at least $11.50 per share for any 20 trading days within a 30 trading day period ending on the third business day prior to date on which notice of redemption is given.

                        ALPHA SECURITY GROUP CORPORATION
                    (A CORPORATION IN THE DEVELOPMENT STAGE)

                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

3. DEFERRED OFFERING COSTS

   Deferred offering costs consist principally of professional fees and other fees incurred through the balance sheet date that are related to the Proposed Offering and that will be charged to capital upon the receipt of the capital raised.

4. NOTES PAYABLE, STOCKHOLDERS

   The Company issued unsecured promissory notes ("Notes") to two of its executive officers totaling $187,802 on May 18, 2005. The Notes bear no interest and are payable on the earlier of May 18, 2006 or the consummation of the Proposed Offering. Due to the short-term nature of the Notes, the fair value of the Notes approximate their carrying value.

5. COMMITMENTS AND CONTINGENCIES

   The Company has agreed to pay to an affiliated third party, $7,500 a month for 24 months for office space and general and administrative expenses.

   The Chief Executive Officer, President and Co-Chairman of the Board of Directors has agreed that after this offering is completed and within the first 60 days after separate trading of the warrants has commenced, he or certain of his affiliates or designees will collectively purchase up to $1.0 million of warrants in the public marketplace at prices not to exceed $1.20 per warrant. The Chief Executive Officer, President and Co-Chairman of the Board of Directors has further agreed that any warrants purchased by him or his affiliates or designees will not be sold or transferred until the completion of a business combination. In addition, subject to any regulatory restrictions, the representative of the several underwriters, or certain of its principals, affiliates or designees has agreed to purchase up to $500,000 of warrants in the public marketplace at prices not to exceed $1.20 per warrant.

   The Company has agreed that upon completion of the Proposed Offering it will sell to the representative of the underwriters, for $100, an option to purchase up to a total of 560,000 units. The units issuable upon exercise of this option are identical to those offered by this prospectus. This option is exercisable at $8.80 per unit commencing after 180 days from the date of this prospectus and expiring four years from the date of this prospectus. The option and the 560,000 units, the 560,000 shares of common stock and the 560,000 warrants underlying such units, and the 560,000 shares of common stock underlying such warrants, have been deemed compensation by the National Association of Securities Dealers ("NASD") and are therefore subject to a 180-day lock-up pursuant to Rule 2710(g)(1) of the NASD Conduct Rules. Additionally, the option may not be sold, transferred, assigned, pledged or hypothecated for a one-year period (including the foregoing 180-day period) following the date of this prospectus. However, the option may be transferred to any underwriter and selected dealer participating in the offering and their bona fide officers or partners.

   The Company has engaged the representative of the underwriters, on a non-exclusive basis, as its agent for the solicitation of the exercise of the warrants. To the extent not inconsistent with the guidelines of the NASD and the rules and regulations of the Securities and Exchange Commission, the Company has agreed to pay the representative for bona fide services rendered a cash commission equal to 5% of the exercise price for each warrant exercised more than one year after the date of this prospectus if the exercise was solicited by the representative. In addition to soliciting, either orally or in writing, the exercise of the warrants, the representative's services may also include disseminating information, either orally or in writing, to warrant holders about the Company or the market for the Company's securities, and assisting in the processing of the exercise of the warrants. No compensation will be paid to the representative upon the exercise of the warrants if:

   o the market price of the underlying shares of common stock is lower than the exercise price;

                        ALPHA SECURITY GROUP CORPORATION
                    (A CORPORATION IN THE DEVELOPMENT STAGE)

                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

5. COMMITMENTS AND CONTINGENCIES -- (CONTINUED)

   o the holder of the warrants has not confirmed in writing that the representative solicited the exercise;

   o the warrants are held in a discretionary account;

   o the warrants are exercised in an unsolicited transaction; or

   o the arrangement to pay the commission is not disclosed in the prospectus provided to warrant holders at the time of exercise.

6. PREFERRED STOCK

   The Company is authorized to issue 1,000,000 shares of preferred stock with such designations, voting and other rights and preferences, as may be determined from time to time by the Board of Directors.

===============================================================================



    UNTIL [ ], 2005, ALL DEALERS THAT EFFECT TRANSACTIONS IN THESE SECURITIES, WHETHER OR NOT PARTICIPATING IN THIS OFFERING, MAY BE REQUIRED TO DELIVER A PROSPECTUS. THIS IS IN ADDITION TO THE DEALERS' OBLIGATION TO DELIVER A PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.

    NO DEALER, SALESPERSON OR ANY OTHER PERSON IS AUTHORIZED TO GIVE ANY INFORMATION OR MAKE ANY REPRESENTATIONS IN CONNECTION WITH THIS OFFERING OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS AND, IF GIVEN OR MADE, THE INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY US. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY SECURITY OTHER THAN THE SECURITIES OFFERED BY THIS PROSPECTUS, OR AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY SECURITIES BY ANYONE IN ANY JURISDICTION IN WHICH THE OFFER OR SOLICITATION IS NOT AUTHORIZED OR IS UNLAWFUL.



                               TABLE OF CONTENTS



                                                                            Page
                                                                            ----
Prospectus Summary ......................................................      1
Summary Financial Data ..................................................      8
Risk Factors ............................................................      9
Use of Proceeds .........................................................     25
Dilution ................................................................     28
Capitalization ..........................................................     29
Management's Discussion and Analysis of Financial Condition and Results
  of Operations..........................................................     30
Proposed Business .......................................................     32
Management ..............................................................     45
Principal Stockholders ..................................................     50
Certain Relationships and Related Transactions ..........................     52
Description of Securities ...............................................     54
Underwriting ............................................................     58
Legal Matters ...........................................................     62
Experts .................................................................     62
Where You Can Find Additional Information ...............................     63
Index to Financial Statements ...........................................    F-1


===============================================================================

===============================================================================






                                  $64,000,000




                              ALPHA SECURITY GROUP
                                  CORPORATION


                                   8,000,000
                                     UNITS





                            ------------------------

                                   PROSPECTUS

                            ------------------------








                                MAXIM GROUP LLC








                                 ________, 2005



===============================================================================

                                    PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS


ITEM 13. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

   The estimated expenses payable by us in connection with the offering described in this registration statement (other than the underwriting discount and commissions and the representative's non-accountable expense allowance) will be as follows:

    Initial Trustees' fee ...............................................   $  1,000(1)
    SEC Registration Fee ................................................     16,135
    NASD filing fee .....................................................     14,209
    Accounting fees and expenses ........................................     25,000
    Printing and engraving expenses .....................................     50,000
    Directors & Officers liability insurance premiums ...................     70,000(2)
    Legal fees and expenses .............................................    250,000
    Blue sky services and expenses ......................................     50,000
    Miscellaneous .......................................................     28,656(3)
                                                                            --------
       Total ............................................................   $505,000
                                                                            ========

---------------
(1) In addition to the initial acceptance fee that is charged by American Stock Transfer & Trust Company, as trustee following the offering, the registrant will be required to pay to American Stock Transfer & Trust Company annual fees of approximately $3,000 for acting as trustee, approximately $4,800 for acting as transfer agent of the registrant's common stock, approximately $2,400 for acting as warrant agent for the registrant's warrants and approximately $1,800 for acting as escrow agent.
(2) This amount represents the approximate amount of Director and Officer liability insurance premiums that we anticipate paying following the consummation of our initial public offering and until we consummate a business combination.
(3) This amount represents additional expenses that may be incurred by us in connection with the offering over and above those specifically listed above, including distribution and mailing costs.

ITEM 14. INDEMNIFICATION OF DIRECTORS AND OFFICERS

   Our certificate of incorporation provides that all of our directors, officers, employees and agents shall be entitled to be indemnified by us to the fullest extent permitted by Section 145 of the Delaware General Corporation Law.

   Section 145 of the Delaware General Corporation Law concerning indemnification of officers, directors, employees and agents is set forth below.

   "Section 145. Indemnification of officers, directors, employees and agents; insurance.

   (a) A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person's conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that the person's conduct was unlawful.

   (b) A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

   (c) To the extent that a present or former director or officer of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and (b) of this section, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection therewith.

   (d) Any indemnification under subsections (a) and (b) of this section (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the present or former director, officer, employee or agent is proper in the circumstances because the person has met the applicable standard of conduct set forth in subsections (a) and (b) of this section. Such determination shall be made, with respect to a person who is a director or officer at the time of such determination, (1) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, or
(2) by a committee of such directors designated by majority vote of such directors, even though less than a quorum, or (3) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (4) by the stockholders.

   (e) Expenses (including attorneys' fees) incurred by an officer or director in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the corporation as authorized in this section. Such expenses (including attorneys' fees) incurred by former directors and officers or other employees and agents may be so paid upon such terms and conditions, if any, as the corporation deems appropriate.

   (f) The indemnification and advancement of expenses provided by, or granted pursuant to, the other subsections of this section shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person's official capacity and as to action in another capacity while holding such office.

   (g) A corporation shall have power to purchase and maintain insurance on behalf of any person who is or was director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person's status as such, whether or not the corporation would have the power to indemnify such person against such liability under this section.

   (h) For purposes of this section, references to "the corporation" shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under this section with respect to the resulting or surviving corporation as such person would have with respect to such constituent corporation if its separate existence had continued.

   (i) For purposes of this section, references to "other enterprises" shall include employee benefit plans; references to "fines" shall include any excise taxes assessed on a person with respect to any employee benefit plan; and references to "serving at the request of the corporation" shall include any service as a director, officer, employee or agent of the corporation which imposes duties on, or involves services by, such director, officer, employee or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner such person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of the corporation" as referred to in this section.

   (j) The indemnification and advancement of expenses provided by, or granted pursuant to, this section shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

   (k) The Court of Chancery is hereby vested with exclusive jurisdiction to hear and determine all actions for advancement of expenses or indemnification brought under this section or under any bylaw, agreement, vote of stockholders or disinterested directors, or otherwise. The Court of Chancery may summarily determine a corporation's obligation to advance expenses (including attorneys' fees)."

   Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers, and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment of expenses incurred or paid by a director, officer or controlling person in a successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to the court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

   Paragraph B of Article Eighth of our certificate of incorporation provides:

   "The Corporation, to the full extent permitted by Section 145 of the GCL, as amended from time to time, shall indemnify all persons whom it may indemnify pursuant thereto. Expenses (including attorneys' fees) incurred by an officer or director in defending any civil, criminal, administrative, or investigative action, suit or proceeding for which such officer or director may be entitled to indemnification hereunder shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the Corporation as authorized hereby."

   Pursuant to the Underwriting Agreement filed as Exhibit 1.1 to this Registration Statement, we have agreed to indemnify the underwriters, and the underwriters have agreed to indemnify us, against certain civil liabilities that may be incurred in connection with this offering, including certain liabilities under the Securities Act.

ITEM 15. RECENT SALES OF UNREGISTERED SECURITIES

   (a) During the past three years, we sold the following shares of common stock without registration under the Securities Act:

                                                                                 NUMBER OF
          STOCKHOLDERS                                                             SHARES
          ------------                                                           ---------
          Steven M. Wasserman ................................................    975,000
          Robert B. Blaha ....................................................    525,000
          Tukwila Group LLC ..................................................    125,000
          Gary E. Johnson ....................................................     62,500
          Michael Weinstein ..................................................     62,500
          Robert T. Herres ...................................................     62,500
          Carol A. DiBattiste ................................................     62,500
          Ronald R. Fogleman .................................................     62,500
          Laura Haffner ......................................................     62,500




   Such shares were issued on July 14, 2005 in connection with our organization pursuant to the exemption from registration contained in Section 4(2) of the Securities Act as they were sold to sophisticated, wealthy individuals and an entity. The shares issued to the individuals and entity above were sold for an aggregate offering price of $25,000 at an average purchase price of $0.0125 per share. No underwriting discounts or commissions were paid with respect to such sales.

ITEM 16. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

   (a) The following exhibits are filed as part of this Registration
Statement:

EXHIBIT NO.          DESCRIPTION

    1.1             Form of Underwriting Agreement. *

    1.2             Form of Selected Dealers Agreement. *

    3.1             Amended and Restated Certificate of Incorporation.

    3.2             By-laws.

    4.1             Specimen Unit Certificate.

    4.2             Specimen Common Stock Certificate.

    4.3             Specimen Warrant Certificate.

    4.4 Form of Warrant Agreement between American Stock Transfer & Trust Company and the Registrant. *

    5.1             Opinion of Eiseman Levine Lehrhaupt & Kakoyiannis PC. *

   10.1.1 Letter Agreement among the Registrant, Maxim Group LLC and Steven Wasserman.

   10.1.2 Letter Agreement among the Registrant, Maxim Group LLC and Tukwila Group LLC.

   10.1.3 Letter Agreement among the Registrant, Maxim Group LLC and Robert B. Blaha.

   10.1.4 Letter Agreement among the Registrant, Maxim Group LLC and Michael Weinstein.

   10.1.5 Letter Agreement among the Registrant, Maxim Group LLC and Carol A. DiBattiste.

   10.1.6 Letter Agreement among the Registrant, Maxim Group LLC and Robert T. Herres.

   10.1.7 Letter Agreement among the Registrant, Maxim Group LLC and Gary E. Johnson.

   10.1.8 Letter Agreement among the Registrant, Maxim Group LLC and Ronald R. Fogleman.

   10.1.9 Letter Agreement among the Registrant, Maxim Group LLC and Laura Haffner.

   10.2 Form of Investment Management Trust Agreement between American Stock Transfer & Trust Company and the Registrant.*

   10.3 Form of Stock Escrow Agreement between the Registrant, American Stock Transfer & Trust Company and the Initial Stockholders. *

   10.4 Form of Registration Rights Agreement among the Registrant and the Initial Stockholders.*

   10.5.1 Office Services Agreement by and between the Registrant and ASG Management, Inc.

   10.6.1 Promissory Note, dated May 18, 2005, issued to Steven Wasserman, in the principal amount of $137,802.50.

   10.6.2 Promissory Note, dated May 18, 2005, issued to Robert Blaha, in the principal amount of $50,000.

   10.7 Form of Unit Option Purchase Agreement between the Registrant and Maxim Group LLC.*

   10.8 Form of Warrant Purchase Agreement by and between the Registrant, Steven Wasserman and Maxim Group LLC. *

   23.1             Consent of Goldstein Golub Kessler LLP

   23.2 Consent of Eiseman Levine Lehrhaupt & Kakoyiannis PC (included in Exhibit 5.1). *

   24 Power of Attorney (included in signature page to Registration Statement).

*   to be filed by amendment

ITEM 17. UNDERTAKINGS

   (a) The undersigned registrant hereby undertakes:

   (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

      i. To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

      ii. To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

      iii. To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

   (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

   (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

   (b) The undersigned hereby undertakes to provide to the underwriter at the closing specified in the underwriting agreements, certificates in such denominations and registered in such names as required by the underwriter to permit prompt delivery to each purchaser.

   (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

   (d) The undersigned registrant hereby undertakes that:

   (1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

   (2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURE


   Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on the 31st day of August, 2005.

                                 ALPHA SECURITY GROUP CORPORATION

                                 By: /s/ Steven M. Wasserman
                                      -----------------------------------------
                                     Name: Steven M. Wasserman
                                     Title: Chief Executive Officer and
                                     President


                               POWER OF ATTORNEY

   KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Steven M. Wasserman his true and lawful attorney-in-fact, with full power of substitution and resubstitution for him and in his name, place and stead, in any and all capacities to sign any and all amendments including post-effective amendments to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorney-in-fact or his substitute, each acting alone, may lawfully do or cause to be done by virtue thereof.

   Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

                  NAME                                            POSITION                                        DATE
                  ----                                            --------                                        ----
/s/ Steven M. Wasserman                    Chief Executive Officer, President, Secretary and Co-             August 31, 2005
---------------------------------------    Chairman of the Board of Directors (Principal
Steven M. Wasserman                        Executive Officer, Principal Financial Officer and
                                           Principal Accounting Officer)


/s/ Gary E. Johnson                        Co-Chairman of the Board of Directors                             August 31, 2005
---------------------------------------
Gary E. Johnson


/s/ Robert B. Blaha                        Chief Management Officer,                                         August 31, 2005
---------------------------------------    Executive Vice President and a Director
Robert B. Blaha


/s/ Robert T. Herres                       Director                                                          August 31, 2005
---------------------------------------
Robert T. Herres


/s/ Carol A. DiBattiste                    Director                                                          August 31, 2005
---------------------------------------
Carol A. DiBattiste


/s/ Ronald R. Fogleman                     Director                                                          August 31, 2005
---------------------------------------
Ronald R. Fogleman

                                 EXHIBIT INDEX


EXHIBIT                            DESCRIPTION
  NO.
 1.1         Form of Underwriting Agreement. *

 1.2         Form of Selected Dealers Agreement. *

 3.1         Amended and Restated Certificate of Incorporation.

 3.2         By-laws.

 4.1         Specimen Unit Certificate.

 4.2         Specimen Common Stock Certificate.

 4.3         Specimen Warrant Certificate.

 4.4         Form of Warrant Agreement between American Stock Transfer & Trust Company and the Registrant. *

 5.1         Opinion of Eiseman Levine Lehrhaupt & Kakoyiannis PC. *

10.1.1       Letter Agreement among the Registrant, Maxim Group LLC and Steven Wasserman.

10.1.2       Letter Agreement among the Registrant, Maxim Group LLC and Tukwila Group LLC.

10.1.3       Letter Agreement among the Registrant, Maxim Group LLC and Robert B. Blaha.

10.1.4       Letter Agreement among the Registrant, Maxim Group LLC and Michael Weinstein.

10.1.5       Letter Agreement among the Registrant, Maxim Group LLC and Carol A. DiBattiste.

10.1.6       Letter Agreement among the Registrant, Maxim Group LLC and Robert T. Herres.

10.1.7       Letter Agreement among the Registrant, Maxim Group LLC and Gary E. Johnson.

10.1.8       Letter Agreement among the Registrant, Maxim Group LLC and Ronald R. Fogleman.

10.1.9       Letter Agreement among the Registrant, Maxim Group LLC and Laura Haffner.

10.2         Form of Investment Management Trust Agreement between American Stock Transfer & Trust Company and the Registrant.*

10.3         Form of Stock Escrow Agreement between the Registrant, American Stock Transfer & Trust Company and the Initial
             Stockholders. *

10.4         Form of Registration Rights Agreement among the Registrant and the Initial Stockholders.*

10.5.1       Office Services Agreement by and between the Registrant and ASG Management, Inc.

10.6.1       Promissory Note, dated May 18, 2005, issued to Steven Wasserman, in the amount of $137,802.50.

10.6.2       Promissory Note, dated May 18, 2005, issued to Robert Blaha, in the amount of $50,000.

10.7         Form of Unit Option Purchase Agreement between the Registrant and Maxim Group LLC.*

10.8         Form of Warrant Purchase Agreement by and between the Registrant, Steven Wasserman and Maxim Group LLC. *

23.1         Consent of Goldstein Golub Kessler LLP

23.2         Consent of Eiseman Levine Lehrhaupt & Kakoyiannis PC (included in Exhibit 5.1). *

24           Power of Attorney (included in signature page to Registration Statement).




* to be filed by amendment